As filed with the Securities and Exchange Commission on March 21, 2014

Registration No. 333-193522

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENERGOUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	335900	46-1318953
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

303 Ray Street

Pleasanton, CA, 94566

(925) 344-4200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen R. Rizzone

Chief Executive Officer

Energous Corporation

303 Ray Street

Pleasanton, CA, 94566

(925) 344-4200

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark R. Busch K&L Gates LLP 214 North Tryon St. , 47th Floor Charlotte, North Carolina 28202 Telephone: (704) 331-7440 Fax: (704) 353-3140	Andrew Hudders Golenbock Eiseman Assor Bell & Peskoe LLP 437 Madison Avenue - 40th Floor New York, New York 10022 Telephone: (212) 907-7349 Fax: (212) 754-0330

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock (2)	4,600,000	$6.00	$27,600,000	$3,554.88
Underwriter Warrant (3)(4)	1		$100	$0.01
Shares of common stock underlying Underwriter Warrant (5)	460,000	$7.50	$3,450,000	$444.36
Total Registration Fee (6)			$31,050,100	$3,999.25

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Includes 600,000 shares of common stock representing 15% of the shares offered to the public that the underwriter has the option to purchase to cover over-allotments, if any.

(3)	No registration fee required pursuant to Rule 457(g) under the Securities Act of 1933.

(4)

Represents a warrant granted to the underwriter to purchase shares of common stock in an amount up to 10% of the number of shares sold to the public in this offering. See “Underwriting” beginning on page 53 of the prospectus contained within this Registration Statement for information on underwriting arrangements relating to this offering.

(5)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares of common stock of the registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(6)	$3,332.71 previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment, which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MARCH 21, 2014

PRELIMINARY PROSPECTUS

4,000,000 Shares of Common Stock

ENERGOUS CORPORATION

We are offering 4,000,000 shares of our common stock, $0.00001 par value, in a firm commitment underwritten offering, which share number reflects our proposed one for 3.99 reverse stock split (the “reverse stock split”) described in this prospectus.  After the effectiveness of the registration statement, of which this prospectus is a part, and concurrently with the pricing of the offering, we will effect the reverse stock split.

This is an initial public offering of our common stock.  We expect the public offering price to be $6.00 per share (assuming the reverse stock split).  There is presently no public market for our common stock.  We have applied for listing of our common stock on the Nasdaq Capital Market under the symbol “WATT,” which listing we expect to occur upon consummation of this offering.  No assurance can be given that our application will be approved.  If our application to the Nasdaq Capital Market is not approved or we otherwise determine that we will not be able to secure the listing of the common stock on the Nasdaq Capital Market, we will not complete the offering or effect the reverse stock split.

We are an “emerging growth company” under the federal securities laws and will have the option to use reduced public company reporting requirements.  Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 9 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

MDB Capital Group, LLC is the underwriter for our initial public offering.   MDB Capital Group, LLC has rendered advisory services to us in the past and has acted as our placement agent in connection with the placement of our senior secured convertible promissory notes completed in May 2013.

If we sell all of the common stock we are offering, we will pay to MDB Capital Group, LLC $1.92 million, or, 8.0% of the gross proceeds of this offering and non-accountable expenses equal to $175,000.  For a more complete discussion of the compensation we will pay to the underwriter, please see the section of this prospectus titled “Underwriting.”  In connection with this offering, we have also agreed to issue to MDB Capital Group, LLC a warrant to purchase shares of our common stock in an amount up to 10% of the shares of common stock sold in the public offering, with an exercise price equal to 125% of the per-share public offering price.

	Per Share	Total
Public offering price	$6.000	$24,000,000
Underwriting discount	$0.480	$1,920,000
Proceeds, before expenses, to us	$5.520	$22,080,000

(1)	Does not include a non-accountable expense allowance equal to $175,000 payable to MDB Capital Group, LLC, the underwriter. See “Underwriting” for a description of compensation payable to the underwriter.

The underwriter may also purchase an additional 600,000 shares of our common stock (assuming the reverse stock split) amounting to 15% of the number of shares offered to the public, within 45 days of the date of this prospectus, to cover over-allotments, if any, on the same terms set forth above.

The underwriter expects to deliver the shares on or about _____________________, 2014.

MDB Capital Group, LLC

The date of this prospectus is _______________, 2014.

Unless otherwise stated or the context otherwise requires, the terms “Energous,” “DvineWave,” “we,” “us,” “our” and the “Company” refer to Energous Corporation.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with additional or different information.  The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

No dealer, salesperson or any other person is authorized in connection with this offering to give any information or make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any circumstance in which the offer or solicitation is not authorized or is unlawful.

-i-

Prospectus Summary

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision.  You should carefully read this entire prospectus, as well as the information to which we refer you, before deciding whether to invest in our common stock.  You should pay special attention to the “Risk Factors” section of this prospectus to determine whether an investment in our common stock is appropriate for you.

This registration statement, including the exhibits and schedules thereto, contains additional relevant information about us and our securities.  With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed or incorporated by reference as an exhibit to the registration statement.

About Energous Corporation

We are a development stage technology company. We are developing technology that can enable wireless charging or powering of electronic devices at distance. We believe our technology is a novel approach, in that it charges or powers devices by surrounding them with a three dimensional (“3D”) pocket of energy formed by radio frequencies (“RF pocket”). In our laboratory, our prototype devices have enabled wireless transmission of energy from a transmitter (similar in size and shape to a Wi-Fi router) to multiple receiver test boards at a distance of up to 15 feet. Our test boards are constructed from commercially available parts and components, are not optimized for our receiver application and are too large to be incorporated in commercially marketed products. We intend to develop a receiver chip to integrate into additional test devices. We believe this receiver chip will optimize our technology into a significantly smaller space and allow for the incorporation or our receiver technology into various products. If the receiver chip we expect to develop is integrated into a low-power (under 10 watts) electronic device, the chip should be able to utilize the received energy to either power the device directly or charge the battery that powers the device. We are also developing management and control of our solution through a software application that will ultimately reside on the device being charged. We believe that if our development efforts are successful, our transmitter/receiver solution will initially be able to power or charge multiple electronic devices at up to 1.5 watts at distances of up to 30 feet. Subsequent development efforts will focus on increasing the charging wattage, increasing the distance of charging, enhancing reliability, enhancing management and control of the solution and reducing design cost.

We were incorporated in Delaware on October 30, 2012 under the name of DvineWave Inc. and changed our name to Energous Corporation in January 2014. The address of our corporate headquarters is 303 Ray Street, Pleasanton, CA, 94566 and our telephone number is (925) 344-4200.  Our website can be accessed at www.energous.com.  The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus.

Our Technology

The wireless charging solution we are developing employs 3D “pocketforming.” The solution has two main hardware components: a transmitter, which creates the RF pocket; and one or many receivers connected to electronic devices, which receive the power from the RF pocket. Today this solution is able to send wattage from the transmitter to individual receiver test boards.

Our transmitter locates the receiver(s) in a 3-dimensional space. Next, the transmitter generates a proprietary waveform to create an RF pocket around the receiver(s). We expect that the receiver chips we intend to develop will gather power from this RF pocket. We believe that these proposed receiver chips would then be able to either charge rechargeable-battery devices, or power low–power (under 10 watts) devices that would otherwise need a battery or a connection to a power outlet. Our transmitter uses proprietary software algorithms to dynamically direct, focus and control our proprietary waveform in three dimensions. We believe this control will allow for transmission of energy to a moving object (such as a mobile phone in a user’s pocket).

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Our Business Strategy

We intend to license our technology to various consumer electronics companies. We intend to pursue this path because we believe there are several market verticals to which our technology can apply, and we believe that this is the most capital-efficient manner in which we can address many of them at once. We intend to target all aspects of the consumer electronics supply chain. This includes:

•	Manufacturers of individual electronic components, such as antennae and integrated batteries.

•	Original equipment manufacturers (“OEMs”), which manufacture products for sale under another firm’s brand.

•	Original design manufacturers (“ODMs”), which also manufacture products for sale under another firm’s brand, but differ from OEMs in that they also design these products (either collaboratively with their customers or on their own). An ODM may engage multiple companies with similar designs that are then marketed under several different end customers’ brands.

•	Branded consumer electronics firms, some of which design their own products and manufacture them through OEMs, and some of which are value-added resellers that rely on an ODM to design and manufacture their products.

Collectively, we refer to these firms as the “consumer electronics supply chain”. We believe strategic relationships with key consumer electronics supply chain licensees will enable our technology to penetrate the marketplace much faster than it would if we manufactured, marketed and distributed products ourselves.  We believe this business model will allow us to concentrate our resources on projects more aligned to our core competency in generating licensable intellectual property through research-and-development. As we develop new applications for our technology, we expect to target new strategic relationships in different market sectors.

Nasdaq Listing and Reverse Stock Split

We have applied for listing of our common stock on the Nasdaq Capital Market. If our application to the Nasdaq Capital Market is not approved or we otherwise determine that we will not be able to secure the listing of the common stock on the Nasdaq Capital Market, we will not complete the offering.

On December 12, 2013 our board of directors and stockholders holding a majority of our outstanding voting power, approved resolutions authorizing our board of directors to effect a reverse split of our common stock at an exchange ratio of between one-for-two and one-for-ten, with our board of directors retaining the discretion as to whether to implement the reverse split and which exchange ratio to implement.  The reverse stock split is intended to allow us to meet the minimum share price requirement of The Nasdaq Capital Market.  In March 2014, our board of directors determined that following the effectiveness of the registration statement, of which this prospectus is a part, and prior to the closing of this offering, the board of directors will effect the reverse stock split at a ratio of 1 share for each 3.99 shares.

Except as otherwise indicated and except in our financial statements, all information regarding share amounts of common stock and prices per share of common stock contained in this prospectus assume the consummation of the reverse stock split to be effected following effectiveness of the registration statement, of which this prospectus is a part, and prior to the closing of this offering.

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Status as an Emerging Growth Company

We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act (the “JOBS Act”).  Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act) are required to comply with the new or revised financial accounting standard.  The JOBS Act also provides that a company can elect to opt out of the extended transition period provided by Section 102(b)(1) of the JOBS Act and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.  We have irrevocably elected to opt out of this extended transition period provided by Section 102(b)(1) of the JOBS Act.  Even though we have elected to opt out of the extended transition period, we may still take advantage of all of the other provisions of the JOBS Act, which include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Ability to Continue our Operations

Our net loss for the year ended December 31, 2013, for the period October 30, 2012 (inception) through December 31, 2012 and for the period October 31, 2012 (inception) through December 31, 2013, was $5,521,081, $21,287 and $5,542,368, respectively.

We will need financing to continue our operations, particularly for the support of our research and development efforts.  Beyond this offering, we have no committed sources of capital and do not know whether additional financing will be available when needed on terms that are acceptable, if at all.  The failure to satisfy our capital requirements will adversely affect our business, financial condition, results of operations and prospects.

Sale of Common Stock

On March 7, 2014, we entered into a stock purchase agreement with a strategic investor pursuant to which the investor agreed to purchase 210,526 shares of our common stock for gross proceeds of $1,000,000. In connection with this sale, we will pay MDB Capital Group a fee of $100,000. The shares to be issued will be subject to the one year lock-up and voting control agreement.

Convertible Promissory Notes

We issued $5.5 million in senior secured convertible promissory notes that bear simple interest at 6% and must be paid or converted into shares of our common stock on or before August 16, 2014.  We refer to these promissory notes as the “Convertible Notes” in this prospectus.   Upon consummation of a public offering of our common stock yielding gross proceeds of at least $10 million, all of the outstanding principal and interest accrued on the Convertible Notes will be converted in full into shares of our common stock. Assuming that this offering was completed on December 31, 2013, based on interest accrued through such date the Convertible Notes would have been converted into 1,902,651 shares of our common stock.

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Risks Related to Our Business

Our business is subject to a number of risks.  You should understand these risks before making an investment decision.  If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected.  In such case, the trading price of our common stock would likely decline, and you may lose all or part of your investment.  Below is a summary of some of the principal risks we face.  The risks are discussed more fully in the section of this prospectus below titled “Risk Factors.”

•	We are a development-stage technology company, have no history of generating revenue, have a history of operating losses, and we may never achieve or maintain profitability.

•	We expect that, unless we are able to obtain non-dilutive financing through licensing revenues or other strategic partner transactions, we will need additional capital and if we are unable to raise additional capital when and as needed in the future, we will not have sufficient funds to continue operations.

•	We may raise additional financing by issuing new securities that may have terms or rights superior to those of our shares of common stock, which could adversely affect the market price of our shares of common stock and our business.

•	Our technology under development is subject to regulation by the Federal Communications Commission and by other governmental agencies and we may have difficulty complying with applicable regulations.

•	Even if we do successfully commercialize our technology, it may never achieve widespread market acceptance.

•	Our industry is subject to intense competition and rapid technological change, which may result in products or new solutions that are superior to our technology under development or other future products we may bring to market from time to time. If we are unable to anticipate or keep pace with changes in the marketplace and the direction of technological innovation and customer demands, our technology may become less useful or obsolete and our operating results will suffer.

•	We may be unable to protect our intellectual property.

•	We expect to depend on third-party licensors to manufacture, market and distribute our technology under development or other future products. If these strategic partners and distributors fail to successfully manufacture, market and distribute our technology under development or other future products, our business will be materially harmed.

•	We could become subject to product liability claims, product recalls, and warranty claims that could be expensive, divert management’s attention and harm our business.

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THE OFFERING

The following summary contains basic information about our initial public offering and our common stock and is not intended to be complete.  It does not contain all of the information that may be important to you.  For a more complete understanding of our common stock, please refer to the section of this prospectus titled “Description of Capital Stock.”

Issuer	Energous Corporation, a Delaware corporation.

Common Stock Offered By Us	4,000,000 shares of common stock, par value $0.00001 per share.

Over-allotment Option	We have granted an option to our underwriter to purchase up to an additional 600,000 shares of common stock within 45 days of the date of this prospectus in order to cover over-allotments, if any.

Common Stock Outstanding Prior To This Offering	2,918,740 shares of common stock (1).

Public Offering Price	$6.00 per share

Common Stock Outstanding After This Offering	8,821,391 shares of common stock (1)(2)(3)

Use of Proceeds

We intend to use the net proceeds from our sale of common stock in this offering as follows: approximately $12.4 million will be used for product research, development, reference design development and product certifications, approximately $0.7 million will be used for the protection of our intellectual property, approximately $3.4 million will be used for sales and marketing activities, approximately $0.8 million will be used for the purchase of fixed assets which consists primarily of computer equipment and software, and the balance of the funds will be used for general and administrative expenses and other general corporate purposes. See “Use of Proceeds” and “Plan of Operation” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information.

Market And Trading Symbol For The Common Stock	There is currently no market for our common stock. We have applied for listing of our common stock on the Nasdaq Capital Market under the symbol “WATT”.

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Underwriter Common Stock Purchase Warrant

In connection with this offering, we have also agreed to sell to MDB Capital Group, LLC and its designees a warrant to purchase up to 10% of the shares of common stock sold in this offering. If this warrant is exercised, each share may be purchased by MDB Capital Group, LLC at $7.50 per share (125% of the price of the shares sold in this offering.) This warrant will have a five-year term and be subject to a six month lock-up. See “Underwriting” for additional information.

Lock-Up Agreements

Our officers, directors and employees, and 5% or greater holders of our equity securities as determined pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and MDB Capital, LLC and its transferees (with respect to the warrants originally issued on May 16, 2013) will have the securities they own locked up until the first anniversary of the Underwriting Agreement we will enter into in conjunction with this offering (the “One Year Lock-Up”). The purchasers of our senior secured convertible promissory notes are subject to lock-up requirements for periods that may last no more than 180 days following the date of this prospectus (the “ 180 Days Lock-Up”). The number of currently outstanding shares of common stock subject to the One Year Lock-Up totals 2,918,740 shares, the number of shares underlying options and warrants subject to the One Year Lock-Up totals 1,331,279 shares. The number of shares of common stock to be issued to the holders of our senior secured convertible promissory notes that will be subject to the 180 Days Lock-Up as of December 31, 2013 totals 1,902,651 shares. The warrant to purchase up to 10% of the shares of common stock sold in this offering we have agreed to issue MDB Capital Group, LLC in connection with this offering will also be subject to the 180 Days Lock-up. For more information about the lock-up agreements and requirements, see the section titled “Underwriting - Lock-Up Agreements” in this prospectus.

Offering Termination	If our application to the Nasdaq Capital Market is not approved or we otherwise determine that we will not be able to secure the listing of the common stock on the Nasdaq Capital Market, we will not complete the offering

(1)	The number of shares of our common stock to be outstanding both before and after this offering is based on the number of shares outstanding as of March 21, 2014 (assuming the issuance of 210,526 shares of common stock issuable pursuant to a stock purchase agreement dated March 7, 2014) and excludes:

•	848,315 shares of our common stock reserved for issuance under stock option agreements issued pursuant to our 2013 Equity Incentive Plan and 2014 Non-Employee Equity Compensation Plan at a weighted average exercise price of $2.58 per share;

•	482,964 shares of common stock reserved for issuance under outstanding warrants and non-statutory stock options at a weighted average exercise price of $1.55 per share (and 36,000 shares of common stock underlying warrants expected to be issued to a service provider following completion of the offering);

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•	1,377,443 shares of our common stock estimated to be reserved for future issuance under our 2013 Equity Incentive Plan (for further information, see “Description of Capital Stock - Stock Options and Warrants” below);

•	215,219 shares of our common stock reserved for future issuance under our 2014 Non-Employee Equity Compensation Plan;

•	shares to be issued upon conversion of interest accrued on our senior secured convertible promissory notes after December 31, 2013; and

•	shares of our common stock issuable upon exercise of the warrant to be issued to the underwriter representing ten percent of the number of shares offered by this prospectus.

Unless otherwise specifically stated, information throughout this prospectus assumes that none of the outstanding options or warrants to purchase shares of our common stock are exercised.

(2)	Unless otherwise indicated, the number of shares of common stock presented in this prospectus excludes shares issuable pursuant to the exercise of the underwriter’s over-allotment option.

(3)	This number includes 4,000,000 shares of common stock that will be issued in this offering and 1,902,651 shares of common stock that will be issued to the holders of our senior secured convertible promissory notes upon the completion of this offering.

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SUMMARY SELECTED FINANCIAL INFORMATION

The table below includes historical selected financial data for the year ended December 31, 2013, the period October 30, 2012 (inception) through December 31, 2012 and for the period October 30, 2012 (inception) through December 31, 2013, derived from our audited financial statements included elsewhere in this prospectus.

You should read the historical selected financial information presented below in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and our financial statements and the notes to those financial statements included elsewhere in this prospectus.  Historical results are not necessarily indicative of the results that may be expected for any future period.

	For the Year Ended December 31, 2013	For the Period October 30, 2012 (Inception) through December 31, 2012	For the Period October 30, 2012 (Inception) through December 31, 2013

STATEMENTS OF OPERATIONS:
Operating expenses:
Derivative instrument issuance expenses	$887,062	$-	$887,062
Research and development expenses	2,109,890	17,103	2,126,993
General and administrative expenses	1,204,896	4,184	1,209,080
Marketing expenses	233,622	-	233,622
Loss from operations	(4,435,470)	(21,287)	(4,456,757)
Other (expense) income:
Change in fair value of derivative liabilities	(177,000)	-	(177,000)
Interest expense	(908,611)	-	(908,611)
Other (expense) income, net	(1,085,611)	-	(1,085,611)
Net loss	$(5,521,081)	$(21,287)	$(5,542,368)
Basic and diluted net loss per common share	$(0.53)	$(0.00)
Weighted average shares outstanding, basic and diluted	10,441,916	7,680,000
Proforma net loss per share - basic and diluted (unaudited)	$(2.11)	$(0.01)
Proforma weighted average shares outstanding (unaudited)	2,617,022	1,924,812

	As of December 31, 2013	As of December 31, 2012
BALANCE SHEET DATA:
Cash and cash equivalents	$1,953,780	$994
Working capital (deficit)	$(5,629,982)	$(11,287)
Total assets	$2,365,867	$994
Total liabilities	$7,710,959	$12,281
Total stockholders’ (deficit)	$(5,345,092)	$(11,287)

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RISK FACTORS

We are subject to various risks that may materially harm our business, prospects, financial condition and results of operations.  An investment in our common stock is speculative and involves a high degree of risk.  In evaluating an investment in shares of our common stock, you should carefully consider the risks described below, together with the other information included in this prospectus.

If any of the events described in the following risk factors actually occurs, or if additional risks and uncertainties that are not presently known to us or that we currently deem immaterial later materialize, then our business, prospects, results of operations and financial condition could be materially adversely affected.  In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our shares.  The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Related to Our Business

We are a development-stage technology company, have no history of generating revenue, have a history of operating losses, and we may never achieve or maintain profitability.

We are a development-stage technology company. We have a limited operating history and only a preliminary business plan upon which investors may evaluate our prospects. We have never generated revenues and we have a history of losses from operations. As of December 31, 2013, we had an accumulated deficit of approximately $5,542,368. Our ability to achieve revenue-generating operations and, ultimately, achieve profitability will depend on whether we can obtain additional capital when we need it, complete the development of our technology and find customers who will purchase our future products and services. There can be no assurance that we will ever generate revenues or achieve profitability.

Our efforts may never demonstrate the feasibility of our technology.

We have developed a working prototype of our technology but significant additional research and development activity will be required before we achieve a commercial product. Our research and development efforts remain subject to all of the risks associated with the development of new products based on emerging technologies, including without limitation unanticipated technical or other problems and the possible insufficiency of funds needed in order to complete development of these products and enable us to render services. Technical problems may result in delays and cause us to incur additional expenses that would increase our losses. If we cannot complete, or if we experience significant delays in developing our technology, and products and services based on such technology, for use in potential commercial applications, particularly after incurring significant expenditures, our business may fail. In particular, to our knowledge, the technological concepts we are applying to develop commercial applications of wireless power for fixed and mobile low-power rechargeable devices have not been previously successfully applied by anyone else, if we fail to develop a practical, efficient or economical commercial product based on those technological concepts, our business may fail.

We expect to need FCC approval for our technology, which may be difficult to achieve, and existing laws or regulations or future legislative or regulatory changes may affect our business.

Our remote charging technology involves the transmission of power using radio frequency (“RF”) energy waves, which are subject to regulation by the Federal Communications Commission (“FCC”), and may be subject to regulation by other federal, state and local agencies. We intend to design our technology so that it will operate in the 2.4/5.8 GHz radio frequency range, which is the same range as Wi-Fi routers and several other wireless consumer electronics. For those types of products, the FCC grants what is known as Part 15 approval if, among other things, the specific absorption rate is below certain thresholds. In addition, because our technology involves the transmission of power greater than the power threshold limits of Part 15, we also expect to need to obtain FCC Part 18 approval. To our knowledge, the transmission of power using RF energy waves by a consumer product at the ranges we are proposing is novel and there can be no assurance that we will be able to obtain this FCC approval or that other governmental approvals will not be required. Our efforts to achieve required governmental approvals could be costly and time consuming and if we are unable to receive any such required approvals in a timely and cost-efficient manner our business and operating results may be materially adversely affected.

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The cost of compliance with new laws or regulations governing our technology or future products could adversely affect our financial results. New laws or regulations may impose restrictions or obligations on us that could force us to redesign our technology under development or other future products, and may impose restrictions that are not possible or practicable to comply with, which could cause our business to fail. We cannot predict the impact on our business of any legislation or regulations related to our technology or future products that may be enacted or adopted in the future.

We anticipate future losses and negative cash flow, and it is uncertain if or when we will become profitable.

We have not yet demonstrated our ability to generate revenue, and we may never be able to produce material revenues or operate on a profitable basis. As a result, we have incurred losses since our inception and expect to experience operating losses and negative cash flow for the foreseeable future.

We expect to expend significant resources on hiring of personnel and startup costs, including payroll and benefits, product testing and development, intellectual property development and prosecution, marketing and promotion, capital expenditures, working capital, general and administrative expenses, and fees and expenses associated with this offering. We expect to incur costs and expenses related to prototype development, consulting costs, laboratory development costs, obtaining regulatory approvals required for our technology and reference product designs, marketing and other promotional activities, hiring of personnel, and the continued development of relationships with strategic business partners. We are attempting to obtain the necessary working capital for operations, of which this offering is a part, but we may not be able to obtain financing in a sufficient amount or at all. We anticipate our losses will continue to increase from current levels during our development stage.

If we cannot generate sufficient revenue to finance our operations, we will require additional financing.

We anticipate that our future cash requirements may be significant. Even following completion of this offering we do not expect to have sufficient funds to implement our business plan, which includes completing the development of our technology and the license of our technology to consumer electronics supply chain firms. We expect that, unless we are able to obtain non-dilutive financing through licensing revenues or other strategic partner transactions, we will need to raise capital through new financings. Such financings could include equity financing, which may be dilutive to stockholders, or debt financing, which would likely restrict our ability to borrow from other sources. In addition, such securities may contain rights, preferences or privileges senior to those of the rights of our current stockholders. There can be no assurance that additional funds will be available on terms attractive to us, or at all. If adequate funds are not available, we may be required to curtail the development of our technology or materially curtail or reduce our operations. We could be forced to sell or dispose of our rights or assets. Any inability to raise adequate funds on commercially reasonable terms could have a material adverse effect on our business, results of operation and financial condition, including the possibility that a lack of funds could cause our business to fail and liquidate with little or no return to investors.

We may be unable to continue as a going concern if we do not successfully raise additional capital or if we fail to generate sufficient revenue from operations.

Our independent registered public accounting firm has issued an unqualified opinion with an explanatory paragraph to the effect that there is substantial doubt about our ability to continue as a going concern. The factors giving rise to this unqualified opinion with an explanatory paragraph could have a material adverse effect on our business, financial condition, results of operations and cash flows. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” and Note 2 to our financial statements included elsewhere in this prospectus.

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Primarily as a result of our lack of revenue, history of losses to date and our lack of liquidity, there is substantial uncertainty as to our ability to continue as a going concern. If we are unable to raise additional capital or if we are unable to generate sufficient revenue from our operations, we may not stay in business. We have no committed sources of capital and there is no assurance whether additional financing will be available when needed on terms that are acceptable, if at all. We do not own any significant assets that we expect could serve as acceptable collateral for a bank or other commercial lender. The above circumstances may discourage some investors from purchasing our stock, lending us money, or from providing alternative forms of financing. The failure to satisfy our capital requirements would adversely affect our business, financial condition, results of operations and prospects. Unless we raise additional funds, either through the sale of equity securities or one or more collaborative arrangements, we will not have sufficient funds to continue operations. Even if we take these actions, they may be insufficient, particularly if our costs are higher than projected or unforeseen expenses arise.

We may have difficulty managing growth in our business.

As we expand our activities, there will be additional demands on our financial, technical, operational and management resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including issues relating to our research and development activities and retention of experienced scientists, managers and engineers, could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan. If we are unable to implement these actions in a timely manner, our results may be adversely affected.

If we successfully commercially launch a product, and our product does not achieve widespread market acceptance, we will not be able to generate the revenue necessary to support our business.

Achieving acceptance of a wireless recharging system as a preferred method to recharge low-power fixed and mobile electronic devices will be crucial to our continued success. Consumers and commercial customers will not begin to use or increase the use of our product unless they agree that the convenience of our solution would be worth the additional expense of purchasing our system. We have no history of marketing any product and we may fail to generate significant interest in our initial commercial product or any other product we may develop. These and other factors, including the following factors, may affect the rate and level of the market acceptance:

•	our system’s price relative to other products or competing methods of recharging;

•	the effectiveness of our sales and marketing efforts;

•	perception by users, both individual and enterprise users, of our system’s convenience, safety, efficiency, and benefits compared to competing methods of recharging;

•	press and blog coverage, social media coverage, and other publicity and public relations factors which are not within our control; and

•	regulatory developments related to marketing our products or their inclusion in others’ products.

If we are unable to achieve or maintain market acceptance, our business would be significantly harmed.

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If we successfully commercially launch a product, we may experience seasonality or other unevenness in our financial results in consumer markets or a long and variable sales cycle in enterprise markets.

While we do not now have revenue or a commercial product, our strategy depends on developing a successful commercial product and effectively licensing our technology into the consumer and enterprise markets. We will need to understand enterprise procurement and consumer buying cycles to be successful in licensing our technology into those markets. If we eventually generate a substantial portion of our revenues from licensing arrangements, we anticipate it is possible that demand for our technology could vary similarly with the market for products with which our technology may be used, for example, the market for new purchases of laptops, tablet, mobile phones, gaming systems, toys and the like. Such consumer markets are often seasonal, with peaks in and around the December holiday season and the August-September back-to-school season. Enterprises may have annual or other budgeting and buying cycles that could affect us, and, particularly if we are designated as a capital improvement project, we may have a long or unpredictable sales cycle.

We may not be able to achieve all the product features we seek to include in our product.

We have developed a prototype of our product concept that displays limited functionality in a laboratory setting. There are a variety of features we seek to include in our product that we have not yet achieved. For example, our prototype transmitter is capable of sending some wattage to three devices. While we believe recharging multiple devices on one transmitter at a commercially acceptable level may be possible theoretically, we have not yet achieved these results, even in the laboratory. We believe our research and development efforts will yield additional functionality over time. However, there can be no assurance that we will be successful in achieving all the features we are targeting and our inability to do so may limit the appeal of our product to consumers.

Use of our technology under development or other future products may require the user to purchase additional products to use with existing devices. To the extent these additional purchases are inconvenient, the adoption of our technology under development or other future products could be slowed, which would harm our business.

All rechargeable devices will require our receiver technology, which may be embedded in a sleeve, case or other enclosure. For example, certain products such as smoke detectors or toys equipped with replaceable AA size or other sized batteries, would need to be outfitted with enhanced batteries and other hardware that would enable the devices to be rechargeable by our system. In each case, to use a device with our system, an end user or enterprise customer will be required to retrofit the device with a receiver and may be required to upgrade the battery technology used with the device (unless, for example, a consumer electronics supply chain firm has built compatible battery technology and a receiver into the device). These additional steps and expenses may offset the convenience for some users and discourage some users from purchasing our technology under development or other future products. Such factors may inhibit adoption of our technology, which would harm our business. We have not developed the enhanced battery to be used in devices, and our ability to enable use of our technology with devices that will require an enhanced battery will depend on our ability to develop a commercial version of such an enhanced battery that could be manufactured at a reasonable cost. If we fail to develop or enable a commercially practicable enhanced battery, we expect our business would be harmed, and we may need to change our strategy and target markets.

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Laboratory conditions differ from field conditions, which could affect the effectiveness of our technology under development or other future products. Failures to effectively move from laboratory to the field would harm our business.

Our technology, when used in the field, may not be able to match the observations, developments, test results and performance that our technology may be able to achieve (and we may be able to document) under controlled laboratory circumstances. As one example of the difference between ideal laboratory conditions and field use, consider that in the laboratory, we can arrange for the transmitter to have line-of-sight transmission to a receiver. If we intend to test the performance through obstructions, we can control the configurations of the obstructions and the materials from which such obstructions are made. In the field, however, the receiver may be obscured or obstructed, or placed around a corner. Also, in the field we will have no control over the configuration of the obstructions or the materials that comprise each obstruction. These conditions may significantly decrease or eliminate the power received at the receiver or the effective range, because the RF energy from the transmitter may be absorbed by obscuring or blocking material or may need to be reflected off of a surface to reach the receiver, making the transmission distance longer than straight-line distances. The failure of our technology under development or other future products to be able to meet the demands of users in the field would harm our business.

Safety concerns and legal action by private parties may affect our business.

While we believe our technology is safe, it is possible that some people may be concerned with wireless transmission of power in a manner that has occurred with some other wireless technologies as they were put into residential and commercial use, such as the safety concerns that were raised by some regarding the use of cellular telephones and other devices to transmit data wirelessly in close proximity to the human body. While we plan to at least partially address this potential concern by developing our management software to be configurable by users to selectively recharge devices in ways that would be intended to avoid recharging in close proximity to a human body, such as recharging only during predetermined time periods or recharging only when the device is not moving, we do not plan to conduct any tests to determine whether RF waves produce harmful effects on humans or other animals. We may be unable to effectively prevent recharging in close proximity to a user’s body, which could affect the marketability of our technology or could result in requests for law or regulation governing our technology under development or a class of products in which our technology under development would be included. In addition, while we believe our technology is safe, users of our technology under development or other future products who suffer medical ailments may blame the use of our products, as occurred with a small number of users of cellular telephones. Any resulting legal action against us claiming our products caused harm could be expensive, divert management and adversely affect us or cause our business to fail, whether or not such legal actions were ultimately successful.

Our industry is subject to intense competition and rapid technological change, which may result in products or new solutions that are superior to our technology under development or other future products we may bring to market from time to time. If we are unable to anticipate or keep pace with changes in the marketplace and the direction of technological innovation and customer demands, our products may become less useful or obsolete and our operating results will suffer.

The consumer and commercial electronics industry in general and the power, recharging and alternative recharging segments of that industry in particular are subject to intense and increasing competition and rapidly evolving technologies. Because our products are expected to have long development cycles, we must anticipate changes in the marketplace and the direction of technological innovation and customer demands. To compete successfully, we will need to demonstrate the advantages of our products and technologies over well-established alternative solutions, products and technologies, as well as newer methods of power delivery and convince consumers and enterprises of the advantages of our products and technologies. Traditional wall plug-in recharging remains an inexpensive alternative to our technology under development. Also, directly competing products are offered by Powermat Technologies, Energizer’s inductive charging business, PureEnergy Solutions, Inc., ecoupled and PowerCast Corporation, which have greater resources than us and are better established in the market than we are. We cannot be certain which other companies may have already decided to or may in the future choose to enter our markets. For example, consumer electronics products companies may invest substantial resources in wireless power or other recharging technologies and may decide to enter our target markets. Successful developments of competitors that result in new approaches for recharging could reduce the attractiveness of our products or render them obsolete.

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Our future success will depend in large part on our ability to establish and maintain a competitive position in current and future technologies. Rapid technological development may render our technology under development or future products based on our technology obsolete. Many of our competitors have or may have greater corporate, financial, operational, sales and marketing resources, and more experience in research and development than we have. We cannot assure you that our competitors will not succeed in developing or marketing technologies or products that are more effective or commercially attractive than our products or that would render our technologies and products obsolete. We may not have or be able to raise or develop the financial resources, technical expertise, marketing, distribution or support capabilities to compete successfully in the future. Our success will depend in large part on our ability to maintain a competitive position with our technologies.

Our competitive position also depends on our ability to:

•	generate widespread awareness, acceptance and adoption by the consumer and enterprise markets of our technology under development and future products;

•	design a product that may be sold at an acceptable price point;

•	develop new or enhanced technologies or features that improve the convenience, efficiency, safety or perceived safety, and productivity of our technology under development and future products;

•	properly identify customer needs and deliver new products or product enhancements to address those needs;

•	limit the time required from proof of feasibility to routine production;

•	limit the timing and cost of regulatory approvals;

•	attract and retain qualified personnel;

•	protect our inventions with patents or otherwise develop proprietary products and processes; and

•	secure sufficient capital resources to expand both our continued research and development, and sales and marketing efforts.

If our technology under development is not or our future products are not competitive based on these or other factors, our business would be harmed.

It is difficult and costly to protect our intellectual property and our proprietary technologies, and we may not be able to ensure their protection.

Our success depends significantly on our ability to obtain, maintain and protect our proprietary rights to the technologies used in our products. Patents and other proprietary rights provide uncertain protections, and we may be unable to protect our intellectual property. For example, we may be unsuccessful in defending our patents and other proprietary rights against third party challenges.

As of March 21, 2014, we have 37 pending U.S. patents and provisional patent applications on file, but do not have any issued patents to protect our technology.

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In addition to patents, we expect to rely on a combination of trade secrets, copyright and trademark laws, nondisclosure agreements and other contractual provisions and technical security measures to protect our intellectual property rights. These measures may not be adequate to safeguard the technology underlying our products. If they do not protect our rights adequately, third parties could use our technology, and our ability to compete in the market would be reduced. Although we are attempting to obtain patent coverage for our technology where available and where we believe appropriate, there are aspects of the technology for which patent coverage may never be sought or received. We may not possess the resources to or may not choose to pursue patent protection outside the United States or any or every country other than the United States where we may eventually decide to sell our future products. Our ability to prevent others from making or selling duplicate or similar technologies will be impaired in those countries in which we have no patent protection. Although we have 37 pending U.S. patents and provisional patent applications on file in the United States protecting aspects of our technology under development, our patents may not issue as a result of those applications drawing priority or otherwise based on those patent applications, may issue only with limited coverage or may issue and be subsequently successfully challenged by others and held invalid or unenforceable.

Similarly, even if patents do issue based on our applications or future applications, any issued patents may not provide us with any competitive advantages. Competitors may be able to design around our patents or develop products that provide outcomes comparable or superior to ours. Our patents may be held invalid or unenforceable as a result of legal challenges by third parties, and others may challenge the inventorship or ownership of our patents and pending patent applications. In addition, if we choose to and are able to secure protection in countries outside the United States, the laws of some foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States. In the event a competitor infringes upon our patent or other intellectual property rights, enforcing those rights may be difficult and time consuming. Even if successful, litigation to enforce our intellectual property rights or to defend our patents against challenge could be expensive and time consuming and could divert our management’s attention. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents against a challenge.

We may also in the future as one of our strategies to deploy our technology into the market, license patent and other proprietary rights to aspects of our technology to third parties. Disputes with our licensors may arise regarding the scope and content of these licenses. Further, our ability to expand into additional fields with our technologies may be restricted by our existing licenses or licenses we may grant to third parties in the future.

The policies we use to protect our trade secrets may not be effective in preventing misappropriation of our trade secrets by others. In addition, confidentiality agreements executed by our employees, consultants and advisors may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure. Litigating a trade secret claim is expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, our competitors may independently develop equivalent knowledge methods and know-how. If we are unable to protect our intellectual property rights, we may be unable to prevent competitors from using our own inventions and intellectual property to compete against us, and our business may be harmed.

Because our industry is characterized by competing intellectual property, we may be sued for violating the intellectual property rights of others. Determining whether a product infringes a patent involves complex legal and factual issues, and the outcome of patent litigation actions is often uncertain. We have not conducted any significant search of patents issued to third parties, and no assurance can be given that third party patents containing claims covering our products, parts of our products, technology or methods do not exist, have not been filed, or could not be filed or issued. Because of the number of patents issued and patent applications filed in our technical areas or fields (including some pertaining specifically to wireless charging technologies), our competitors or other third parties may assert that our products and the methods we employ in the use of our products are covered by United States or foreign patents held by them. In addition, because patent applications can take many years to issue and because publication schedules for pending applications vary by jurisdiction, there may be applications now pending of which we are unaware, and which may result in issued patents that our technology under development or other future products would infringe. Also, because the claims of published patent applications can change between publication and patent grant, there may be published patent applications that may ultimately issue with claims that we infringe. There could also be existing patents that one or more of our products or parts may infringe and of which we are unaware. As the number of competitors in the market for wireless power and alternative recharging solutions increases, and as the number of patents issued in this area grows, the possibility of patent infringement claims against us increases. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

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In the event that we become subject to a patent infringement or other intellectual property lawsuit and if the relevant patents or other intellectual property were upheld as valid and enforceable and we were found to infringe or violate the terms of a license to which we are a party, we could be prevented from selling any infringing products of ours unless we could obtain a license or were able to redesign the product to avoid infringement. If we were unable to obtain a license or successfully redesign, we might be prevented from selling our technology under development or other future products. If there is an allegation or determination that we have infringed the intellectual property rights of a competitor or other person, we may be required to pay damages, or a settlement or ongoing royalties. In these circumstances, we may be unable to sell our products at competitive prices or at all, our business and operating results could be harmed.

We could become subject to product liability claims, product recalls, and warranty claims that could be expensive, divert management’s attention and harm our business.

Our business exposes us to potential liability risks that are inherent in the marketing and sale of products used by consumers. We may be held liable if our technology under development now or in the future causes injury or death or are found otherwise unsuitable during usage. Our technology under development incorporates sophisticated components and computer software. Complex software can contain errors, particularly when first introduced. In addition, new products or enhancements may contain undetected errors or performance problems that, despite testing, are discovered only after installation. While we believe our technology is safe, users could allege or possibly prove defects (some of which could be alleged or proved to cause harm to users or others) because we design our products to perform complex functions involving RF energy, possibly in close proximity to users. A product liability claim, regardless of its merit or eventual outcome, could result in significant legal defense costs. The coverage limits of our insurance policies we may choose to purchase to cover related risks may not be adequate to cover future claims. If sales of our products increase or we suffer future product liability claims, we may be unable to maintain product liability insurance in the future at satisfactory rates or with adequate amounts. A product liability claim, any product recalls or excessive warranty claims, whether arising from defects in design or manufacture or otherwise, could negatively affect our sales or require a change in the design or manufacturing process, any of which could harm our reputation and business, harm our relationship with licensors of our products, result in a decline in revenue and harm our business.

In addition, if a product we designed is defective, whether due to design or manufacturing defects, improper use of the product or other reasons, we or our strategic partners may be required to notify regulatory authorities and/or to recall the product. A required notification to a regulatory authority or recall could result in an investigation by regulatory authorities of our products, which could in turn result in required recalls, restrictions on the sale of the products or other penalties. The adverse publicity resulting from any of these actions could adversely affect the perception of our customers and potential customers. These investigations or recalls, especially if accompanied by unfavorable publicity, could result in our incurring substantial costs, losing revenues and damaging our reputation, each of which would harm our business.

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We expect to depend on consumer electronics supply chain firms to manufacture, market and distribute our technology under development. If these strategic partners fail to successfully manufacture, market and distribute our technology under development, our business will be materially harmed.

We currently intend to license our system architecture, proprietary waveform and application specific integrated circuit design to consumer electronics supply chain firms rather than manufacture our technology under development ourselves. We will not be able to control the efforts and resources these consumer electronics supply chain firms would devote to marketing our technology under development or other future products. Those third parties may not be able to successfully market and sell the products they develop based on our technology, may not devote sufficient time and resources to support the marketing and selling efforts and may not market those products at prices that will permit the products to develop, achieve or sustain market acceptance. Finding new licensors could be an expensive and time-consuming process and we may not be able to find suitable consumer electronics supply chain firms and other distribution strategic partners on acceptable terms or at all. If we cannot find suitable third party partners or our third party partners experience difficulties, do not actively market our technology under development or future products or do not otherwise perform under our license agreements, our potential for revenue may be dramatically reduced, and our business could be harmed. We have not dedicated any resources to investigating foreign markets or planning to satisfy import or export requirements to deliver our product to consumers or businesses outside the U.S.

We intend to pursue licensing of our technology as a primary means of commercialization but we may not be able to secure advantageous license agreements. If we are not able to secure advantageous license agreements, our business and results of operations will be adversely affected.

We intend to pursue licensing of our technology as a primary means of commercialization. We believe there are many companies that could be interested in implementing our technology into their devices. Many of these companies are well-known, world-wide companies. To date we do not have any specific business relationships with any potential licensees. Creating a license or other business relationship with these classes of companies will take a substantial effort, as we expect to have to convince them of the efficacy of our technology, meet their design and manufacturing requirements, satisfy their marketing and product needs, and comply with their selection, review and contracting requirements. There can be no assurance that we will be able to gain entry to these companies, or that they will ultimately decide to integrate our technology with their products. We may not be able to secure license agreements with customers on terms that are advantageous to us. Furthermore, the timing and volume of revenue earned from license agreements will be outside of our control. If the license agreements we enter into do not prove to be advantageous to us, our business and results of operations will be adversely affected.

We are highly dependent on certain key members of our executive management team.  Our inability to retain these individuals could impede our business plan and growth strategies, which could have a negative impact on our business and the value of your investment.

Our ability to implement our business plan depends, to a critical extent, on the continued efforts and services of Steve Rizzone (Chief Executive Officer), Michael Leabman (Chief Technology Officer) and George Holmes (Vice President of Sales and Marketing).  If we lose the services of any of these persons, we would likely be forced to expend significant time and money in the pursuit of replacements, which may result in a delay in the implementation of our business plan and plan of operations.  We can give no assurance that we could find satisfactory replacements for these individuals on terms that would not be unduly expensive or burdensome to us.  We do not currently carry a key-man life insurance policy that would assist us in recouping our costs in the event of the death or disability of either of these executives.

Risks Related to this Offering and Owning Our Common Stock

As an investor, you may lose all of your investment.

Investing in our common stock involves a high degree of risk. As an investor you may never recoup all, or even part of, your investment and you may never realize any return on your investment. You must be prepared to lose all of your investment.

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Prior to the completion of our initial public offering, there was no public trading market for our common stock.

The offering under this prospectus is an initial public offering of our securities.  Prior to the closing of the offering, there will have been no public market for our common stock.  While we plan to list our common stock on the Nasdaq Capital Market, we cannot assure you that our listing application will be approved, and that a public market for our common stock will develop.  If our application to the Nasdaq Capital Market is not approved or we otherwise determine that we will not be able to secure the listing of the common stock on the Nasdaq Capital Market, we will not complete the offering.

We are an “emerging growth company” under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.  We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our reporting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

If a public market for our common stock develops, it may be volatile.  This may affect the ability of our investors to sell their shares as well as the price at which they sell their shares.

If a market for our common stock develops, the market price for the shares may be significantly affected by factors such as variations in quarterly and yearly operating results, general trends in the alternative energy industry, and changes in state or federal regulations affecting us and our industry.  Furthermore, in recent years the stock market has experienced extreme price and volume fluctuations that are unrelated or disproportionate to the operating performance of the affected companies.  Such broad market fluctuations may adversely affect the market price of our common stock, if a market for it develops.

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We have not paid dividends in the past and have no immediate plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to market our products and to cover operating costs and to otherwise become and remain competitive.  We do not plan to pay any cash dividends with respect to our securities in the foreseeable future.  We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common stock as a dividend.  Therefore, you should not expect to receive cash dividends on the common stock we are offering.

Concentration of ownership among our existing executive officers, directors and significant stockholders may prevent new investors from influencing significant corporate decisions.

All decisions with respect to the management of the Company will be made by our board of directors and our officers, who, before this offering, beneficially own approximately 5% of our common stock, as calculated in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934.  After the issuance of our common stock in this offering and the conversion of the Convertible Notes, management will beneficially own approximately 2% of our common stock, as calculated in accordance with Rule 13d-3. Additionally, the 210,526 shares issued to a strategic investor in March 2014 subject to a voting agreement between the Company and the investor pursuant to which the investor has agreed for a period of thirteen months to vote all of its shares in accordance with the recommendation of our board of directors on all matters brought to a stockholder vote.  In addition, before this offering DvineWave Holdings LLC beneficially owns approximately 66% of our common stock and after this offering will beneficially own approximately 22% of our common stock, as calculated in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934. As a result, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our Company or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

We will incur significant increased costs as a result of becoming a public company that reports to the Securities and Exchange Commission and our management will be required to devote substantial time to meet compliance obligations.

As a public company reporting to the Securities and Exchange Commission, we will incur significant legal, accounting and other expenses that we did not incur as a private company.  We will be subject to reporting requirements of the Securities Exchange Act of 1934 and the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the Securities and Exchange Commission that impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices.  In addition, on July 21, 2010, the Dodd-Frank Wall Street Reform and Protection Act was enacted.  There are significant corporate governance and executive compensation-related provisions in the Dodd-Frank Act that are expected to increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and may also place undue strain on our personnel, systems and resources.  Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives.  In addition, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified people to serve on our board of directors, our board committees or as executive officers.

Assuming a market for our common stock develops, shares eligible for future sale may adversely affect the market for our common stock.

After March 2015, we have agreed to register for resale 1,902,651 shares of common stock expected to be issued upon conversion of our senior secured convertible promissory notes and 431,006 shares of common stock underlying warrants. Furthermore, from time to time after we become subject to the reporting requirements of section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) for at least 90 days, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations.  In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement (which disappears after one year).  Of the 8,821,391 shares of our common stock expected to be outstanding following completion of the offering, approximately 6,816,378 shares will be held by “non-affiliates” and will be freely tradable without restriction pursuant to Rule 144, although all but 4,000,000 of such shares will be subject to either a six-month or one year lock-up.

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Any substantial sale of our common stock pursuant to Rule 144 or pursuant to any resale prospectus (including sales by investors of securities acquired in connection with this offering) may have a material adverse effect on the market price of our common stock.

We may allocate the net proceeds from this offering in ways that differ from the estimates discussed in the section titled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, and our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth.  We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.  Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds” below.  You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds.  As a result, you and other stockholders may not agree with our decisions.  See “Use of Proceeds” for additional information.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will experience substantial dilution in the net tangible book value of the common stock you purchase in this offering.  Based on the offering price of $6.00 per share, if you purchase shares of common stock in this offering, you will experience immediate and substantial dilution of $3.34 per share in the net tangible book value of the common stock at December 31, 2013.   See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Our charter documents and Delaware law may inhibit a takeover that stockholders consider favorable.

Upon the closing of this offering, provisions of our Certificate of Incorporation (“Certificate”) and bylaws and applicable provisions of Delaware law may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests.  The provisions in our Certificate and bylaws:

•	authorize our board of directors to issue preferred stock without stockholder approval and to designate the rights, preferences and privileges of each class; if issued, such preferred stock would increase the number of outstanding shares of our capital stock and could include terms that may deter an acquisition of us;

•	limit who may call stockholder meetings;

•	do not permit stockholders to act by written consent;

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•	do not provide for cumulative voting rights; and

•	provide that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

In addition, once we become a publicly traded corporation, Section 203 of the Delaware General Corporation Law may limit our ability to engage in any business combination with a person who beneficially owns 15% or more of our outstanding voting stock unless certain conditions are satisfied.  This restriction lasts for a period of three years following the share acquisition.  These provisions may have the effect of entrenching our management team and may deprive you of the opportunity to sell your shares to potential acquirers at a premium over prevailing prices.  This potential inability to obtain a control premium could reduce the price of our common stock. See “Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents” for additional information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus contains forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events.  You can identify these statements by the fact that they do not relate strictly to historical or current facts.  You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus.  These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” included in this prospectus, as well as in this prospectus generally.  In particular, these include statements relating to future actions, prospective products, applications, customers, technologies, future performance or results of anticipated products, expenses, and financial results.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	our limited cash and a history of losses;

•	our ability to achieve profitability;

•	our limited operating history;

•	emerging competition and rapidly advancing technology;

•	customer demand for the products we develop;

•	our ability to secure required FCC or other governmental approvals;

•	the impact of competitive or alternative products, technologies and pricing;

•	our ability to successfully license any products we develop to consumer electronics supply chain firms;

•	general economic conditions and events and the impact they may have on us and our potential customers;

•	the adequacy of protections afforded to us by the patents that we own and the cost to us of maintaining, enforcing and defending those patents;

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•	our ability to obtain, expand and maintain patent protection in the future, and to protect our non-patented intellectual property;

•	our exposure to and ability to defend third-party claims and challenges to our patents and other intellectual property rights;

•	our ability to obtain adequate financing in the future;

•	our ability to continue as a going concern;

•	our success at managing the risks involved in the foregoing items; and

•	other factors discussed in the “Risk Factors” section of this prospectus.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements included in this prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws.  Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under the section entitled “Risk Factors” and matters described in this prospectus generally.  In light of these risks and uncertainties, we cannot assure you that the forward-looking statements contained in this prospectus will in fact occur.  You should not place undue reliance on these forward-looking statements.

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BUSINESS

Our Company

We are a development stage technology company. We are developing technology that can enable wireless charging or powering of electronic devices at distance. We believe our technology is a novel approach, in that it charges or powers devices by surrounding them with a three dimensional (“3D”) pocket of energy formed by radio frequencies (“RF pocket”). In our laboratory, our prototype devices have enabled wireless transmission of energy from a transmitter (similar in size and shape to a Wi-Fi router) to multiple receiver test boards at a distance of up to 15 feet. Our receiver test boards are constructed from commercially available parts and components, are not optimized for our receiver application and are too large to be incorporated in commercially marketed products. We intend to develop a receiver chip that we can integrate into additional test devices. We believe this receiver chip will optimize our technology into a significantly smaller space and allow for the incorporation or our receiver technology into various products. If the receiver chip we expect to develop is integrated into a low-power (under 10 watts) electronic device, the chip should be able to utilize the received energy to either power the device directly or charge the battery that powers the device. We are also developing management and control of our solution through a software application that will ultimately reside on the device being charged. We believe that if our development efforts are successful, our transmitter/receiver solution will initially be able to power or charge multiple electronic devices at up to 1.5 watts at distances of up to 30 feet. Subsequent development efforts will focus on increasing the charging wattage, increasing the distance of charging, enhancing reliability, enhancing management and control of the solution and reducing design cost.

In our operating history, we have developed a beta system consisting of a base station transmitter, a smart phone receiver case, receiver test boards and management software. In addition, we have designed and submitted for manufacturing an application specific integrated circuit (“ASIC”) to optimize our transmitter technology. Furthermore, we have designed but not yet submitted for manufacturing, an ASIC for the receiver. In connection with the receiver technology, we have designed multiple smart phone charging cases, which are still under development. Complementing our hardware designs, we have developed a software application that we believe allows for management, control, statistics and prioritization of the charging for the remote devices via a smartphone, tablet or PC.

We have pursued an aggressive intellectual property strategy and are developing new patents. As of March 21, 2014, we have 37 pending U.S. patents and provisional patent applications. Thus far we have identified more than 80 specific inventions we believe to be novel and patentable, and we intend to continue filing these inventions for patent protection.

We have recruited and hired a seasoned management team with public company and relevant industry experience to develop and execute the company’s operating plan. In addition, we have hired certain engineers (and have identified additional engineering candidates who we expect to engage with the Company) to build up the engineering capability of the internal team. Finally, we have identified and appointed four well qualified independent members to our board of directors whom we believe will provide valuable assistance to the Company in terms of industry credibility, corporate governance, and strategic direction. We were incorporated in Delaware in October 2012. Our corporate headquarters is at 303 Ray Street, Pleasanton, CA 94566. Our website can be accessed at www.energous.com. The information contained on, or that may be obtained from our website is not, and shall not be deemed to be, part of this prospectus.

Our Technology

The remote charging solution we are developing employs 3D “pocketforming” via a transmitter that creates a targeted RF pocket in a room around a receiving device (which may be mobile or fixed).

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Figure 1 below shows a simple diagram of our solution. Today this solution is able to send wattage from the transmitter to individual receiver boards in our laboratory.

Figure 1: Our Remote Charging Solution Diagram

First, our proprietary transmitter locates the client receiver(s) in a 3-dimensional space. Next, the transmitter generates a proprietary waveform to create an RF pocket around the client receiver(s). We expect that the receiver chips that we intend to develop will gather power from this RF pocket. We believe that these proposed receiver chips will then be able to either charge rechargeable-battery devices or power low–power devices, such as smart phones, tablets, keyboards, mice, remote controls, rechargeable lights or any other device with similar charging requirements that would otherwise need a battery or a connection to a power outlet.

Our transmitter uses proprietary software algorithms to dynamically direct, focus and control our proprietary waveform in three dimensions. This control allows for very efficient transmission of energy to a moving object (such as a mobile phone in a user’s pocket).

Figure 2 below shows our prototype transmitter in its current enclosure. This enclosure has dimensions of approximately 12” x 8.5” x 2”.

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Figure 2: Prototype Transmitter in Plastic Enclosure

Figure 3 below shows internal and external views, respectively, of the front and back of a smart phone case that integrates our receiver technology and will, if used with our transmitter within the appropriate range, wirelessly charge a smart phone.

Figure 3: Front and back of our prototype smart phone cover with embedded Energous receiver technology

Below, in Figure 4, are additional prototype receiver devices under development, including an e-book reader wirelessly charged cover and wirelessly charged universal receiver.

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Figure 4: Computer generated images of additional prototype devices under development

Currently, our demonstration system is able to output wattage to three devices at a distance of 15 feet with the ability to refocus the RF pocket within approximately 1 second. While our demonstration system employs off-the-shelf components, we are developing several ASICs that we believe will enable our future system designs to deliver multiple watts at a distance of up to 30 feet, and to refocus the RF pocket within fractions of a second. We believe our ASICs in development will allow us to significantly reduce our transmitter size and costs and achieve higher delivered power.

We submitted our first design for production of our initial ASIC to our ASIC manufacturer in November 2013. We expect to receive the ASIC in our laboratory in late May 2014, after which it will be tested by our team and, if deemed acceptable by us, integrated into a newly designed prototype transmitter unit. Depending on the results of the initial transmitter ASIC and adequate funding, we expect to submit our second transmitter ASIC design for manufacturing in August 2014. Additional ASIC designs and manufacturing will be scheduled based upon the performance, attributes and cost efficiencies of each prior ASIC as determined by us.

Our Competition

There are numerous existing, widely commercially available methods to provide power to rechargeable low-power fixed and mobile devices, including wall plug-in recharging, inductive recharging, power-mat recharging, battery recharging stations and more. To our knowledge, almost all mobile consumer electronic devices equipped with a rechargeable battery come bundled with a method to recharge the device (for example, a power cord). This bundling makes the bundled recharging system effectively free to the user. We are depending on the development of a market that will sufficiently value the convenience of wireless recharging to pay the additional cost to purchase our remote charging solutions.

We believe that the main advantage of our remote charging technology, as compared to traditional charging technologies, will be the ability to charge multiple devices anywhere within the charging area (expected to be up-to 30 feet) without the use of a charging pad. We believe our technology is unique and flexible allowing us to target a fixed or mobile device, track that device if it moves or is moving, and focus and transmit pockets of energy to the targeted device to charge the device without having to remove the battery or plug in the device.

We are not currently aware of any company or researcher looking to develop a 3-D pocket-forming approach similar to our remote charging technology. However, there are other wireless charging technologies on the market today. These fall into the following categories:

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Magnetic Induction : Magnetic Induction uses a magnetic coil to create resonance, which can transmit energy over very short distances. Magnetic induction delivers power as a function of coil size (the larger the coil, the more power), which must be directly paired (one receiver coil to one transmitter coil = directly coupled pair) over a typical distance of less than 1 inch. Products utilizing magnetic induction have been available for 10+ years in products such as rechargeable electronic toothbrushes.

The companies that have launched products using this technology are members of the wireless Power Consortium (Qi) and the Power Matters Alliance (PMA), the most prominent company being PowerMat. There is a new consortium called Alliance for Wireless Power (A4WP) which is working on a new inductive transmitter which uses overlapping coils in the transmitter, so that one transmitter will support multiple receivers over distances of less than 10 inches. Though we are not aware of a commercial product that utilizes the A4WP standard, prominent companies that are part of the A4WP consortium include Broadcom, HTC, and Intel.

Magnetic Resonance : Magnetic resonance is similar to magnetic induction, as it uses magnetic coils to transmit energy. This technology uses coils that range in size depending on the power being transmit. It has the ability to transmit power up to ~11 inches (30CM) which can be increased with the use of resonance repeaters.

We are aware of only one company working with magnetic resonance, which is WiTricity. WiTricity has evaluation systems available for purchase but we are not aware of any sales to commercial customers.

Conductive : Conductive charging uses conductive power transfer to eliminate wires between the charger (often a charging mat) and the charging device. It requires the use of a charging board as the power transmitter to deliver the power, and a charging device, with a built-in receiver, to receive the power. This technology requires direct metal contact between the charging board and the receiver. Once the charging board recognizes the receiver, the charging begins.

The company that commercialized this technology was PureEnergy (formerly WildCharge), which brought the technology to market under its own brand and under license to Duracell and RadioShack. Duracell no longer offers a conductive charging solution and has since partnered with PowerMat to bring to market an inductive solution. To our knowledge, RadioShack has also exited the conductive charging sector.

Radio Frequency (“RF”) Harvesting : At the core of what we are doing at Energous is the harvesting of RF energy. RF harvesting approaches typically utilize directional antennas to target and deliver energy. To our knowledge, there are only two other companies attempting to utilize a directional pocket of energy similar to that being developed by Energous.

PowerCast was the first company to commercialize RF harvesting. To the best of our knowledge, PowerCast products deliver only milliwatts of power at distances of up to 30 feet, so they are targeted for use in low-power applications (such as radio frequency identification (“RFID”) tags).

A new entrant into the RF harvesting space is Ossia. Ossia, which is developing a product under the name Cota, has received some recent press coverage with a large proof-of-concept transmitter that utilizes roughly 200 individually controlled antennas. In demonstrations, Ossia has been able to show Cota delivering wireless power at an unspecified level to a smart phone.

Laser : Laser charging technology uses very short wavelengths of light to create a collimated beam that maintains its size over distance, using what is described as distributed resonance to deliver power to an optical receiver.

To the best of our knowledge, there are two companies that are currently developing wireless power solutions using laser technology. LaserMotive & Wi-Charge are both working to commercialize laser-based solutions.

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Ultrasound : Ultrasound charging technology converts electric energy into acoustic energy in the form of ultrasound waves. Then it reconverts those waves through an “energy-harvesting” receiver. The challenge with this technology is that acoustic energy only goes in a straight line and any obstacles in the path will drastically reduce performance.

To the best of our knowledge, Ubeam is the only company we have identified that is working with this technology.

Our Business Strategy

We intend to license our solution to the designers of devices that would benefit from remote charging. We intend to pursue this licensing path because we believe there are several market verticals to which our technology can apply, and we believe that this is the most capital-efficient manner in which we can address many of them at once.

In addition, we believe that our greatest market opportunity is to create a standard protocol for wireless charging at a distance, in much the same way that Wi-Fi is the standard for wireless data. The goal is to ensure interoperability between base stations and receivers that are based on our technology, regardless of who made them, installed them into finished goods, or marketed them. The implementation of previous standards such as Wi-Fi and Bluetooth should help to illustrate our goal; Wi-Fi routers, regardless of their designer or manufacturer, work with Wi-Fi receivers installed in various consumer electronic devices, regardless of the manufacturer.

In order to make our solution the standard for charging at distance, we intend to pursue an ecosystem strategy for our solution, engaging not only potential licensees for our base station and transmitter, but also their upstream and downstream value chain partners. We also intend to prioritize protecting our intellectual property portfolio, as we believe that keeping a firm grasp on that will make it less likely that a competing platform will be able to compete with our technology in a “standards battle.”

We believe strategic relationships with key licensees will enable us to reap the benefits of our technology much faster, with greater penetration, than by manufacturing, distributing or installing products ourselves.  We believe this business model will also allow us to concentrate our efforts and resources on projects more in line with our expertise as a research-and-development oriented company that is focused on generating licensable intellectual property. As we develop new applications for our technology, we expect to target new strategic relationships in different market sectors.

In order to demonstrate the capability of our technology to potential partners, we are currently developing complete products, which our licensees modify and remanufacture to fit their own needs. These products are what are known as “reference designs” of our integrated solution. These reference designs will be licensed to key potential partners, which we believe will allow them to speed up incorporation of technology into their product lines, create awareness and demand, and bring our power solution to market faster. Our initial reference designs currently under development are being designed for use with smart phones and e-book readers. However, we believe that there is a wide variety of potential uses for our proprietary technology, including tablets, keyboards, mice, remote controls, rechargeable lights or any other device with similar charging requirements that would otherwise need a battery or a connection to a power outlet.

Since we are a development stage company, we have not yet finalized some aspects of our strategy. For example, we may decide to sell our ASICs ourselves, rather than license the design of those ASICs. That decision would depend whether we believe selling ASICs ourselves would help meet the market demand of potential customers who require our ASICs to provide their solution to the marketplace. However, we do not intend to manufacture our own ASICs; if we decide to sell ASICs rather than license their designs, we will utilize a contract manufacturer to manufacture the ASICs. In any event, we do not intend to produce finished goods consumer products.

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Our Initial Target Markets

We believe that our technology will be compelling to many end markets, each of which may have several potential customers. In an effort to focus our activities, we have selected certain initial target markets based on the potential value we would be able to create in these markets. As we continue to develop our technology, we may find that it creates more value in other markets; if that is the case, we intend to shift our focus to those other markets. As we have already discussed, our solution consists of two components: our base station and our receiver. Consequently, we view our initial target markets in these two categories.

Base Station Target Markets

Wi-Fi Routers

We believe that consumers will be best able to understand our technology in the context of the wireless data industry, since our technology allows devices to receive power while unplugged in much the same way that the Wi-Fi router allowed devices to receive data while unplugged. In addition, we believe our base station technology can integrate well into form factors of a similar size to that of existing wireless data routers. Our current prototype is approximately 12” X 8.5” X 2”, which is slightly larger than a typical commercial wireless data router; after our transmitter ASIC is complete, we expect to be able to integrate our technology into the form factor demanded by branded consumer electronics router marketers. We also believe that our 3-D pocketforming technology may be able to enhance the data signal of a Wi-Fi router, which we believe will provide an even stronger value proposition to wireless data router manufacturers.

According to Infonetics Research, the wireless local area network (“WLAN”) market was approximately $4 billion in 2012. This includes enterprise access points, WLAN controllers, and Wi-Fi phone access points. The Wi-Fi router market has two segments: commercial and residential. The key differentiator between these segments is that commercial routers tend to have much more robust security features, including virtual private networks and advanced content filtering. We believe that our technology is applicable to both the commercial and residential Wi-Fi router markets. Consequently, we have begun to engage with some of these leading firms in both of these segments.

In addition, the Wi-Fi router market has other key players. These include consumer electronics supply chain firms, including original equipment manufacturers (“OEMs”), original design manufacturers (“ODMs”), component manufacturers and branded consumer electronics firms. We believe that each of these categories of players can help to integrate our technology into a commercially available Wi-Fi router.

An ODM designs products either collaboratively with their customers or on their own and manufactures them for sale to companies under the end customer’s brand. Additionally, an ODM may engage multiple companies with similar designs that are then marketed under several different end customers’ brands. An OEM manufactures products for sale under another firm’s brand. We believe that engaging with both types of organizations will be necessary to speed our entry into the market and extend our market reach.

Component suppliers are also a key part of our go-to-market strategy, as most ODMs and OEMs do not design their own components. We expect to be actively engaged with component companies that supply, antennas, mixed signal, power and RF components to the major ODM and OEMs in the Wi-Fi router market.

As part of our go-to-market strategy, we will be marketing to major infrastructure developers, both for the consumer and commercial applications. The consumer market will primarily include engagements with the major residential home builders. For commercial installations we will be engaging with the wireless network operators and private Wi-Fi system operators. We will also be engaging with concentrated consumer destinations (for example, coffee shop and restaurant chains, airport lounges and airports). We will be educating these concentrated consumer destinations on the benefits of our solutions to drive them to specify and demand our solution from their vendors and suppliers.

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Receiver Target Markets

Cases for Mobile Devices (Phones and Tablets)

We believe that aftermarket cases for mobile devices (which include both phones and tablets) are an attractive initial market for our receiver. This is because this market is large and growing. According to ABI Research, the smartphone accessory market (which includes headphones and chargers as well as cases) was $20 billion in 2012. According to the NPD Group, the mobile phone case industry was approximately 36% of the overall mobile phone market for the first half of 2012. If both of these estimates are correct, the smartphone case market was approximately $7 billion in 2012. According to the NPD Group, this market grew 69% year-over-year from the first half of 2011 to the first half of 2012.

In addition, this is a fiercely competitive market, with dozens of players looking for a way to differentiate themselves. There are hundreds of different types of mobile phone cases that range in price from under $10 to over $100, and are made of materials from simple polymers to full-grain leather. Some of these cases differentiate themselves by being thin and light, while others differentiate themselves by providing advanced features such as external battery packs, waterproofing or credit card slots. We believe that this competition makes it more likely that we will be able to find a partner that chooses to differentiate itself by licensing our technology. We have begun to engage some of the leading firms in this space in our initial conversations.

We further believe that this is an attractive market because the design cycles for these cases tend to be much shorter than those for the devices themselves. Though our longer-term goal remains integrating our receiver technology into the mobile devices themselves (through the branded consumer electronics firms that market them or the OEM or ODM that manufactures them), we believe that initially putting our receivers into cases will provide industry validation and “pull” our technology into the original manufacture of mobile devices.

Mobile Devices (Phones and Tablets)

Our medium-term goal is to be “pulled” into original manufacture of mobile devices because we believe our technology scales well into that market; while there are potentially dozens of licensees for phone cases, as discussed above, there are relatively fewer and larger manufacturers of mobile devices. In January 2013, Gartner estimated that the size of the smart phone industry was approximately $117.5 billion in 2012, and would grow to approximately $175.4 billion in 2016 (which would represent a compound annual growth rate of approximately 10.5%). Gartner also estimated that the size of the combined media tablet and premium tablet industry was approximately $32 billion in 2012, and would grow to approximately $62.8 billion in 2016 (which would represent a compound annual growth rate of 19.5%).

The major issue we confront in having our receiver integrated into mobile devices is that building relationships with branded consumer electronics firms and their large OEM/ODM partners is complicated, because these firms tend to be risk-averse.

Therefore, we believe that our best strategy in approaching these firms is to also build relationships across the value chain of these devices. We believe that triangulating mobile device branded consumer electronics firms and their OEM/ODM partners across their value chains is the best route to providing them with comfort that our solution will work for their devices.

We have identified the key players in this value chain. We categorize these players as upstream providers (which produce components for OEMs and ODMs, such as baseband integrated circuits, application processors, Bluetooth modules, memory and batteries), midstream providers (which assemble devices for branded firms and test components for OEMs and ODMs) and downstream providers (which provide end-use services for consumers of devices sold by branded consumer electronics firms and include telecom operators and channel distributors). We have begun to engage key players in each of these segments.

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Other Markets

We believe there are many more potential markets for our technology in the longer term. We are pursuing a licensing strategy so that we can bring our technology to multiple markets simultaneously.

Some potential long-term markets for our technology include:

•	Light switches

•	Audio speakers

•	Sensors (such as thermostats or smoke detectors)

•	Remote controls

•	Toys

•	Rechargeable batteries

•	Automotive accessories

•	Personal care products (such as toothbrushes or shavers)

•	Retail inventory management (such as RFID tags)

•	Hand-held industrial devices (such as scanners or keypads)

•	Hand-held healthcare devices (such as tablets or electronic thermometers)

This list is meant for illustrative purposes only; we cannot guarantee that we will address any of these markets, and we may decide to address a market that is not on the above list. We intend to continuously evaluate our target markets and choose new markets based on factors including (but not limited to) time-to-market, market size and growth, and the strength of our value proposition for a specific application.

Our Intellectual Property

As a company primarily focused on licensing, we expect that our most valuable asset will be our intellectual property. This includes U.S. and foreign patents, patent applications and know-how. We are pursuing an aggressive intellectual property strategy and developing new patents.

As of March 21, 2014, we have 37 pending U.S. patents and provisional patent applications. Thus far we have identified more than 80 specific inventions we believe to be novel and patentable, and we intend to continue filing these inventions for patent protection.

Government Regulation

Our remote charging technology involves the transmission of power using RF energy waves, which are subject to regulation by the Federal Communications Commission (“FCC”), and may be subject to regulation by other federal, state and local agencies. To our knowledge, the transmission of power in this manner by a consumer product at the ranges we are proposing is novel. We believe our technology is safe, and we intend to demonstrate that to the FCC as soon as practicable.

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We believe our technology is safe because our proprietary waveform operates in the 2.4/5.8 GHz radio frequency range, which is the same range as Wi-Fi routers and several other wireless consumer electronics. For those types of products, the FCC grants what is known as Part 15 approval if, among other things, the specific absorption rate (“SAR”) is below certain thresholds. Based on our preliminary calculations, the SAR at our receiver should be well below that of a typical cellular signal, so we believe we will be able to gain FCC Part 15 approval for each of our reference designs currently in development. In addition, because our technology involves the transmission of power greater than the power threshold limits of Part 15, we also expect to need to obtain FCC Part 18 approval. To our knowledge, the transmission of power in this manner by a consumer product at the ranges we are proposing is novel and there can be no assurance that we will be able to obtain this approval or that other governmental approvals will not be required.

We also plan to combat any perception of safety risk by developing the management software of our transmitter to be configurable by users to selectively transmit power to devices based on the device’s proximity to the human body, such as only transmitting during certain times or transmitting only when the device is not moving. We do not believe users will need to use that configuration to ensure safety, and we expect that we will get FCC approval that will confirm our belief. However, we believe that offering that configuration option will assuage users who need more assurance on safety.

Employees

As of March 21, 2014, we had 9 full-time employees.  None of these employees are covered by a collective bargaining agreement, and we believe our relationship with our employees is good.  We also employ consultants, including technical advisors, on an as-needed basis to supplement existing staff.  Consultants and technical advisors provide us with expertise in electrical engineering, software development, and other specialized areas of engineering and science.

Industry Certifications

We expect that our products and/or the reference designs will undergo UL/CE as well as FCC Part 15, FCC Part 18, SAR, California Energy Star and Apple compliance testing. While this list of required certifications may change or expand from time to time, it is our expectation, based on similar products and designs developed by our team, that we will conduct and complete these certification tests as part of the Company’s standard course of business and planning process.

Properties

Our principal office is located at 303 Ray Street, Pleasanton, CA 94566.  We currently lease approximately 3,500 square feet of office and laboratory space under a lease that is due to expire in June 2014. The rent is approximately $6,000 per month.

Legal Proceedings

We are not a party to any pending legal proceedings.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the section of this prospectus titled “Summary Selected Financial Information” and our financial statements and related notes appearing elsewhere in this prospectus.  In addition to historical information, this discussion and analysis here and throughout this prospectus contains forward-looking statements that involve risks, uncertainties and assumptions.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited, to those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We were incorporated in Delaware on October 30, 2012 under the name DvineWave Inc. and in January 2014 we changed our name to Energous Corporation. We were formed to develop and commercialize our technology, which enables wireless charging of electronic devices at a distance. We are located in Pleasanton, CA. To date, our operations have been funded through the sale of our common stock and convertible debt. We have not generated any revenue to date.

We intend to license our technology to various consumer electronics companies, including component manufacturers, original equipment manufacturers (“OEMs”), original design manufacturers (“ODMs”) and branded consumer electronics firms. We believe strategic relationships with key consumer electronics supply chain licensees will enable us to reap the benefits of our technology much faster than by manufacturing, distributing or installing products ourselves.

In our operating history, we have developed a beta system consisting of a base station transmitter, a smart phone receiver case, receiver test boards and management software. In addition, we have designed and submitted for manufacturing an application specific integrated circuit (“ASIC”) to optimize our transmitter technology. Furthermore, we have designed, but not yet submitted for manufacturing, an ASIC to optimize our receiver technology. In connection with the receiver technology, we have designed multiple smart phone charging cases, which are still under development. Complementing our hardware designs, we have developed a software application that we believe allows for management, control, statistics and prioritization of the charging for the remote devices via a smartphone, tablet or PC.

We have pursued an aggressive intellectual property strategy and are developing new patents. As of March 21, 2014, we have 37 pending U.S. patents and provisional patent applications. Thus far we have identified more than 80 specific inventions we believe to be novel and patentable, and we intend to continue filing these inventions for patent protection.

We have recruited and hired a seasoned management team with public company and relevant industry experience to develop and execute our operating plan. In addition, we have hired and have identified additional engineering resources, which we expect will build up the engineering capability of our internal team. Finally, we have started the selection process for the independent members of our board of directors, which we intend to rely upon for valuable assistance in terms of industry credibility, corporate governance, and strategic direction.

Our financial statements contemplate the continuation of our business as a going concern. We are subject to the risks and uncertainties associated with a new business, including lack of operating capital, lack of personnel and lack of demand for our products. We are a development stage company and have not yet generated any revenue, have no established source of capital, and we have incurred significant debt and significant losses from operations since inception. These matters raise substantial doubt about our ability to continue as a going concern.

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Plan of Operation

Our strategy is to continue to focus on the development of our remote charging technology with our current goal being to license this technology to consumer electronics supply chain firms or manufacturers or developers of toys and other devices that would benefit from remote charging. We expect that our remote charging technology will be made commercially available to potential licensees during the fourth quarter of 2014; however, we believe that potential licensees of our remote charging technology will take at least one to two years to incorporate the Company’s technology into commercial products available for sale. We expect to use the net proceeds received from this offering to continue our remote charging technology development, develop product reference designs, complete certification testing, protect our intellectual property, pursue licensing partners and for working capital and other general corporate purposes. The net proceeds from this offering are anticipated to be approximately $21.33 million, which we expect to be sufficient to fund our activities through April 30, 2016. We intend to use the net proceeds from our sale of common stock in this offering as follows: approximately $12.4 million will be used for product research, development, reference design development and product certifications, approximately $0.7 million will be used for the protection of our intellectual property, approximately $3.4 million will be used for sales and marketing activities, approximately $0.8 million will be used for the purchase of fixed assets which consists primarily of computer equipment and software, and the balance of the funds will be used for general and administrative expenses and other general corporate purposes. Our anticipated costs include employee salaries and benefits, compensation paid to consultants and independent contractors, capital costs for research and other equipment, cost for ASIC manufacturing and testing, cost associated with governmental certification testing, costs associated with development activities including travel and administration, legal expenses, sales and marketing costs, general and administrative expenses, and other costs associated with an early stage, publicly-traded technology company. We anticipate increasing the number of employees by up to approximately 39 employees; however, this is highly dependent on the progress of our development efforts. We anticipate adding employees in the areas of research and development, sales and marketing, operations and general and administrative functions required to support our efforts. We expect to incur consulting expenses related to technology development and other efforts as well as legal and related expenses to protect our intellectual property. We expect annual capital expenditures to be approximately $0.5 million and $0.3 million for 2014 and 2015, respectively.

The amounts that we actually spend for any specific purpose may vary significantly and will depend on a number of factors including, but not limited to, the pace of progress of our development and licensing efforts, unexpected difficulties arising in the process of protecting our intellectual property, market conditions, and changes in or revisions to our marketing strategies. In addition, we may use a portion of any net proceeds to acquire complementary products, technologies or businesses; however, we do not have plans for any acquisitions at this time. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of our common stock.

CRITICAL ACCOUNTING POLICIES

The following discussion and analysis of financial condition and results of operations is based upon our financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States of America.  Certain accounting policies and estimates are particularly important to the understanding of our financial position and results of operations and require the application of significant judgment by our management or can be materially affected by changes from period to period in economic factors or conditions that are outside of our control.  As a result, they are subject to an inherent degree of uncertainty.  In applying these policies, our management uses their judgment to determine the appropriate assumptions to be used in the determination of certain estimates.  Those estimates are based on our historical operations, our future business plans and projected financial results, the terms of existing contracts, our observance of trends in the industry, information provided by our customers and information available from other outside sources, as appropriate.  Please see Note 3 to our financial statements for a more complete description of our significant accounting policies.

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Basis of Presentation.  Our financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern.  However, we are subject to the risks and uncertainties associated with a new business, we have limited sources of revenue, and we have incurred significant losses from operations since inception.  Our operations are dependent upon it raising additional capital.  These matters raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that could result from the outcome of this uncertainty.

Research and Development.  Research and development expenses are charged to operations as incurred. For internally developed patents, all costs incurred to the point when a patent application is to be filed are expended as incurred as research and development expense. Patent application costs, generally legal costs, are expensed as research and development costs until such time as the future economic benefits of such patents become more certain.

Income Taxes.  The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

For the year ended December 31, 2013 and for the period October 30, 2012 (inception) through December 31, 2012, the Company had approximately $2,108,000 and $17,000, respectively, of research and development expenses capitalized for federal income tax purposes, with amortization commencing upon the Company receiving an economic benefit from the related research. For the period October 30, 2012 (inception) through December 31, 2012, $4,000 of organization costs were capitalized and will be amortized for federal income tax purposes over 15 years.  Accordingly, as of December 31, 2013, the Company had approximately $2,263,391 gross federal and state net operating loss carryovers (“NOLs”). For the year ended December 31, 2013 and for the period October 30, 2012 (inception) through December 31, 2012, the deferred tax assets in connection with the net operating loss carryover, the research and development costs and the organizational costs were fully reserved, and the Company’s effective tax rate was 0%.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the future generation of taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and taxing strategies in making this assessment. Based on this assessment, management has established a full valuation allowance against all of the net deferred tax assets for each period, since it is more likely than not that all of the deferred tax assets will not be realized.

Tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement. A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards.   As of December 31, 2013, no liability for unrecognized tax benefits was required to be reported. The guidance also discusses the classification of related interest and penalties on income taxes.  The Company’s policy is to record interest and penalties on uncertain tax positions as a component of income tax expense.   No interest or penalties were recorded for the year ended December 31, 2013 or for the period October 30, 2012 (inception) through December 31, 2012.

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Convertible Instruments . The Company accounts for hybrid contracts that feature conversion options in accordance with ASC 815 “Derivatives and Hedging Activities,” (“ASC 815”) and ASC 480 “Distinguishing Liabilities from Equity” (“ASC 480”), which require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (i) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (ii) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (iii) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. The Company accounts for convertible instruments that have been determined to be free standing derivative financial instruments (when the Company has determined that the embedded conversion options should be bifurcated from their host instruments) in accordance with ASC 815.  Under ASC 815, a portion of the proceeds received upon the issuance of the hybrid contract is allocated to the fair value of the derivative. The derivative is subsequently marked to market at each reporting date based on current fair value, with the changes in fair value reported in results of operations.

Conversion options that contain variable settlement features such as provisions to adjust the conversion price upon subsequent issuances of equity or equity linked securities at exercise prices more favorable than that featured in the hybrid contract generally result in their bifurcation from the host instrument.

The Company accounts for convertible debt instruments, when the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, in accordance with ASC 470-20 “Debt with Conversion and Other Options”. The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized under the effective interest method over the term of the related debt.

Common Stock Purchase Warrants and Other Derivative Financial Instruments. The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provides a choice of net-cash settlement or settlement in the Company’s own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company's own stock as defined in ASC 815-40 “Contracts in Entity's Own Equity” (“ASC 815-40”). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).  The Company assesses classification of common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities or equity is required.

RESULTS OF OPERATIONS

Revenues.  To date we have not generated any revenues.

Operating Expenses and Loss from Operations.  Operating expenses are made up of derivative issuance, research, development and general and administrative and marketing expenses. Loss from operations for the year ended December 31, 2013, the period October 30, 2012 (inception) through December 31, 2012 and for the period October 30, 2012 (inception) through December 31, 2013 were $4,435,470, $21,287 and. $4,456,757, respectively. General and administrative expenses include costs for general and corporate functions, including facility fees, travel, telecommunications, insurance, professional fees, consulting fees and other overhead.

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Change in Fair Value of Derivative Liabilities. Change in fair value of derivative liabilities for the year ended December 31, 2013, for the period October 30, 2012 (inception) through December 31, 2012 and for the period October 30, 2012 (inception) through December 31, 2013 was $177,000, $0 and $177,000, respectively.

Interest Expense. Interest expense for the year ended December 31, 2013, for the period October 30, 2012 (inception) through December 31, 2012 and for the period October 30, 2012 (inception) through December 31, 2013 was $908,611, $0 and $908,611, respectively, and included amortization of debt discount for the year ended December 31, 2013, for the period October 30, 2012 (inception) through December 31, 2012 and for the period October 30, 2012 (inception) through December 31, 2013 of $705,289, $0 and $705,289, respectively.

Net Loss.  Net loss for the year ended December 31, 2013, for the period October 30, 2012 (inception) through December 31, 2012 and for the period October 30, 2012 (inception) through December 31, 2013 was $5,521,081, $21,287 and $5,542,368, respectively.

Liquidity and Capital Resources

As of December 31, 2013, the Company’s cash on hand was $1,953,780. The Company has not generated revenues since its inception and has incurred net losses of $5,521,081 for the year ended December 31, 2013, $21,287 for the period October 30, 2012 (inception) through December 31, 2012, and $5,542,368 for the period October 30, 2012 (inception) through December 31, 2013. During the year ended December 31, 2013, the Company has met its liquidity requirements principally through the private placement of convertible notes.

As of December 31, 2013, the Company had a working capital deficiency and a stockholders’ deficit of $5,629,982 and $5,345,092, respectively.

During the year ended December 31, 2013, cash flows used in operating activities were $3,430,978, consisting of a net loss of $5,521,081 less non-cash expenses aggregating $1,631,879 (representing principally amortization of debt discount of $705,289, warrant expense of $724,000 and change in fair value of derivative liabilities of $177,000), offset by net changes in operating assets and liabilities of $458,224. During the period October 30, 2012 (inception) through December 31, 2012, cash flows used in operating activities were $9,006, consisting of a net loss of $21,287 less $1,875 and $10,406 representing increases in accounts payable and accrued expenses, respectively. During the period October 30, 2012 (inception) through December 31, 2013, cash flows used in operating activities were $3,439,984, consisting of a net loss of $5,542,368 less non-cash expenses aggregating $1,631,879 (representing principally amortization of debt discount of $705,289, warrant expense of $724,000 and change in fair value of derivative liabilities of $177,000), offset by net changes in operating assets and liabilities of $470,505.

During the year ended December 31, 2013 and during the period October 30, 2012 (inception) through December 31, 2012, and during the period October 30, 2012 (inception) through December 31, 2013, cash flows from investing activities were $199,054, $0 and $199,054, respectively. The increase for the year ended December 31, 2013 and during the period October 30, 2012 (inception) through December 31, 2013, consisted principally of $194,329 for the costs incurred for the purchase of property and equipment.

During the year ended December 31, 2013, cash flows from financing activities were $5,582,818 and consisted of $5,500,009 in proceeds from the issuance of Convertible Notes and $200,681 in proceeds from the sale of the Company’s common stock offset by $29,553 used to repurchase restricted common stock and $88,319 used in the payment of deferred offering costs. During the period October 30, 2012 (inception) through December 31, 2012, cash flows from financing activities were $10,000 and consisted of proceeds from the sale of the Company’s common stock. During the period October 30, 2012 (inception) through December 31, 2013, cash flows from financing activities were $5,592,818 and consisted of $5,500,009 in proceeds from the issuance of Convertible Notes and $210,681 in proceeds from the sale of the Company’s common stock offset by $29,553 used to repurchase restricted common stock and $88,319 used in the payment of deferred offering costs.

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Off Balance Sheet Transactions

We do not have any off-balance sheet transactions.

Trends, Events and Uncertainties

Research and development of new technologies is, by its nature, unpredictable.  Although we will undertake development efforts with commercially reasonable diligence, there can be no assurance that the net proceeds from this offering will be sufficient to enable us to develop our technology to the extent needed to create future revenues to sustain operations as contemplated herein.  Accordingly, we expect that we may require additional financing, which could include follow-on equity offerings, debt financing, co-development agreements or other alternatives.

We cannot assure you that our technology will be adopted, that we will ever earn revenues sufficient to support our operations, or that we will ever be profitable.  Furthermore, since we have no committed source of financing, we cannot assure you that we will be able to raise money as and when we need it to continue our operations.  If we cannot raise funds as and when we need them, we may be required to severely curtail, or even to cease, our operations.

Other than as discussed above and elsewhere in this prospectus, we are not aware of any trends, events or uncertainties that are likely to have a material effect on our financial condition.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth the names and ages of all of our directors and executive officers.  Our officers are appointed by, and serve at the pleasure of, the board of directors.

Name	Age	Position
Stephen R. Rizzone	64	President, Chief Executive Officer and Chairman
Michael Leabman	40	Chief Technology Officer and Director
Thomas Iwanski	56	Interim Chief Financial Officer
George B. Holmes	50	Vice President of Sales and Marketing
Billy Crotty	46	Vice President of Operations
Nicolaos G. Alexopoulos	72	Director
John R. Gaulding	68	Director
Robert J. Griffin	47	Director
Rex S. Jackson	54	Director

Biographical information with respect to our executive officers and directors is provided below.  There are no family relationships between any of our executive officers or directors.

Stephen R. Rizzone – President, Chief Executive Officer and Chairman

Mr. Stephen R. Rizzone joined the Company as President, Chief Executive Officer and chairman of the board of directors in October 2013. Mr. Rizzone has more than 35 years of executive management, marketing, sales and entrepreneurial experience in the data communications hardware, networking hardware and software, silicon and optical components markets. Prior to joining the Company, Mr. Rizzone served as Chief Executive Officer and chairman of the board of directors of Active Storage, Inc. from June 2011 until December 2012 and as the Chief Executive Officer and chairman of the board of directors of Communicado, Inc. from April 2006 to September 2009. Mr. Rizzone previously served as member of the board of directors of Katzkin Leather from June 2011 to November 2013 and the Los Angeles Regional Technology Alliance (LARTA) from February 2009 to November 2011. Mr. Rizzone holds a BA in Public Administration from California State University at Fullerton.  Mr. Rizzone’s extensive industry, executive and board experience position him well to serve as our Chief Executive Officer and a member of our board of directors.

Michael Leabman – Chief Technology Officer, Director and Founder

Mr. Leabman founded the Company in October 2012 and became the Company’s Chief Technology Officer in October 2013. Mr. Leabman has been a member of the Company’s board of directors since its founding and served as the Company’s President, Chief Financial Officer, Treasurer and Secretary until October 2013. From September 2010 to September 2013, Mr. Leabman served as President of TruePath Wireless, a service provider and equipment provider in the broadband communications industry. Mr. Leabman has served on the board of directors of TruePath Holdings since 2010 and continues to serve on the board today. From 2008 to 2010, Mr. Leabman served as Chief Technology Officer for DataRunway Inc., a wireless communication company providing broadband internet to airlines. Mr. Leabman received both his Bachelor of Science degree and Master of Engineering degree in electrical engineering from the Massachusetts Institute of Technology. Mr. Leabman’s extensive knowledge the Company, its technology and the consumer and commercial electronics industry position him well for service on our board of directors.

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Thomas Iwanski – Interim Chief Financial Officer

Mr. Iwanski joined the Company in October 2013 as a financial consultant and in December 2013 was appointed Interim Chief Financial Officer. Mr. Iwanski has more than 23 years (18 years of which were with publicly traded companies) of executive management and financial experience in the data communications hardware, networking and storage hardware and software, silicon and optical components markets in addition to almost 10 years of prior auditing experience at KPMG LLP. Mr. Iwanski was self-employed as a financial consultant from May 2007 until he joined the Company. In addition, Mr. Iwanski has served as an independent director at Pacific Health Care Organization, Inc. a publicly traded healthcare management and claims administration company, since 2004. Mr. Iwanski filed a personal bankruptcy petition in June 2013 in connection with alleged guarantees of debt of Live-Vu Communications, Inc., a private company in which Mr. Iwanski made a significant personal investment and for which he served as a key consultant, officer and director. Mr. Iwanski holds a bachelor of business administration with a major in accounting from the University of Wisconsin-Madison and is a Certified Public Accountant.

George Holmes – Vice President of Sales and Marketing

Mr. Holmes joined the Company as Vice President of Sales and Marketing in October 2013. Prior to joining the Company, Mr. Holmes served as Vice President of Sales at SolarBridge Technologies from February 2011 until June 2013 where he was responsible for all sales, business development, applications and sales operations activities for the company. Mr. Holmes served as Senior Vice President Sales and Marketing from January 2008 until December 2010 for PureEnergy Solutions, a developer and manufacturer of wireless power products. Since 2007, Mr. Holmes has served as been a partner at aAgave Solutions, LLC, a provider of sales at marketing consulting services. He has served in strategic executive management and sales roles for companies including PowerCast, X1 Technologies, Agere Systems (formerly Lucent MicroElectronics), Ortel Corp. (acquired by Lucent), Level One Communications and Symmetricom. Mr. Holmes holds a B.A. in business from the University of Puget Sound, a diploma in international business from Nyenrode University and has completed the AEA Executive Institute, Management of Technology Companies program at Stanford University.

Billy Crotty – Vice President of Operations

Billy Crotty joined the Company as Vice President of Operations in October 2013. Prior to joining the Company, Mr. Crotty served a General Manager Strategic Business Unit at Personal Communications Devices, LLC from October 2012 until October 2013, where he was charged with expanding the company’s offerings into the accessory world and establishing its e-commerce business. From January 2011 to October 2012, Mr. Crotty served as Executive Vice President of Global Operations at Skinit Inc., a leading supplier of personalized for electronic devices. From March 2010 to January 2011, Mr. Crotty served as Vice President of Engineering and Operations at Pure Energy, a developer and manufacturer of wireless power products. From July 2007 to March 2010 Mr. Crotty served as Vice President of Engineering and Operations at Superior Communications, a leading provider of accessories to big box and carrier retail stores. Prior to jointing Superior Communications, Mr. Crotty held executive positions at Airgain, Esmertec AG and Cellon Inc. Mr. Crotty received the 2009 Top 25 Supply Chain Executives Award from the Global Supply Chain Leaders Group and led the Skinit team that was named to the Supply & Demand Chain Executive magazine’s 100 list in 2012. Mr. Crotty holds a B.S., Production Engineering from UCL Ireland and a MBA in International Studies from the Babson School of Business.

Nicolaos G. Alexopoulos – Director

Dr. Nicolaos (Nick) G. Alexopoulos joined the Company’s board of directors in February 2014. Dr. Alexopoulos is Vice President for RF Technologies, Antennas and University Relations at Broadcom Corporation, where he has been employed since August 2008. Prior to joining Broadcom, Dr. Alexopoulos served as the Dean of the Henry Samueli School of Engineering at UC Irvine from 1997 until 2008 and Chair of the Electrical Engineering Department at UCLA from 1987 until 1992. Dr. Alexopoulos holds a BSEE, MSEE and PhD Degrees in Electrical Engineering from the University of Michigan, Ann Arbor, Michigan. He has an Honorary Doctorate from the National Technical University of Athens and has published extensively on the topics of antennas and microwave circuits, artificial materials and other technologies. In addition, he has served over the years as a consultant to various high tech corporations, founded Kimalink Inc. (bought by Broadcom Corporation in 2001) and holds many US patents. In addition, he is a Fellow of the Institute of Electrical and Electronics Engineers, has been elected to the United States National Academy of Engineering and serves on university advisory boards. Dr. Alexopoulos’ unique and extensive scientific/technical and business expertise position him well to serve on our board of directors.

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John R. Gaulding – Director

Mr. John R. Gaulding joined the Company’s board of directors in March 2014. Since July 1996, Mr. Gaulding has been a private investor and business consultant in the fields of strategy and organization. Mr. Gaulding is a Co-Founder and Director Emeritus of Sage Partners, an advisory firm providing counsel on strategy and corporate governance issues. He is also Chairman Emeritus of Dominican University of California where he served for 7 years as Chairman and 16 years as a Trustee. From 1996-1999 and again from 2001 to the present, Mr. Gaulding has been an independent director of Monster, Worldwide (NYSE:MWW), where he serves on the Audit Committee and chairs the Corporate Governance and Nominating Committee. From 2002-2012, he served as a Director for Yellow Media, Inc. (TSE:Y) where he also chaired the Corporate Governance and Nominating Committee and the Compensation Committee. Mr. Gaulding’s extensive corporate board experience includes ANTs Software, Inc. where he was lead director and Chairman of the Audit Committee, and ORTEL (NASDAQ:ORTL), a high–technology manufacturer of electro-optical devices used in the telecommunications industry. In addition, he served as the executive Chairman and CEO of National Insurance Group, Inc. (NASDAQ:NAIG). Mr. Gaulding has also served as non-executive Chairman of Novo Media, Inc., one of the first digital agencies, sold to BCOM3 and in the same capacity with GetMeIn, a secondary ticketing agency headquartered in London and sold to Ticketmaster. Finally, he was a founding director of the popular in-airport wine lounge, Vino Volo. Mr. Gaulding ‘s industry experience includes 15 years as a corporate officer, serving as Vice-President for Corporate Strategy and Development for Pacific Telesis Group, President and CEO for Pacific Bell Yellow Pages, and President and CEO for ADP Claims Solutions Group. Mr. Gaulding holds a BS in Engineering from UCLA, an MBA with honors from the University of Southern California, and an honorary Doctor of Laws from Dominican University of California. Mr. Gaulding’s extensive executive and managerial experience position him well to serve as a member of our Board of Directors.

Robert J. Griffin - Director

Mr. Robert J. Griffin joined the Company’s board of directors in February 2014. Mr. Griffin is the Founder and Chief Executive Officer of Griffin International Companies, a Minneapolis-based retail sales and marketing firm. Since founding Griffin International Companies in 1997, Mr. Griffin has led the expansion of the company’s business across three continents and secured the license of brands and technologies from a number of large, well known companies. Prior to founding Griffin International Companies, Mr. Griffin spent 6 years at Best Buy Co. in various management roles. Mr. Griffin holds a BA in Economics from Gustavus Adolphus College. Mr. Griffin’s extensive executive leadership experience and his in-depth knowledge of the retail industry and technology licensing make him well qualified to serve on our board of directors.

Rex S. Jackson – Director

Mr. Rex S. Jackson joined the Company’s board of directors in March 2014. Mr. Jackson has served as Executive Vice President and Chief Financial Officer of JDS Uniphase Corporation (“JDSU”) (NASDAQ:JDSU), a provider of network and service enablement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers, since January 2013. Mr. Jackson joined JDSU in January 2011 as senior vice president, Business Services, with responsibility for several corporate functions, including Information Technology, where he drove significant operational improvements. Prior to JDSU, Mr. Jackson served as executive vice president and chief financial officer at Symyx Technologies from 2007 to 2010, where he had responsibility for finance, legal, IT and other corporate functions and where he led the company’s acquisition of MDL Information Systems and subsequent merger with Accelrys. Mr. Jackson also previously served as acting CFO at Synopsys and held executive positions with Avago, AdForce and Read-Rite. Mr. Jackson holds a B.A. degree from Duke University and earned his J.D. from Stanford University Law School. Mr. Jackson’s accounting and financial expertise, general business acumen and significant executive leadership experience position him well to make valuable contributions to our board of directors.

Director Independence

Our board of directors has determined that Dr. Alexopoulos, Mr. Gaulding, Mr. Griffin and Mr. Jackson are “independent directors” as such term is defined by Nasdaq Marketplace Rule 5605(a)(2).  We have established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  Each of Dr. Alexopoulos, Mr. Gaulding, Mr. Griffin and Mr. Jackson serve as members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Our board of directors has determined that both Mr. Gaulding and Mr. Jackson are audit committee financial experts, as defined under the applicable rules of the SEC, and that all members of the Audit Committee are “independent” within the meaning of the applicable Nasdaq listing standards and the independence standards of rule 10A-3 of the Securities Exchange Act of 1934. Each of the members of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and The Nasdaq Stock Market.

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EXECUTIVE COMPENSATION

Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances. The principal elements of our executive compensation program have to date included base salary, and long-term equity compensation in the form of stock options. We believe successful long-term Company performance is more critical to enhancing stockholder value than short-term results. For this reason and to conserve cash and better align the interests of management and our stockholders, we emphasize long-term performance-based equity compensation over base annual salaries.

The following table sets forth information concerning the compensation earned by the individual that served as our Principal Executive Officer during 2013 and our two most highly compensated executive officers other than the individual who served as our Principal Executive Officer during 2013 (collectively, the “named executive officers”):

2013 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Stephen R. Rizzone	2013	37,500	-		258,373	-	295,873
Chief Executive Officer and	2012	-	-		-	-	-
President

Michael Leabman	2013	86,500	100,000	(2)	-	-	186,500
Chief Technology Officer	2012	-	-		-	-	-

Thomas Iwanski	2013	37,500	-		-	-	37,500
Chief Financial Officer	2012	-	-		-	-	-

(1)	The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see notes 3 and 9 to our audited financial statements included herein.

(2)	Mr. Leabman’s bonus must be repaid in full if his employment with the Company is terminated for any reason prior to September 27, 2014.

In December 2013, Mr. Rizzone was granted an option award covering 275,689 shares of common stock under our 2013 Equity Incentive Plan that vests over four years in 48 equal monthly installments beginning October 1, 2013.

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Outstanding Equity Awards at 2013 Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers as of December 31, 2013.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Stephen R. Rizzone	17,230	258,459	(1)	$1.68	12/12/23

(1)	Reflects the unvested portion of an option grant which vests in equal monthly installments through October 2017.

Employment Agreements and Change of Control Arrangements

Employment Agreements

The following is a summary of the employment arrangements with our executive officers as currently in effect.

Stephen Rizzone. We entered into an employment agreement with Stephen Rizzone, our President, Chief Executive Officer and chairman of our board of directors, effective October 1, 2013. The employment agreement has no specific term and constitutes at-will employment. Mr. Rizzone’s current annual base salary is $150,000, although his annual base salary will increase to $300,000 immediately following our initial public offering, and he is eligible for up to five annual cash bonuses of up to $30,000 each (one each with respect to our fiscal quarters and one with respect to our fiscal year) based upon achievement of performance-based objectives established by our board of directors. Pursuant to Mr. Rizzone’s employment agreement, he was granted a ten year option to purchase 275,689 shares of common stock on December 12, 2013 under our 2013 Equity Incentive Plan that vests over four years in 48 equal monthly installments beginning October 1, 2013, the start of the requisite service period. Mr. Rizzone’s employment agreement provides that upon the consummation of our initial public offering he will receive an additional option award so that together with Mr. Rizzone’s December 2013 option award the two option awards combined represent six percent (6%) of the Company’s outstanding shares on a fully-diluted basis. The second option award, if issued, will vest over the same vesting schedule as Mr. Rizzone’s December, 2013 option award.

If Mr. Rizzone’s employment is terminated due to his death or disability, by the Company without cause or if Mr. Rizzone resigns for good reason, Mr. Rizzone will be entitled to receive (i) one year of his base salary at the rate then in effect, (ii) five performance bonuses (each equal to the average of the performance bonus paid with respect to the two fiscal quarters, or the fiscal quarter-end and fiscal year-end, as applicable, immediately preceding Mr. Rizzone’s termination or resignation) (iii) reimbursement of Mr. Rizzone’s cost of COBRA coverage for one year, and (iv) twenty-five percent (25%) of the options to purchase shares of common stock subject to Mr. Rizzone’s option awards described above will vest immediately and become exercisable, and, along with any previously vested and unexercised options, may be exercised by Mr. Rizzone within one year following his termination or resignation. However, if a Liquidation Event (as defined below) shall occur within one year of Mr. Rizzone’s termination without cause or his resignation for good reason, all of Mr. Rizzone’s option awards described above will vest immediately and become exercisable.

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Mr. Rizzone’s employment agreement provides that if the Company experiences a Liquidation Event (as defined below), Mr. Rizzone’s employment with the Company will be terminated and the Company will enter into a consulting agreement with Mr. Rizzone that entitles him to the following during its term: (i) continued payment of Mr. Rizzone’s base salary at the rate then in effect, (ii) continued payment of Mr. Rizzone’s performance bonuses described above, and (iii) continued payment of benefits that are substantially similar to those of the Company’s other senior executive officers, and (iv) continuation of the vesting period of the option awards described above. The term of the consulting agreement between the Company and Mr. Rizzone shall expire on the later of two years from the date of the Liquidation event or October 1, 2017. For purposes of Mr. Rizzone’s employment agreement, a Liquidation Event means a merger, acquisition, consolidation or other transaction (other than an equity financing) following which our stockholders prior to such transaction hold less than fifty percent (50%) of our outstanding voting securities of the acquiring or surviving entity, or a sale, license or transfer of all or substantially all of our assets.

If Mr. Rizzone resigns without good reason, he will be entitled to his base salary at the rate then in effect up to and through the effective date of his resignation, along with any unreimbursed reasonable, out-of-pocket business expenses incurred by Mr. Rizzone in the performance of his duties.

Mr. Rizzone is also eligible to receive benefits that are substantially similar to those of the Company’s other senior executive officers. Mr. Rizzone is subject to certain restrictive covenants, including non-solicitation of employees, consultants and customers and non-competition each for a period one year following termination of his employment with the Company.

Michael Leabman. We entered into an employment agreement with Michael Leabman, our Chief Technology Officer, effective October 1, 2013. The employment agreement has no specific term and constitutes at-will employment. Mr. Leabman’s current annual base salary is $250,000, and he is eligible for an annual performance based bonus award of up to twenty percent (20%) of his base salary based upon achievement of performance-based objectives established by our Chief Executive Officer and board of directors. Pursuant to Mr. Leabman’s employment agreement, in January 2013, he was granted a ten year option to purchase 57,644 shares of common stock under our 2013 Equity Incentive Plan that vested 3/48ths on the date of grant, and will vest 1/48th monthly over the following 45 months. Mr. Leabman’s employment agreement provides that upon the consummation of our initial public offering, if Mr. Leabman’s option award plus any Company securities he currently owns represent less than three percent (3%) of the Company’s outstanding shares on a fully-diluted basis, he shall be entitled to a second option award which will entitle him to purchase that number of shares of our common stock such that the two option awards combined plus any Company securities he currently owns represent three percent (3%) of the Company’s outstanding shares on a fully-diluted basis. The second option award, if issued, will vest over the same vesting schedule as Mr. Leabman’s initial option award.

If Mr. Leabman’s employment is terminated due to his death or disability, by the Company without cause or if Mr. Leabman resigns for good reason, Mr. Leabman will be entitled to receive (i) one year of his base salary at the rate then in effect, (ii) a performance bonuses each equal to the total performance bonuses paid to Mr. Leabman in the calendar year immediately preceding Mr. Leabman’s termination or resignation (iii) reimbursement of Mr. Leabman’s cost of COBRA coverage for one year, and (iv) twenty-five percent (25%) of the options to purchase shares of common stock subject to Mr. Leabman’s option awards described above will vest immediately and become exercisable, and, along with any previously vested and unexercised options, may be exercised by Mr. Leabman within one year following his termination or resignation. However, if a Liquidation Event (as defined below) shall occur within one year of Mr. Leabman’s termination without cause or his resignation for good reason, all of Mr. Leabman’s options to purchase shares of common stock pursuant to the option awards described above will vest immediately and become exercisable.

In addition to those benefits described above, if Mr. Leabman’s employment is terminated by the Company without cause or he resigns for Good Reason within 18 months of a Liquidation Event (as defined below), all of Mr. Leabman’s options to purchase shares of common stock pursuant to the option awards described above will vest immediately and become exercisable. For purposes of Mr. Leabman’s employment agreement, a Liquidation Event has the same meaning as in Mr. Rizzone’s employment agreement.

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If Mr. Leabman resigns without good reason, he will be entitled to his base salary at the rate then in effect up to and through the effective date of his resignation, along with any unreimbursed reasonable, out-of-pocket business expenses incurred by Mr. Leabman in the performance of his duties.

Mr. Leabman is also eligible to receive benefits that are substantially similar to those of the Company’s other senior executive officers. Mr. Leabman is subject to certain restrictive covenants, including non-solicitation of employees, consultants and customers and non-competition each for a period one year following termination of his employment with the Company.

Thomas Iwanski and George Holmes. Mr. Iwanski and Mr. Holmes are currently providing services to the Company pursuant to consulting arrangements under which they are being paid $12,500 and $10,000 per month, respectively.

Director Compensation

Members of our board of directors did not receive compensation for their service as directors for the year ended December 31, 2013.  In March 2014 we adopted a non-employee director policy pursuant to which our non-employee directors receive on an annual basis $50,000 of cash compensation and an annual equity award with a value of $50,000. In February 2014, Dr. Alexopoulos and Mr. Griffin were each granted a non-statutory stock option award for 2014 covering 25,979 shares of common stock. In March 2014, Mr. Gaulding and Mr. Jackson were each granted a non-statutory stock option award for 2014 covering 19,013 and 15,768 shares of common stock, respectively.

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DESCRIPTION OF CAPITAL STOCK

The following is a brief description of our capital stock. This summary does not purport to be complete in all respects. This description is subject to and qualified entirely by the terms of our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), and our bylaws, copies of which have been filed with the SEC and are also available upon request from us.

Authorized Capitalization

We have 40,000,000 shares of capital stock authorized under our Certificate of Incorporation, consisting of 40,000,000 shares of common stock with a par value of $0.00001 per share. As of March 21, 2014, we had 2,918,740 shares of common stock outstanding.  Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The shares of common stock are neither redeemable nor convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name.  No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets, which are legally available for distribution, after payments of all debts and other liabilities.  All of the outstanding shares of our common stock are fully paid and non-assessable.  The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

There is no public market for our common stock.  We have applied for listing of our common stock on the Nasdaq Capital Market. If our application to the Nasdaq Capital Market is not approved or we otherwise determine that we will not be able to secure the listing of the common stock on the Nasdaq Capital Market, we will not complete the offering.

Stock Options and Warrants

As of March 21, 2014, we had reserved the following shares of common stock for issuance pursuant to stock options, warrants and equity plans:

•	848,315 shares of our common stock reserved for issuance under stock option agreements issued pursuant to our 2013 Equity Incentive Plan and 2014 Non-Employee Equity Compensation Plan at a weighted average exercise price of $2.58 per share;

•	482,964 shares of common stock reserved for issuance under outstanding warrants and non-statutory stock options at a weighted average exercise price of $1.55 per share (and 36,000 shares of common stock underlying warrants expected to be issued to a service provider following completion of the offering);

•	1,377,443 shares of our common stock estimated to be reserved for future issuance under our 2013 Equity Incentive Plan; and

•	215,219 shares of our common stock for future issuance under our 2014 Non-Employee Equity Compensation Plan.

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In March 2014, our board of directors and stockholders approved an amendment to our 2013 Equity Incentive Plan pursuant to which effective following completion of the offering, the total number of such available shares under such plan shall equal 18% of the total number of shares of common stock outstanding immediately following the completion of the offering (assuming for this purpose the issuance of all shares issuable under the Company’s equity plans, the conversion into common stock of all outstanding securities that are convertible by their terms into common stock and the exercise of all options and warrants exercisable for shares of common stock and including shares and warrants issued to the underwriter pursuant to such offering upon exercise of its over-allotment option, if any) (i.e. on a “filly diluted basis”). Concurrently with the closing of the offering we expect to grant stock option and restricted stock unit awards to our executive officers and employees covering a significant number of shares. Following such grants we estimate that the shares remaining available for grant under the 2013 Equity Incentive Plan will approximate three percent of the total number of shares of common stock outstanding on a fully diluted basis following completion of the offering.

Holders of our outstanding warrants are entitled to one-time demand registration rights and certain piggyback registration rights with respect to the shares of common stock issuable upon exercise thereof.

Convertible Promissory Notes

We have issued $5.5 million in senior secured convertible promissory notes that bear simple interest at 6% and must be paid or converted into shares of our common stock on or before August 16, 2014. We refer to these promissory notes as the “Convertible Notes” in this prospectus. Upon consummation of a public offering of our common stock yielding gross proceeds of at least $10 million in this offering, all of the outstanding principal and interest accrued on the Convertible Notes will be converted in full into shares of our common stock. Assuming that this offering was completed on December 31, 2013, based on interest accrued through such date the Convertible Notes would have been converted into 1,902,651 shares of our common stock. Because interest that accrues after December 31, 2013 will also be converted, the actual number of shares to be issued upon conversion of the Convertible Notes will exceed this number of shares of common stock. Holders of the Convertible Notes are entitled to one-time demand registration rights and certain piggyback registration rights with respect to the shares of common stock issuable upon conversion thereof.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents

The following is a summary of certain provisions of Delaware law, our Certificate of Incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our Certificate of Incorporation and bylaws.

Effect of Delaware Anti-Takeover Statute.  We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law.  In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Effect of California Corporation Long-Arm Statute. We are a Delaware corporation, governed by the Delaware General Corporation Law; however, our headquarters, property and officers are located in California. Section 2115 of the California Corporations Code (the “California Corporation Long-Arm Statute”) purports to impose on corporations like the Company certain portions of California’s laws governing corporations formed under the laws of the State of California. While disputes have arisen regarding the enforceability of the California Corporation Long-Arm Statute, the statute purports to apply the California Corporations Code in the following areas of governance to corporations that meet the test for applicability for the California Corporation Long-Arm Statute: Chapter 1 (general provisions and definitions), to the extent applicable to the following provisions; Section 301 (annual election of directors); Section 303 (removal of directors without cause); Section 304 (removal of directors by court proceedings); Section 305, subdivision (c) (filling of director vacancies where less than a majority in office elected by shareholders); Section 309 (directors’ standard of care); Section 316 (excluding paragraph (3) of subdivision (a) and paragraph (3) of subdivision (f)) (liability of directors for unlawful distributions); Section 317 (indemnification of directors, officers, and others); Sections 500 to 505, inclusive (limitations on corporate distributions in cash or property); Section 506 (liability of shareholder who receives unlawful distribution); Section 600, subdivisions (b) and (c) (requirement for annual shareholders’ meeting and remedy if same not timely held); Section 708, subdivisions (a), (b), and (c) (shareholder’s right to cumulate votes at any election of directors); Section 710 (supermajority vote requirement); Section 1001, subdivision (d) (limitations on sale of assets); Section 1101 (provisions following subdivision (e)) (limitations on mergers); Section 1151 (first sentence only) (limitations on conversions); Section 1152 (requirements of conversions); Chapter 12 (commencing with Section 1200) (reorganizations); Chapter 13 (commencing with Section 1300) (dissenters’ rights); Sections 1500 and 1501 (records and reports); Section 1508 (action by Attorney General); Chapter 16 (commencing with Section 1600) (rights of inspection).

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We believe it is likely that we meet the test for the application of the California Corporation Long-Arm Statute and do not anticipate a specific time in the future when we would not meet such test. The California Corporation Long-Arm Statute, if applicable, would purport to require a different outcome for certain important activities fundamental to the governance of corporations, and you are encouraged to review the effect of the California Long-Arm Statute to determine whether the differences from the Delaware General Corporation Law are important to you.

Our Charter Documents.  Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders.  Certain of these provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock.  One of the effects of the existence of authorized but unissued common stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management.  If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Cumulative Voting.  Our Certificate of Incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Vacancies.  Our Certificate of Incorporation provides that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special Meeting of Stockholders.  A special meeting of stockholders may only be called by the President, the Chief Executive Officer, or the board of directors at any time and for any purpose or purposes as shall be stated in the notice of the meeting, or by request of the holders of record of at least 10% of the outstanding shares of common stock.  This provision could prevent stockholders from calling a special meeting because, unless certain significant stockholders were to join with them, they might not obtain the percentage necessary to request the meeting.  Therefore, stockholders holding less than 10% of the issued and outstanding common stock, without the assistance of management, may be unable to propose a vote on any transaction that would delay, defer or prevent a change of control, even if the transaction were in the best interests of our stockholders.

MARKET FOR OUR COMMON STOCK, DIVIDEND POLICY AND OTHER STOCKHOLDER MATTERS

There is no established public trading market for our common stock.   We have never paid cash dividends on our securities and we do not anticipate paying any cash dividends on our shares of common stock in the foreseeable future.  We intend to retain any future earnings for reinvestment in our business.  Any future determination to pay cash dividends will be at the discretion of our board of directors, and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as our board of directors deems relevant.

We have applied for the listing of our common stock on the Nasdaq Capital Market but we cannot assure you that our application will be approved. If our application to the Nasdaq Capital Market is not approved or we otherwise determine that we will not be able to secure the listing of the common stock on the Nasdaq Capital Market, we will not complete the offering.

As of March 21, 2014, we had 2,918,740 shares of common stock outstanding, held of record by five stockholders.

The name, address and telephone number of our stock transfer agent is Wells Fargo Shareowner Services; 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120-4101; 1 (800) 689-8788.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have set forth in the following table certain information regarding our common stock beneficially owned by (i) each stockholder we know to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our directors and named executive officers, and (iii) all executive officers and directors as a group.  Generally, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to dispose or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days pursuant to options, warrants, conversion privileges or similar rights.  Unless otherwise indicated, ownership information is as of March 21, 2014, and is based on 2,918,740 shares of common stock outstanding on that date.  The percentage ownership after the offering is based on 8,821,391 shares of common stock outstanding.

Name and Address of Beneficial Owner (1)	Common Stock	Shares Underlying Options	Number of Shares Beneficially Owned (2)		Percentage of Class Prior to the Offering	Percentage of Class After the Offering
Directors and Executive Officers
Nicolaus Alexopoulos	-	6,495	6,495	(3)	*	*
Billy Crotty	-	-	-		*	*
John Gaulding	-	4,753	4,753	(4)	*	*
Robert Griffin	-	6,495	6,495	(3)	*	*
George Holmes	-	-	-		*	*
Thomas Iwanski	-	-	-		*	*
Rex Jackson	-	3,942	3,942	(5)
Michael Leabman	80,201	8,406	88,607	(6)	3.0%	1.0%
Stephen Rizzone	-	40,205	40,205	(7)	1.4%	*
Directors and Executive Officers as a group (9 persons)	80,201	70,296	150,497		5.0%	1.7%

Five Percent Stockholders
DvineWave Holdings LLC (8)	1,924,812	-	1,924,812		65.9%	21.8%
Gregory Brewer (9)	668,337	-	668,337		22.9%	7.6%
Hanbit Electronics Co. Ltd. (10)	210,526	-	210,526		7.2%	2.4%

Shares Outstanding Pre	2,918,740

(1)	The address of each officer and director is 303 Ray Street, Pleasanton, CA, 94566.

(2)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and is generally determined by voting powers and/or investment powers with respect to securities. Unless otherwise noted, the shares of common stock listed above are owned as of March 21, 2014, and are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them.

(3)	Includes 6,495 shares subject to options to purchase common stock.

(4)	Includes 4,753 shares subject to options to purchase common stock.

(5)	Includes 3,942 shares subject to options to purchase common stock.

(6)	Includes 8,406 shares subject to options to purchase common stock.

(7)	Includes 40,205 shares subject to options to purchase common stock.

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(8)	DvineWave Holdings LLC was formed by the parents of Mr. Leabman to make an investment in the Company when it was founded. DvineWave Irrevocable Trust dated December 12, 2012 is the manager of DvineWave Holdings LLC. Gregory Tamkin, the trustee of the DvineWave Irrevocable Trust, has sole voting and investment power with respect to the entity’s shares of common stock. The address is for DvineWave Holdings LLC is 8010 East Cedar Ave, Denver CO 80230.

(9)	Represents shares held by Absolute Ventures, LLC. Gregory Brewer has sole voting and investment power with respect to Absolute Ventures, LLC’s shares of common stock. The address for Mr. Brewer is 1599 Greenville Road, Livermore, CA 94568.

(10)	On March 7, 2014, we entered into a stock purchase agreement with Hanbit Electronics Co. Ltd. pursuant to which Hanbit agreed to purchase 210,526 shares of our common stock for gross proceeds of $1,000,000. Upon issuance these shares will be subject to a voting agreement pursuant to which the stockholder has agreed for a period of thirteen months to vote all of its shares in accordance with the recommendation of our board of directors on all matters (including election of the board of directors) brought to a stockholder vote. The address for Hanbit Electronics Co. Ltd. is 494, Gajang-ro, Gajang-dong, Osan-si, Gyeonggi-do, Korea.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

We have applied for the listing of our common stock on the Nasdaq Capital Market, therefore, our determination of the independence of directors is made using the definition of “independent” contained in the listing standards of the Nasdaq Stock Market. On the basis of information solicited from each director, the board has determined that each of Dr. Alexopoulos, Mr. Gaulding, Mr. Griffin and Mr. Jackson has no material relationship with the Company and is independent within the meaning of such rules.

SEC regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee of the Company, (ii) a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control.

For the period from our inception, through the date of this prospectus (the “Reporting Period”), described below are certain transactions or series of transactions between us and certain related persons.

On November 8, 2012, DvineWave Holdings LLC, an entity formed by the parents of Michael Leabman, our Chief Technology Officer, to make an investment in the Company, purchased 1,924,812 shares of common stock in exchange for $10,000.

On January 28, 2013, Mr. Leabman purchased 80,201 shares of common stock in exchange for $417.

On March 1, 2013, Absolute Ventures LLC, an affiliate of a director of the Company, Greg Brewer, purchased 668,337 shares of common stock in exchange for $160,000.

Set forth in the table below is information relating to stock option grants made to our executive officers and directors.  The option awards to our executive officers were granted under our 2013 Equity Incentive Plan.  The option awards to Mr. Gaulding and Mr. Jackson were granted under our 2014 Non-Employee Equity Compensation Plan. The term of each grant is ten years.  The option award granted to Mr. Rizzone vests over four years in 48 equal monthly installments beginning October 1, 2013, the start of the requisite service period. The option award granted to Mr. Leabman vested 3/48th on the grant date and 1/48th monthly through September 30, 2017. The option awards granted to Mr. Iwanski, Mr. Holmes and Mr. Crotty vest 25% of award amount as of October 1, 2014 and 1/48th of the award amount per month for the three years thereafter with the award fully vested on October 1, 2017. The option awards to Dr. Alexopoulos, Mr. Griffin, Mr. Gaulding and Mr. Jackson vest in four equal installments on each of March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014.

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Name of Officer	Number of Option Shares	Exercise Price
Stephen Rizzone	275,689	$1.68
Michael Leabman	57,644	$2.49
George Holmes	80,201	$2.49
Thomas Iwanski	80,201	$2.49
Bill Crotty	64,160	$2.49
Nicolaos Alexopolous	25,980	$3.63
Robert Griffin	25,980	$3.63
John Gaulding	19,013	$4.99
Rex Jackson	15,768	$6.00

Certain of our current officers have executed employment agreements with us or have received shares of common stock or options to purchase common stock as compensation.  Our independent directors also will receive compensation for their services to us.  See the section of this prospectus titled “Executive Compensation” for a discussion of these transactions.

On October 4, 2013, we entered into a Standard Industrial/Commercial Multi-Tenant Lease with ProSoft Engineering, Inc. for our principal office space located at 303 Ray Street, Pleasanton, CA 94566.  The lease covers approximately 3500 square feet of office and laboratory space and expires on June 4, 2014. The monthly rental rate under the lease is $6,055 and the aggregate amount payable to ProSoft Engineering under the lease is approximately $48,440 plus an additional security deposit of $6,055. Greg Brewer, a former member of our board of directors, is the owner and founder of ProSoft Engineering, Inc.

52

UNDERWRITING

We are offering the shares of common stock described in this prospectus through the underwriter, MDB Capital Group, LLC, which is acting as lead managing underwriter of the offering.  MDB Capital Group, LLC has rendered advisory services to us in the past and has acted as our placement agent in connection with the placement of our senior secured convertible promissory notes, which was consummated in May 2013.

We have agreed to enter into an underwriting agreement with the underwriter prior to the closing of this offering. Subject to the terms and conditions of the underwriting agreement, we will agree to sell to the underwriter, and the underwriter will agree to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, as it may be supplemented, shares of common stock.

The underwriter is committed to purchase all of the common shares offered by us, other than those covered by the option to purchase additional shares described below, if they purchase any shares.  The underwriting agreement provides that the underwriter’s obligations to purchase shares of our common stock are subject to conditions contained in the underwriting agreement.  A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

We have been advised by the underwriter that the underwriter proposes to offer shares of our common stock directly to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers that are members of the Financial Industry Regulatory Authority (FINRA). Any securities sold by the underwriter to such securities dealers will be sold at the public offering price less a selling concession not in excess of $0.288 per share. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriter.

None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus and any other offering material or advertisements in connection with the offer and sales of any of our common stock, be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of our common stock and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy any of our common stock included in this offering in any jurisdiction where that would not be permitted or legal.

The underwriter has advised us that it does not intend to confirm sales to any accounts over which they exercise discretionary authority.

Underwriting Discount and Expenses

The following table summarizes the underwriting discount and commission to be paid to the underwriter by us.

	Without Over-Allotment	With Over-Allotment
Public offering price	$24,000,000	$27,600,000
Underwriting discount to be paid to the underwriter	$1,920,000	$2,208,000
Non-accountable expense allowance	$175,000	$175,000
Net proceeds, before other expenses	$21,905,000	$25,217,000

53

We estimate the total expenses payable by us for this offering to be approximately $2.67 million, which amount includes (i) the underwriting discount of $1.92 million ($2.21 million if the underwriter’s over-allotment option is exercised in full), (ii) reimbursement of the non-accountable expenses of the underwriter equal to $175,000 (none of which has been paid in advance), including the legal fees of the underwriter being paid by us, and (iii) other estimated company expenses of approximately $575,000, which includes legal, accounting, printing costs and various fees associated with the registration and listing of our shares.  In no event will the aggregated expenses reimbursed to MDB Capital Group, LLC exceed $175,000.

Over-allotment Option

We have granted to the underwriter an option, exercisable not later than 45 days after the date of this prospectus, to purchase up to an additional 600,000 shares of our common stock (up to 15% of the shares firmly committed in this offering) at the public offering price, less the underwriting discount, set forth on the cover page of this prospectus. The underwriter may exercise the option solely to cover over-allotments, if any, made in connection with this offering. If any additional shares of our common stock are purchased pursuant to the over-allotment option, the underwriter will offer these additional shares of our common stock on the same terms as those on which the other shares of common stock are being offered hereby.

Determination of Offering Price

There is no current market for our common stock. Our underwriter, MDB Capital Group, LLC, is not obligated to make a market in our securities, and even if it chooses to make a market, can discontinue at any time without notice. Neither we nor the underwriter can provide any assurance that an active and liquid trading market in our securities will develop or, if developed, that the market will continue.

The public offering price of the shares offered by this prospectus has been determined by negotiation between us and the underwriter. Among the factors considered in determining the public offering price of the shares were:

•	our history and our prospects;

•	the industry in which we operate;

•	our past and present operating results;

•	the previous experience of our executive officers; and

•	the general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the shares can be resold at or above the public offering price.

Underwriter Warrant

We have agreed to issue to MDB Capital Group, LLC and its designees a warrant to purchase shares of our common stock (up to 10% of the shares of common stock sold in this offering). This warrant is exercisable at $7.50 per share (125% of the price of the common stock sold in this offering), commencing on the effective date of this offering and expiring five years from the effective date of this offering. The warrant and the shares of common stock underlying the warrant have been deemed compensation by FINRA and are therefore subject to a 180 day lock-up pursuant to Rule 5110(g)(1) of FINRA. MDB Capital Group, LLC (or permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate this warrant or the securities underlying this warrant, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this warrant or the underlying securities for a period of 180 days from the effective date of the offering.

54

Pursuant to engagement agreements entered into on January 23, 2013 with MDB Capital Group, LLC, on May 16, 2013 we issued warrants to purchase an aggregate of 431,006 shares of our common stock to MDB Capital Group, LLC.  These warrants are exercisable at any time commencing six months after completion of this offering through May 16, 2018.  278,228 of these warrants have an exercise price of $0.04 per share and 152,778 of these warrants have an exercise price of $3.60 per share.  We issued these warrants to MDB Capital Group, LLC for advisory services performed prior to May 16, 2013 and private placement agency services rendered in connection with the May 16, 2013 private placement of our senior secured convertible promissory notes. In January 2014 MDB Capital Group, LLC transferred 50% of these warrants to certain transferees.

Lock-Up Agreements

All of our officers, directors, employees, stockholders beneficially owning 5% or more of our common stock and MDB Capital Group, LLC and its transferees (with respect to the warrants originally issued on May 16, 2013) have agreed that, until the one year anniversary of the date of the Underwriting Agreement we will enter into in conjunction with this offering, they will not sell, contract to sell, grant any option for the sale or otherwise dispose of any of our equity securities, or any securities convertible into or exercisable or exchangeable for our equity securities, without the consent of MDB Capital Group, LLC (and in the case of MDB Capital Group, also the Company), except for exercise or conversion of currently outstanding warrants, options and convertible securities, as applicable; and exercise of options under our stock incentive plan (the “One Year Lock-Up”).  The number of currently outstanding shares of common stock subject to the One Year Lock-Up totals 2,918,740 shares, the number of shares underlying options and warrants subject to the One Year Lock-Up totals 1,331,279 shares.

The purchasers of our senior secured convertible promissory notes are subject to lock-up requirements for periods that may last no more than 180 days following the date of this prospectus (the “180 Days Lock-Up”). The number of shares of common stock to be issued to the holders of our senior secured convertible promissory notes that will be subject to the 180 Days Lock-Up as of December 31, 2013 totals 1,902,651 shares. The warrant to purchase up to 10% of the shares of common stock sold in this offering that we have agreed to issue MDB Capital Group, LLC in connection with this offering will also be subject to the 180 Days Lock-up.

Other than in respect of the 10% warrant being issued to MDB Capital Group, LLC in connection with this offering, the underwriter may consent to an early release from the lock-up period if, in its opinion, the market for the common stock would not be adversely impacted by sales and in cases of a financial emergency of an officer, director or other stockholder. We are unaware of any security holder who intends to ask for consent to dispose of any of our equity securities during the relevant lock-up periods.

Indemnification

We will agree to indemnify the underwriter against certain liabilities, including certain liabilities arising under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

Short Positions and Penalty Bids

The underwriter may engage in over-allotment, syndicate covering transactions, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act.

55

•	Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by an underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any short position by either exercising its over-allotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If an underwriter sells more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit an underwriter to reclaim a selling concession from a syndicate member when the shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NASDAQ Capital Market, and if commenced, they may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriter, or by its affiliates. In those cases, prospective investors may view offering terms online and, depending upon the underwriter, prospective investors may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

The underwriter’s compensation in connection with this offering is limited to the fees and expenses described above under “Underwriting Discount and Expenses.”

56

USE OF PROCEEDS

We estimate the gross proceeds from the sale of 4,000,000 shares of common stock in this offering, prior to deducting underwriting discounts and commissions and the estimated offering expenses payable by us, will be approximately $24.00 million (approximately $27.60 million if the over-allotment option granted to the underwriter is exercised in full).

We estimate that we will receive net proceeds of approximately $21.33 million, after deducting underwriting discounts and commissions and our underwriter’s expense allowance, and other estimated expenses of approximately $2.67 million, which includes legal, accounting, printing costs and various fees associated with the registration and listing of our shares.  If the underwriter exercises its right to purchase an additional 600,000 shares of common stock to cover over-allotments, we will receive an additional approximately $3.31 million, after deducting $288,000 for underwriting discounts and commissions.

We intend to use the net proceeds from our sale of common stock in this offering as follows: approximately $12.4 million will be used for product research, development, reference design development and product certifications, approximately $0.7 million will be used for the protection of our intellectual property, approximately $3.4 million will be used for sales and marketing activities, approximately $0.8 million will be used for the purchase of fixed assets which consists primarily of computer equipment and software, and the balance of the funds will be used for general and administrative expenses and other general corporate purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, results from our research and development efforts, business developments and opportunities and related sales and marketing activities. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the proceeds from this offering. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used include:

•	the existence of unforeseen or other opportunities or the need to take advantage of changes in timing of our existing activities;

•	the need or desire on our part to accelerate, increase, reduce or eliminate one or more existing initiatives due to, among other things, changing market conditions and competitive developments or interim results of research and development efforts;

•	results from our business development and marketing efforts;

•	the effect of federal, state, and local regulation on our business; and

•	the presentation of strategic opportunities of which we are not currently aware (including acquisitions, joint ventures, licensing and other similar transactions).

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized.

57

CAPITALIZATION

The following table sets forth our actual cash and cash equivalents and capitalization, each as of December 31, 2013:

•	on an actual basis;

•	on a pro forma as adjusted basis to give effect to the reverse stock split and conversion of the convertible debt into common stock; and

•	on a pro forma as adjusted basis to give effect to the reverse stock split, conversion of the convertible debt into common stock and issuance of the common stock offered hereby and the use of proceeds, as described in the section entitled “Use of Proceeds.”

You should consider this table in conjunction with our financial statements and the notes to those financial statements included in this prospectus.

	Actual	As adjusted for the effect of the reverse stock split, the sale of 210,526 shares of stock and the conversion of the senior secured convertible notes (1)	As adjusted for the offering
Total debt at face value, net of debt discount
Convertible debt less debt discount	$829,298	$-	$-
Stockholders’ equity
Common stock, par value $0.00001 per share – 40,000,000 shares of common stock authorized at December 31, 2013; 10,805,773 shares issued and outstanding as of December 31, 2013; 4,843,693 shares issued and outstanding after giving effect to the reverse stock split, the sale of 210,526 shares of stock and the conversion of the senior secured convertible notes; 8,843693 shares issued and outstanding, as adjusted after giving effect to the offering.	$108	$48.00	$88.00
Additional paid-in-capital	197,168	12,513,134	33,843,094
Accumulated deficit	(5,542,368)	(10,555,976)	(10,555,976)
Total stockholders’ equity (deficit)	(5,345,092)	1,957,206	23,287,206
Total capitalization	(4,515,794)	1,957,206	23,287,206
Stockholders’ equity (deficit) per share	$(0.49)	$0.41	$2.64
Shares outstanding	10,805,773	4,821,391	8,821,391

(1)	Assumes that 4,000,000 shares of common stock are sold in this offering and that the net proceeds thereof are approximately $21.33 million after deducting underwriting discounts and commissions and our estimated expenses. If the underwriter’s over-allotment option is exercised in full, net proceeds will increase to approximately $24.64 million.

The following shares were not included in the above calculations:

•	275,689 shares of our common stock reserved for issuance under stock option agreements outstanding at December 31, 2013 with a weighted average exercise price of $1.68 per share;

•	431,006 shares of common stock reserved for issuance under warrants outstanding at December 31, 2013 with a weighted average exercise price of $1.30 per share; and

•	766,478 shares of our common stock reserved for future issuance under our 2013 Equity Incentive Plan as of December 31, 2013;

•	shares to be issued upon conversion of interest accrued on our senior secured convertible promissory notes after December 31, 2013; and

•	shares of our common stock issuable upon exercise of the warrant to be issued to the underwriter representing ten percent of the number of shares offered by this prospectus.

58

DILUTION

Our net tangible book value as of December 31, 2013 was ($5,345,092), or ($1.97) per share of common stock. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. On a pro forma basis after giving effect to our issuance of 210,526 shares of common stock to a strategic investor pursuant to a stock purchase agreement dated March 7, 2014, and assuming the conversion of $5,707,954 of senior secured convertible notes and accrued interest, our net tangible book value as of December 31, 2013 would have been $2,165,151 or $0.45 per share. After giving effect to our sale of 4,000,000 shares in this offering at the public offering price of $6.00 per share, after deducting the commissions and estimated offering expenses payable by us, our net tangible book value as of December 31, 2013 would have been $23,495,151 or $2.66 per share. This represents an immediate increase in net tangible book value of $2.21 per share to existing stockholders and an immediate dilution in net tangible book value of $3.34 per share to investors in this offering. The following table illustrates this calculation.

Public offering price	$6.00
Pro forma net tangible book value per share as of December 31, 2013	$0.45
Increase per share attributable to this offering	$2.21
As adjusted tangible book value per share after this offering	$2.66
Dilution per share to new investors in this offering	$3.34

The following shares were not included in the above calculations:

•	275,689 shares of our common stock reserved for issuance under stock option agreements outstanding at December 31, 2013 with a weighted average exercise price of $1.68 per share;

•	431,006 shares of common stock reserved for issuance under warrants outstanding at December 31, 2013 with a weighted average exercise price of $1.30 per share; and

•	766,478 shares of our common stock reserved for future issuance under our 2013 Equity Incentive Plan as of December 31, 2013;

•	shares to be issued upon conversion of interest accrued on our senior secured convertible promissory notes after December 31, 2013; and

•	shares of our common stock issuable upon exercise of the warrant to be issued to the underwriter representing ten percent of the number of shares offered by this prospectus.

LEGAL MATTERS

K&L Gates LLP, with an office at Hearst Tower, 47th Floor, 214 North Tryon Street, Charlotte, North Carolina 28202, will pass upon the validity of the shares of common stock offered by this prospectus and certain other legal matters. Golenbock Eiseman Assor Bell & Peskoe LLP, with an office at 437 Madison Avenue, New York, New York 10022-7020, is legal counsel to MDB Capital Group, LLC.

59

EXPERTS

The financial statements of Energous Corporation (F/K/A DvineWave, Inc.) as of December 31, 2013 and 2012 and for the year ended December 31, 2013, for the period October 30, 2012 (inception) through December 30, 2012 and for the period October 30, 2012 (Inception) through December 31, 2013 included in this prospectus have been audited by Marcum LLP, independent registered public accounting firm (which contain an explanatory paragraph related to our ability to continue as a going concern as described in Note 2 to our financial statements) as set forth in their report. We have included these financial statements in this prospectus in reliance upon the report of Marcum LLP, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act that registers the shares of our common stock to be sold in this offering. Our SEC filings are and will become available to the public over the Internet at the SEC’s website at www.sec.gov.  You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

60

Energous Corporation

(f/k/a DvineWave Inc.)

INDEX TO FINANCIAL STATEMENTS

Page(s)

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheets as of December 31, 2013 and 2012	F-2

Statements of Operations for the year ended December 31, 2013, the period October 30, 2012 (inception) through December 31, 2012 and for the period October 30, 2012 (inception) through December 31, 2013	F-3

Statement of Changes in Stockholders' Deficit for the period October 30, 2012 (inception) through December 31, 2013	F-4

Statements of Cash Flows for the year ended December 31, 2013, for the period October 30, 2012 (inception) through December 31, 2012 and for the period October 30, 2012 (inception) through December 31, 2013	F-5

Notes to Financial Statements	F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

of Energous Corporation (f/k/a DvineWave Inc.)

We have audited the accompanying balance sheets of Energous Corporation (f/k/a DvineWave Inc.) (a development stage company) (the “Company”) as of December 31, 2013 and 2012 and the related statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2013, for the period from October 30, 2012 (inception) through December 31, 2012 and for the period October 30, 2012 (inception) through December 31, 2013.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Energous Corporation (a development stage company) as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the year ended December 31, 2013, for the period from October 30, 2012 (inception) through December 31, 2012 and for the period from October 30, 2012 (inception) through December 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, at December 31, 2013, the Company is in its development stage, has not yet generated revenues and is dependent upon future sources of equity or debt financing in order to fund its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP
Marcum LLP
Melville, NY
March 21, 2014

F-1

Energous Corporation

(f/k/a DvineWave Inc.)

(A Development Stage Company)

BALANCE SHEETS

	As of December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$1,953,780	$994
Prepaid expenses and other current assets	127,197	-
Total current assets	2,080,977	994

Property and equipment, net	189,612	-
Deferred offering costs	88,319	-
Other assets	6,959	-
Total assets	$2,365,867	$994

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$361,038	$1,875
Accrued expenses	243,623	10,406
Convertible promissory notes, net	829,298	-
Derivative liabilities	6,277,000	-
Total liabilities	7,710,959	12,281

Commitments and contingencies

Stockholders’ deficit
Preferred Stock, $0.00001 par value, 0 and 5,000,000 shares authorized at December 31, 2013 and December 31, 2012, respectively; no shares issued or outstanding.	-	-
Common Stock, $0.00001 par value, 40,000,000 and 18,000,000 shares authorized at December 31, 2013 and December 31, 2012, respectively; 10,805,773 and 7,680,000 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively.	108	77
Additional paid-in capital	197,168	9,923
Deficit accumulated during the development stage	(5,542,368)	(21,287)
Total stockholders’ deficit	(5,345,092)	(11,287)
Total liabilities and stockholders’ deficit	$2,365,867	$994

The accompanying notes are an integral part of these financial statements.

F-2

Energous Corporation

(f/k/a DvineWave Inc.)

(A Development Stage Company)

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2013	For the Period October 30, 2012 (Inception) through December 31, 2012	For the Period October 30, 2012 (Inception) through December 31, 2013

STATEMENTS OF OPERATIONS:
Operating expenses:
Derivative instrument issuance expenses	$887,062	$-	$887,062
Research and development expenses	2,109,890	17,103	2,126,993
General and administrative expenses	1,204,896	4,184	1,209,080
Marketing expenses	233,622	-	233,622
Loss from operations	(4,435,470)	(21,287)	(4,456,757)
Other (expense) income:
Change in fair value of derivative liabilities	(177,000)	-	(177,000)
Interest expense	(908,611)	-	(908,611)
Other (expense) income, net	(1,085,611)	-	(1,085,611)
Net loss	$(5,521,081)	$(21,287)	$(5,542,368)
Basic and diluted net loss per common share	$(0.53)	$(0.00)
Weighted average shares outstanding, basic and diluted	10,441,916	7,680,000
Proforma net loss per share - basic and diluted (unaudited). See Note 12.	$(2.11)	$(0.01)
Proforma weighted average shares outstanding (unaudited). See Note 12.	2,617,022	1,924,812

The accompanying notes are an integral part of these financial statements.

F-3

Energous Corporation

(f/k/a DvineWave Inc.)

(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

	Common Stock		Additional Paid-in	Deficit Accumulated During the Development	Total Stockholders'
	Shares	Amount	Capital	Stage	Deficit

Balance, October 30, 2012 (inception)	-	$-	$-	$-	$-

Common stock sold on November 8, 2012 to third party investor at $0.0013 per share	7,680,000	77	9,923	-	10,000

Net loss for the period from October 30, 2012 (inception) through December 31, 2012	-	-	-	(21,287)	(21,287)

Balance, December 31, 2012	7,680,000	77	9,923	(21,287)	(11,287)

Common stock sold on January 28, 2013 to founder at $0.0013 per share	320,000	3	414	-	417

Common stock sold on March 4, 2013 to affiliate of a director at $0.06 per share	2,666,666	27	159,973	-	160,000

Common stock sold on May 7, 2013 to third party investor at $0.06 per share	80,000	1	4,799	-	4,800

Restricted common stock sold on May 14, 2013 under the 2013 Stock Plan of DvineWave, Inc., to consultant at $0.10 per share	354,640	3	35,461	-	35,464

Repurchase and retirement of restricted common stock from consultant on November 30, 2013 at $0.10 per share	(295,533)	(3)	(29,550)	-	(29,553)

Stock-based compensation	-	-	16,148	-	16,148

Net loss for the year ended December 31, 2013	-	-	-	(5,521,081)	(5,521,081)

Balance, December 31, 2013	10,805,773	$108	$197,168	$(5,542,368)	$(5,345,092)

The accompanying notes are an integral part of these financial statements.

F-4

Energous Corporation

(f/k/a DvineWave Inc.)

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2013	For the Period October 30, 2012 (inception) through December 31, 2012	For the Period October 30, 2012 (inception) through December 31, 2013

Cash flows from operating activities:
Net loss	$(5,521,081)	$(21,287)	$(5,542,368)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,717	-	4,717
Stock based compensation	16,148	-	16,148
Amortization of debt discount	705,289	-	705,289
Warrant expense	724,000	-	724,000
Change is fair market value of derivative liabilities	177,000	-	177,000
Write off of abandoned trademark	4,725	-	4,725
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(127,197)	-	(127,197)
Other assets	(6,959)	-	(6,959)
Accounts payable	359,163	1,875	361,038
Accrued expenses	233,217	10,406	243,623
Net cash used in operating activities	(3,430,978)	(9,006)	(3,439,984)

Cash flows from investing activities:
Purchase of property and equipment	(194,329)	-	(194,329)
Costs of trademark	(4,725)	-	(4,725)
Net cash used in investing activities	(199,054)	-	(199,054)

Cash flows from financing activities:
Proceeds from the sale of common stock	200,681	10,000	210,681
Payment of deferred offering costs	(88,319)	-	(88,319)
Repurchase of restricted common stock	(29,553)	-	(29,553)
Proceeds from the sale of senior secured convertible notes	5,500,009	-	5,500,009
Net cash provided by financing activities	5,582,818	10,000	5,592,818

Net increase in cash and cash equivalents	1,952,786	994	1,953,780
Cash and cash equivalents - beginning	994	-	-
Cash and cash equivalents - ending	1,953,780	994	1,953,780

The accompanying notes are an integral part of these financial statements.

F-5

ENERGOUS CORPORATION

(F/K/A DvineWave, Inc.)

(A Development Stage Company)

Notes to Financial Statements

Note 1 - Business Organization, Nature of Operations

Energous Corporation (f/k/a DvineWave Inc.) (the “Company”) was incorporated in Delaware on October 30, 2012 (inception). The Company is a development stage technology company focused on developing a solution to delivering a wireless charging system, as a means of providing convenient, adaptive wireless power charging capabilities to low power fixed and mobile devices, such as mobile phones, tablets, toys, videogame controllers, watches, remote controls, smoke alarms, window covering deployment and retraction motors, installed sensors and night and emergency lighting fixtures that use or are capable of using a rechargeable battery. The Company is targeting both consumer and commercial enterprise markets that use such rechargeable fixed and mobile devices.

As of December 31, 2013, the Company had not yet completed the development of its product and has not yet recorded any revenues. Since inception, the Company’s primary activities have consisted of developing its business plan, raising capital, recruiting and hiring its executive team and developing its technology. To date, these activities have been funded through sales of common stock and the sale of Senior Secured Convertible Notes (“Convertible Notes”) (See Note 7, Private Placement).

The Company is considered to be in the development stage, and as such, the Company’s financial statements are prepared in accordance with the Accounting Standards Codification (“ASC”) topic 915, “Development Stage Entities.” The Company is subject to all of the risks associated with development stage companies.

Note 2 – Going Concern and Management Plans

As of December 31, 2013, the Company’s cash on hand was $1,953,780. The Company has not generated revenues since its inception and has incurred net losses for the year ended December 31, 2013, for the period October 30, 2012 (inception) through December 31, 2012 and for the period October 30, 2012 (inception) through December 31, 2013 of $5,521,081, $21,287 and $5,542,368, respectively. During the year ended December 31, 2013, the Company has met its liquidity requirements principally through the private placement of convertible notes.

As of December 31, 2013, the Company had a working capital deficiency and a stockholders’ deficit of $5,629,982 and $5,345,092, respectively.

The Company expects that the cash it has available as of March 12, 2014 will fund its operations only until May, 2014.  The Company intends to raise additional capital through its initial public offering (“IPO”), though there is no assurance that it will be able to do so. If the Company is unable to raise additional capital, the Company may have to curtail its research and development efforts, delay repayments of its Convertible Notes, delay payments to vendors, and/or initiate cost reductions, which would have a material adverse effect on the Company’s business, financial condition and results of operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statement do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-6

ENERGOUS CORPORATION

(F/K/A DvineWave, Inc.)

(A Development Stage Company)

Notes to Financial Statements

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements as well as the reported expenses during the reporting periods.

The Company’s significant estimates and assumptions include the valuation of the Company’s common stock and the valuation of derivative financial instruments, the amortization of deferred financing costs, the amortization and recoverability of capitalized patent costs and useful lives of long-lived assets, and income tax expense, some of these judgments can be subjective and complex, and, consequently, actual results may differ from these estimates. Although the Company believes that its estimates and assumptions are reasonable, they are based upon information available at the time the estimates and assumptions were made. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company maintains cash in bank accounts, consisting solely of deposits held at major banks, which, at times, may exceed federally insured limits. Cash equivalents include investments in open ended money market accounts held at the same major banks. The Company has not experienced any losses in such accounts and periodically evaluates the credit worthiness of the financial institutions and has determined the credit exposure to be negligible.

Property and Equipment

Property and equipment are stated at cost net of accumulated depreciation, which is recorded using the straight line method at rates sufficient to charge the cost of depreciable assets to operations over their estimated useful lives, which range from 3 to 7 years. Maintenance and repairs are charged to operations as incurred.

F-7

ENERGOUS CORPORATION

(F/K/A DvineWave, Inc.)

(A Development Stage Company)

Notes to Financial Statements

Note 3 – Summary of Significant Accounting Policies, continued

Deferred Offering Costs

Deferred offering costs consist principally of legal, accounting and other fees incurred through the balance sheet date that are directly related to the Company’s IPO and that will be charged to stockholders’ equity upon the receipt of the capital raised.

Trademarks

Legal and filing fees incurred in connection with the registration of trademarks are capitalized.

Research and Development

Research and development expenses are charged to operations as incurred. For internally developed patents, all costs incurred to the point when a patent application is to be filed are expended as incurred as research and development expense. Patent application costs, generally legal costs, are expensed as research and development costs until such time as the future economic benefits of such patents become more certain. The Company incurred research and development costs of $2,109,890, $17,103 and $2,126,993 for the year ended December 31, 2013, for the period October 30, 2012 (inception) through December 31, 2012 and during the period from October 31, 2012 (inception) through December 31, 2013, respectively.

Impairment of Long-lived Assets

The Company reviews for the impairment of long-lived assets, including trademarks, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. Included in general and administrative expenses for the write off of an abandoned trademark is $4,725, $0 and $4,725 for the year ended December 31, 2013, for the period October 30, 2012 (inception) through December 31, 2012 and during the period from October 31, 2012 (inception) through December 31, 2013, respectively.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

For the year ended December 31, 2013 and for the period October 30, 2012 (inception) through December 31, 2012, the Company had approximately $2,108,000 and $17,000, respectively, of research and development expenses capitalized for federal income tax purposes, with amortization commencing upon the Company receiving an economic benefit from the related research. For the period October 30, 2012 (inception) through December 31, 2012, $4,000 of organization costs were capitalized and will be amortized for federal income tax purposes over 15 years. Accordingly, as of December 31, 2013, the Company had approximately $2,263,391 gross federal and state net operating loss carryovers (“NOLs”). For the year ended December 31, 2013 and for the period October 30, 2012 (inception) through December 31, 2012, the deferred tax assets in connection with the net operating loss carryover, the research and development costs and the organizational costs were fully reserved, and the Company’s effective tax rate was 0%.

F-8

ENERGOUS CORPORATION

(F/K/A DvineWave, Inc.)

(A Development Stage Company)

Notes to Financial Statements

Note 3 – Summary of Significant Accounting Policies, continued

Income Taxes, continued

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the future generation of taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and taxing strategies in making this assessment. Based on this assessment, management has established a full valuation allowance against all of the net deferred tax assets for each period, since it is more likely than not that all of the deferred tax assets will not be realized.

Tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement. A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. As of December 31, 2013, no liability for unrecognized tax benefits was required to be reported. The guidance also discusses the classification of related interest and penalties on income taxes. The Company’s policy is to record interest and penalties on uncertain tax positions as a component of income tax expense. No interest or penalties were recorded for the year ended December 31, 2013 or for the period October 30, 2012 (inception) through December 31, 2012.

Net Loss Per Common Share

Basic net loss per share is computed by dividing net loss available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share are computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of the conversion of the Company’s convertible notes and warrants (using the if-converted method). The computation of basic loss per share for the year ended December 31, 2013 and for the period October 30, 2012 (inception) through December 31, 2012 excludes potentially dilutive securities of 14,068,358 and 0, respectively, because their inclusion would be antidilutive. As a result, the computations of net loss per share for each period presented is the same for both basic and fully diluted.

Potentially dilutive securities outlined in the table below have been excluded from the computation of diluted net loss per share, because the effect of their inclusion would have been anti-dilutive.

	For the Year Ended December 31,	For the Period October 30, 2012 (Inception) Through December 31,
	2013	2012
Convertible Notes – principal	10,576,923	-
Convertible Notes – accrued interest	399,894	-
Consulting Warrant to purchase common stock	1,110,131	-
Financing Warrant to purchase common stock	881,410	-
Options to purchase common stock	1,100,000	-
Total potentially dilutive securities	14,068,358	-

F-9

ENERGOUS CORPORATION

(F/K/A DvineWave, Inc.)

(A Development Stage Company)

Notes to Financial Statements

Note 3 – Summary of Significant Accounting Policies, continued

Fair Value Measurements

The carrying amounts of cash and cash equivalents, accounts payable and accrued expenses, approximate fair value due to the short-term nature of these instruments.

Fair value is defined as an exit price, representing the amount that would be received upon the sale of an asset or payment to transfer a liability in an orderly transaction between market participants. Fair value is a market-based measurement that is determined based on assumptions that market participants would use in pricing an asset or liability. A three-tier fair value hierarchy is used to prioritize the inputs in measuring fair value as follows:

Level 1	Quoted prices in active markets for identical assets or liabilities.
Level 2	Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable, either directly or indirectly.
Level 3	Significant unobservable inputs that cannot be corroborated by market data.

The assets or liability’s fair value measurement within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement. The following table provides a summary of the assets that are measured at fair value on a recurring basis.

	Total	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative Liabilities:
December 31, 2012	$-	$-	$-	$-
December 31, 2013:
Conversion Feature	$5,573,000	$-	$-	$5,573,000
Financing Warrant	175,000	-	-	175,000
Consulting Warrant	529,000	-	-	529,000
Total	$6,277,000	$-	$-	$6,277,000

F-10

ENERGOUS CORPORATION

(F/K/A DvineWave, Inc.)

(A Development Stage Company)

Notes to Financial Statements

Note 3 – Summary of Significant Accounting Policies, continued

Fair Value Measurements, continued

The following table sets forth a summary of the changes in the fair value of the Company’s Level 3 financial liabilities that are measured at fair value on a recurring basis:

	For the Year Ended December 31, 2013	For the Period October 30, 2012 (inception) Through December 31, 2012
Beginning balance	$-	$-
Aggregate fair value of conversion feature and warrants upon issuance	6,100,000	-
Change in fair value of conversion feature and warrants	177,000	-
Ending balance	$6,277,000	$-

The conversion feature of the Convertible Notes was measured at fair value using a Monte Carlo simulation and is classified within Level 3 of the valuation hierarchy. The warrant liabilities for the Financing Warrant and the Consulting Warrant were measured at fair value using a Monte Carlo simulation and are classified within Level 3 of the valuation hierarchy. The significant assumptions and valuation methods that the Company used to determine fair value and the change in fair value of the Company’s derivative financial instruments are discussed in Note 7 – Private Placement.

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the derivate liabilities. For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company’s Chief Financial Officer determined its valuation policies and procedures. The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s Chief Financial Officer with support from the Company’s consultants and which are approved by the Chief Financial Officer.

Level 3 financial liabilities consist of the derivative liabilities for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

The Company uses a Monte Carlo model to value Level 3 financial liabilities at inception and on subsequent valuation dates. This simulation incorporates transaction details such as the Company’s stock price, contractual terms, maturity, risk free rates, as well as, volatility. The Company also used a binomial simulation and Black-Scholes economic model as supplemental valuation tools in order to validate the reasonableness of the results of the Monte Carlo simulation when measuring the Financing Warrant and the Consulting Warrant.

F-11

ENERGOUS CORPORATION

(F/K/A DvineWave, Inc.)

(A Development Stage Company)

Notes to Financial Statements

Note 3 – Summary of Significant Accounting Policies, continued

Fair Value Measurements, continued

A significant decrease in the volatility or a significant decrease in the Company’s stock price, in isolation, would result in a significantly lower fair value measurement. Changes in the values of the derivative liabilities are recorded in Change in Fair Value of Derivative Liabilities within Other Expense (Income) on the Company’s Statements of Operations.

As of December 31, 2013 and 2012, there were no transfers in or out of level 3 from other levels in the fair value hierarchy.

In accordance with the provisions of ASC 815, the Company presented the conversion feature and warrant liabilities at fair value on its balance sheet, with the corresponding changes in fair value recorded in the Company’s statement of operations for the applicable reporting periods.

The fair value of the Company’s common stock was determined by a third party valuation consultant, and was derived from the valuation of the Company using a methodology which back-solved to the fair value of the common stock on May 16, 2013 and December 31, 2013, based upon the Company’s capitalization, existing dilutive securities and the proceeds received from the issuance of the Convertible Notes. For the purposes of this back-solve computation, management assumed that the Convertible Notes would convert at $0.52 per share (the floor level), and that the Financing Warrant would have an exercise price of $0.624 per common share or, 120% of the exercise price of the Convertible Notes.

Management determined that the results of its valuations are reasonable.

F-12

ENERGOUS CORPORATION

(F/K/A DvineWave, Inc.)

(A Development Stage Company)

Notes to Financial Statements

Note 3 – Summary of Significant Accounting Policies, continued

Convertible Instruments

The Company accounts for hybrid contracts that feature conversion options in accordance with ASC 815 “Derivatives and Hedging Activities,” (“ASC 815”) and ASC 480 “Distinguishing Liabilities from Equity” (“ASC 480”), which require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (i) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (ii) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (iii) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. The Company accounts for convertible instruments which have been determined to be free standing derivative financial instruments (when the Company has determined that the embedded conversion options should be bifurcated from their host instruments) in accordance with ASC 815.  Under ASC 815, a portion of the proceeds received upon the issuance of the hybrid contract are allocated to the fair value of the derivative. The derivative is subsequently marked to market at each reporting date based on current fair value, with the changes in fair value reported in results of operations.

Conversion options that contain variable settlement features such as provisions to adjust the conversion price upon subsequent issuances of equity or equity linked securities at exercise prices more favorable than that featured in the hybrid contract generally result in their bifurcation from the host instrument.

The Company accounts for convertible debt instruments, when the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, in accordance with ASC 470-20 “Debt with Conversion and Other Options”. The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt.

F-13

ENERGOUS CORPORATION

(F/K/A DvineWave, Inc.)

(A Development Stage Company)

Notes to Financial Statements

Note 3 – Summary of Significant Accounting Policies, continued

Common Stock Purchase Warrants and Other Derivative Financial Instruments

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provides a choice of net-cash settlement or settlement in the Company’s own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company's own stock as defined in ASC 815-40 "Contracts in Entity's Own Equity" (“ASC 815-40”). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).  The Company assesses classification of common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities or equity is required.

Management’s Evaluation of Subsequent Events

The Company evaluates events that have occurred after the balance sheet date of December 31, 2013, through the date which the financial statements were available to be issued. Based upon the review, other than described in Note 12 – Subsequent Event, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

Note 4 – Property and Equipment

Property and equipment are as follows:

	As of December 31,
	2013	2012
Computer software	$114,876	-
Computer hardware	28,779	-
Furniture and fixtures	35,919	-
Leasehold improvements	14,755	-
	194,329	-
Less – Accumulated depreciation	(4,717)	-
Total property and equipment, net	$189,612	-

Total depreciation and amortization expense of the Company’s property and equipment was $4,717, $0 and $4,717, for the year ended December 31, 2013, for the period October 30, 2012 (inception) through December 31, 2012 and for the period October 30, 2012 (inception) through December 31, 2013, respectively. For the year ended December 31, 2013, for the period October 30, 2012 (inception) through December 31, 2012 and for the period October 30, 2012 (inception) through December 31, 2013, depreciation and amortization charged to general and administrative expenses was $3,102, $0 and $3,102 and charged to research and development expense was $1,615, $0 and $1,615, respectively.

F-14

ENERGOUS CORPORATION

(F/K/A DvineWave, Inc.)

(A Development Stage Company)

Notes to Financial Statements

Note 5 – Accrued Expenses and Other Current Liabilities

Accrued expenses consist of the following:

	As of December 31,
	2013	2012
Accrued interest payable	$207,945	$-
Accrued compensation	19,894	-
Other accrued expenses	15,784	10,406
Total	$243,623	$10,406

Note 6 – Private Placement

Senior Secured Convertible Notes

On May 16, 2013, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with accredited investors (the “Investors”), pursuant to which the Company sold an aggregate of (i) $5,500,009 principal amount of senior secured convertible notes (the “Convertible Notes”). In connection with the sale of the Convertible Notes (the “Bridge Financing”), the Company entered into a registration rights agreement (the “Registration Rights Agreement”) and a security agreement (the “Security Agreement”) with the Investors. The closing of the Bridge Financing was completed on May 16, 2013. The Convertible Notes bear interest at 6% per annum and mature on August 16, 2014.

The principal and interest of the Convertible Notes are convertible into the Company’s common stock at a conversion price between $0.52 and $1.04 per share depending on the facts and circumstances at the time of the conversion (see below). Upon issuance, the Convertible Notes bear simple interest at 6% per annum, and upon the occurrence of any specified event of default, the Convertible Notes would bear interest at 12% per annum. The Convertible Notes may be prepaid or converted into Common Stock with consent of the holder or the holders of a majority of the principal then outstanding under all the Convertible Notes (the "Required Holders") and upon certain events constituting a change in control of the Company. The Convertible Notes are required to be converted upon a qualifying initial public offering of at least $10,000,000 (the “IPO”), if any, in which case the conversion price is to be equal to 50% of the price to the public in such offering (but not more than $1.04 or less than $0.52 per share). A Convertible Note may also be converted in certain circumstances at the election of the holder of the Convertible Note in connection with a financing that is not an initial public offering, in which case the conversion price is to be equal to 50% of the price paid by the investors in such financing (but not more than $1.04 or less than $0.52 per share). In the event of an optional conversion by the holder of a Convertible Note during a continuing event of default, the conversion price would be $0.52; otherwise the optional conversion price would be $1.04. The conversion price under the Convertible Notes is further subject to adjustment in the event of stock splits, combinations or the like and upon certain other events, all as provided in the Convertible Notes.

The aggregate amount of accrued interest on the Convertible Notes was $207,945 and $0 as of December 31, 2013 and December 31, 2012, respectively. As of December 31, 2013, the principal and accrued interest on the Convertible Notes were convertible into 10,576,923 and 399,894 shares of the Company’s common stock, respectively, assuming a conversion price of $0.52 per share.

F-15

ENERGOUS CORPORATION

(F/K/A DvineWave, Inc.)

(A Development Stage Company)

Notes to Financial Statements

Note 6 – Private Placement, continued

Accounting for the Senior Secured Convertible Notes

Pursuant to the terms of the Convertible Notes, the conversion price is subject to adjustment in the event of an IPO, other financing and upon certain other events. The embedded conversion feature was not clearly and closely related to the host instrument and was bifurcated from the host Convertible Notes as a derivative, principally because the instrument’s variable exercise price terms would not qualify as being indexed to the Company’s own common stock. Accordingly, this conversion feature instrument has been classified as a derivative liability in the accompanying balance sheet as of December 31, 2013.  Derivative liabilities are initially recorded at fair value and are then re-valued at each reporting date, with changes in fair value recognized in earnings during the reporting period.

The Company determined that the initial fair value of the embedded conversion option was $5,376,000.  From the gross proceeds upon the issuance of the Convertible Notes of $5,500,009, the Company deducted in full the fair value of the embedded conversion feature of $5,376,000 as a debt discount, as shown below. The debt discount is being amortized under the effective interest method over the term of the Convertible Notes.

Face value of the Convertible Notes	$5,500,009
Discount-fair value of embedded conversion feature	(5,376,000)
Proceeds attributable to the Convertible Notes	$124,009

The Company calculated the fair value of the embedded conversion feature of the Convertible Notes using a Monte Carlo simulation, with the observable assumptions as provided in the table below. The significant unobservable inputs used in the fair value measurement of the reporting entity’s embedded conversion feature are expected stock prices, levels of trading and liquidity of the Company stock. Significant increases in the expected stock prices and expected liquidity would result in a significantly higher fair value measurement.  Significant increases in either the probability or severity of default of the host instrument would result in a significantly lower fair value measurement.

	As of
	May 16, 2013	December 31, 2013
Stock price on valuation date	$0.42	$0.42
Conversion price	0.52	0.52
Term (years)	1.25	.26
Expected volatility	60%	60%
Dividend yield	0%	0%
Weighted average risk-free interest rate	0.79%	1.75%
Trials	20,000	20,000
Aggregate fair value	$5,376,000	$5,573,000

The amortization of debt discount related to the Convertible Notes was $705,289, $0 and $705,289, respectively, for the year ended December 31, 2013, for the period October 30, 2012 (inception) through December 31, 2012, and for the period October 30, 2012 (inception) through December 31, 2013. As of December 31, 2013, the debt discount will be amortized over a remaining period of 0.6 years. The derivative liability related to the embedded conversion feature is revalued at each reporting period.  During the year ended December 31, 2013, for the period October 30, 2012 (inception) through December 31, 2012 and for the period October 30, 2012 (inception) through December 31, 2013, the Company recorded an increase of $197,000, $0 and $197,000, respectively, in the fair value of the derivative liability for the conversion feature of the Convertible Notes, which was recorded as a change in the fair value of derivative liabilities within the statement of operations.

F-16

ENERGOUS CORPORATION

(F/K/A DvineWave, Inc.)

(A Development Stage Company)

Notes to Financial Statements

Note 6 – Private Placement, continued

Placement Agent Agreement

On January 23, 2013, the Company entered into an agreement (the “Placement Agent Agreement”) with MDB Capital Group, Inc. (“MDB”), pursuant to which the Company appointed MDB to act as the Company’s placement agent in connection with the sale of the Company’s securities (“Offering or Offerings”). Specifically, MDB was the placement agent in connection with the sale of its Convertible Notes. The Placement Agent Agreement had an initial term of 180 days, and was renewed automatically upon the expiration of its initial term, after which it will continue in effect until it is terminated by either party with 60 days written notice to the other party.

In connection with the sale of the Convertible Notes, the Company paid MDB a cash fee of $538,393 and sold to MDB for $1,000 in cash, a warrant issued on May 16, 2013 (the “Financing Warrant”) to purchase shares of the Company’s common stock. The Financing Warrant was fully vested upon issuance, has a term of five years and may not be exercised until six months after the consummation of a qualifying firm commitment underwritten initial public offering. Pursuant to the terms of the Financing Warrant, the aggregate exercise price is fixed at $550,000, with the per share exercise price determined based upon 120% of the conversion price of the Convertible Notes upon the consummation of the IPO, or upon other events under which the Convertible Notes may convert. As of December 31, 2013, the Financing Warrant is exercisable into 881,410 shares of the Company’s common stock, respectively, assuming an exercise price of $0.624 per share (or 120% of the Convertible Notes conversion price of $0.52 per share)

In addition, in the event of a non-liquid exit transaction, as defined in the Financing Warrant agreement, the holder of the Financing Warrant may put the Financing Warrant back to the Company for a cash settlement at a fair value amount to be determined by appraisal and agreed to by both parties.

MDB shall have certain registration rights with respect to the common stock issued upon exercise of the Financing Warrant, including a one-time demand registration right with respect to such common stock.

Consulting Agreement

On January 23, 2013, the Company entered into a consulting agreement with MDB (the “Consulting Agreement”), pursuant to which MDB agreed to provide financial, strategic and intellectual property advisory services. The Consulting Agreement had an initial term of 180 days, and was renewed automatically upon the expiration of its initial term, after which it will continue in effect until it is terminated by either party with 30 days written notice to the other party.

As consideration for services provided under the Consulting Agreement prior to May 16, 2013, the Company sold to MDB for $1,500 in cash, a warrant (the “Consulting Warrant”) for the purchase of an aggregate of 1,110,131 shares of the Company’s common stock.

The Consulting Warrant was fully vested upon issuance, has a term of five years, an exercise price of $0.01 per share and may not be exercised until six months after the consummation of a qualifying firm commitment underwritten initial public offering. The Consulting Warrant may be exercised on a cashless basis. In addition, in the event of a non-liquid exit transaction, as defined in the Consulting Warrant, the holder of the Consulting Warrant may put the Consulting Warrant back to the Company for a cash settlement at a fair value amount to be determined by appraisal and agreed to by both parties.

MDB shall have certain registration rights with respect to the common stock issued upon exercise of the Consulting Warrant, including a one-time demand registration right with respect to such common stock.

F-17

ENERGOUS CORPORATION

(F/K/A DvineWave, Inc.)

(A Development Stage Company)

Notes to Financial Statements

Note 6 – Private Placement, continued

Accounting for the Financing Warrant and the Consulting Warrant

The Company determined, based upon authoritative guidance, that both the Financing Warrant and the Consulting Warrant qualified as derivative instruments.  Accordingly, these instruments have been classified as derivative liabilities in the accompanying balance sheet as of December 31, 2013.  Derivative liabilities are initially recorded at fair value and are then re-valued at each reporting date, with changes in fair value recognized in earnings during the reporting period.

The Company calculated the fair value of the Financing Warrant and the Consulting Warrant using a Monte Carlo simulation, with the observable assumptions as provided in the table below.   The significant unobservable inputs used in the fair value measurement of the reporting entity’s Financing Warrant and the Consulting Warrant are expected stock prices, levels of trading and liquidity of the Company’s common stock. Significant increases in the expected stock prices and expected liquidity would result in a significantly higher fair value measurement.  Significant increases in either the probability or severity of default of the host instrument would result in a significantly lower fair value measurement.

Provided below are the principal assumptions used in the measurement of the fair values of the Financings Warrant and the Consulting Warrant as of May 16, 2013 and December 31, 2013.

	As of May 16, 2012		As of December 31, 2013
	Financing Warrant	Consulting Warrant	Financing Warrant	Consulting Warrant
Stock price on valuation date	$0.42	$0.42	$0.42	$0.42
Exercise price	$0.624	$0.01	$0.624	$0.01
Term (years)	5.00	5.00	4.38	4.38
Expected volatility	60%	60%	60%	60%
Dividend yield	0%	0%	0%	0%
Weighted average risk-free interest rate	0.79%	0.79%	1.75%	1.75%
Number of warrants	881,410	1,110,131	881,410	1,110,131
Number of trials	20,000	20,000	20,000	20,000
Aggregate fair value	$186,500	$537,500	$175,000	$529,000

The initial fair value of the Financing Warrant was $186,500 and was accounted for as derivative issuance expense and along with the other derivative issuance expenses (see below), was expensed upon the issuance of the Convertible Notes. The initial fair value of the Consulting Warrant was $537,500, and was expensed immediately as a consulting fee and was recorded within general and administrative expenses in the statement of operations for the year ended December 31, 2013. During the year ended of December 31, 2013, the Company recorded an aggregate decrease of $20,000 in the fair value of the derivative liability for the Financing Warrant and the Consulting Warrant, which was recorded as a change in the fair value of derivative liabilities within the statement of operations.

F-18

ENERGOUS CORPORATION

(F/K/A DvineWave, Inc.)

(A Development Stage Company)

Notes to Financial Statements

Note 6 – Private Placement, continued

Derivative Issuance Expenses

Derivative issuance expenses incurred in connection with the Private Placement are shown below and were expensed upon the issuance of the Convertible Notes, as substantially all the value was attributable to the derivative instruments.

For the Year Ended December 31, 2013
Fair value of Financing Warrant	$186,500
Cash placement agent fee	538,393
Legal and other expenses	162,169
Total	$887,062

Patent Assignment

On May 16, 2013, the Company entered into a patent assignment and Security Agreement with the Investors, in order to grant a continuing security interest in the patents included as collateral pledged in connection with the Convertible Notes.

Note 7 – Commitments and Contingencies

Consulting Agreements

On May 14, 2013, the Company entered into a consulting agreement with Cheryl Sanchez, the sister of one of the directors and stockholders of the Company, for Ms. Sanchez to provide finance, accounting and other advisory services (“Finance Consulting Agreement”). Ms. Sanchez was paid at a rate of $21,550 per month. In connection with the execution of the Finance Consulting Agreement, Ms. Sanchez purchased for $35,464 in cash, 354,640 shares of the Company’s common stock, under the Company’s 2013 Stock Plan (See Note 9 – Stock Based Compensation). The Company’s board of directors determined that the purchase price of $0.10 per share represented the fair value of these shares upon issuance, and further concluded that no compensation was deemed to be awarded to Ms. Sanchez in connection with this share issuance. The Finance Consulting Agreement was terminated effective November 30, 2013. In connection with the termination of the Finance Consulting Agreement, the Company repurchased for $29,533 a total of 295,533 shares of restricted common stock from Ms. Sanchez.

Operating Lease

On October 4, 2013, the Company executed an eight month lease for 3,562 square feet of office space in Pleasanton California from an affiliate of Greg Brewer, one of the Company’s directors. The base rent is $6,055 per month. The Company has the right to terminate the lease upon 30 days written notice.

F-19

ENERGOUS CORPORATION

(F/K/A DvineWave, Inc.)

(A Development Stage Company)

Notes to Financial Statements

Note 7 – Commitments and Contingencies, continued

Employment Agreements

The following is a summary of the employment arrangements with our executive officers as currently in effect.

Stephen Rizzone

The Company entered into an employment agreement with Stephen Rizzone, the Company’s President, Chief Executive Officer and chairman of the board of directors, effective October 1, 2013. The employment agreement has no specific term and constitutes at-will employment. Mr. Rizzone’s current annual base salary is $150,000, although his annual base salary will increase to $300,000 immediately following our initial public offering, and he is eligible for up to five annual cash bonuses of up to $30,000 each (one each with respect to our fiscal quarters and one with respect to our fiscal year) based upon achievement of performance-based objectives established by our board of directors. Pursuant to Mr. Rizzone’s employment agreement, he was granted a ten year option to purchase 1,100,000 shares of common stock on December 12, 2013 under our 2013 Equity Incentive Plan that vests over four years in 48 equal monthly installments. Mr. Rizzone’s employment agreement provides that upon the consummation of our initial public offering he will receive an additional option award so that together with Mr. Rizzone’s December 2013 option award the two option awards combined represent six percent (6%) of the Company’s outstanding shares on a fully-diluted basis. The second option award, if issued, will vest over the same vesting schedule as Mr. Rizzone’s December, 2013 option award.

If Mr. Rizzone’s employment is terminated due to his death or disability, by the Company without cause or if Mr. Rizzone resigns for good reason, Mr. Rizzone will be entitled to receive (i) one year of his base salary at the rate then in effect, (ii) five performance bonuses (each equal to the average of the performance bonus paid with respect to the two fiscal quarters, or the fiscal quarter-end and fiscal year-end, as applicable, immediately preceding Mr. Rizzone’s termination or resignation) (iii) reimbursement of Mr. Rizzone’s cost of COBRA coverage for one year, and (iv) twenty-five percent (25%) of the options to purchase shares of common stock subject to Mr. Rizzone’s option awards described above will vest immediately and become exercisable, and, along with any previously vested and unexercised options, may be exercised by Mr. Rizzone within one year following his termination or resignation. However, if a Liquidation Event (as defined below) shall occur within one year of Mr. Rizzone’s termination without cause or his resignation for good reason, all of Mr. Rizzone’s option awards described above will vest immediately and become exercisable. Mr. Rizzone’s employment agreement provides that if the Company experiences a Liquidation Event (as defined below), Mr. Rizzone’s employment with the Company will be terminated and the Company will enter into a consulting agreement with Mr. Rizzone that entitles him to the following during its term: (i) continued payment of Mr. Rizzone’s base salary at the rate then in effect, (ii) continued payment of Mr. Rizzone’s performance bonuses described above, and (iii) continued payment of benefits that are substantially similar to those of the Company’s other senior executive officers, and (iv) continuation of the vesting period of the option awards described above. The term of the consulting agreement between the Company and Mr. Rizzone shall expire on the later of two years from the date of the Liquidation event or October 1, 2017. For purposes of Mr. Rizzone’s employment agreement, a Liquidation Event means a merger, acquisition, consolidation or other transaction (other than an equity financing) following which our stockholders prior to such transaction hold less than fifty percent (50%) of our outstanding voting securities of the acquiring or surviving entity, or a sale, license or transfer of all or substantially all of our assets.

If Mr. Rizzone resigns without good reason, he will be entitled to his base salary at the rate then in effect up to and through the effective date of his resignation, along with any unreimbursed reasonable, out-of-pocket business expenses incurred by Mr. Rizzone in the performance of his duties.

F-20

ENERGOUS CORPORATION

(F/K/A DvineWave, Inc.)

(A Development Stage Company)

Notes to Financial Statements

Note 7 – Commitments and Contingencies, continued

Stephen Rizzone, continued

Mr. Rizzone is also eligible to receive benefits that are substantially similar to those of the Company’s other senior executive officers. Mr. Rizzone is subject to certain restrictive covenants, including non-solicitation of employees, consultants and customers and non-competition each for a period one year following termination of his employment with the Company.

Michael Leabman

We entered into an employment agreement with Michael Leabman, the Company’s Chief Technology Officer, effective October 1, 2013. The employment agreement has no specific term and constitutes at-will employment. Mr. Leabman’s current annual base salary is $250,000, and he is eligible for an annual performance based bonus award of up to twenty percent (20%) of his base salary based upon achievement of performance-based objectives established by our Chief Executive Officer and board of directors. Pursuant to Mr. Leabman’s employment agreement, he is entitled to a ten year option to purchase 230,000 shares of common stock under our 2013 Equity Incentive Plan that vests 3/48th on the date of grant, and will vest 1/48th monthly over the following 45 months. Mr. Leabman’s employment agreement provides that upon the consummation of our initial public offering, if Mr. Leabman’s option award plus any Company securities he currently owns represent less than three percent (3%) of the Company’s outstanding shares on a fully-diluted basis, he shall be entitled to a second option award which will entitle him to purchase that number of shares of our common stock such that the two option awards combined plus any Company securities he currently owns represent three percent (3%) of the Company’s outstanding shares on a fully-diluted basis. The second option award, if issued, will vest over the same vesting schedule as Mr. Leabman’s initial option award.

If Mr. Leabman’s employment is terminated due to his death or disability, by the Company without cause or if Mr. Leabman resigns for good reason, Mr. Leabman will be entitled to receive (i) one year of his base salary at the rate then in effect, (ii) a performance bonuses each equal to the total performance bonuses paid to Mr. Leabman in the calendar year immediately preceding Mr. Leabman’s termination or resignation (iii) reimbursement of Mr. Leabman’s cost of COBRA coverage for one year, and (iv) twenty-five percent (25%) of the options to purchase shares of common stock subject to Mr. Leabman’s option awards described above will vest immediately and become exercisable, and, along with any previously vested and unexercised options, may be exercised by Mr. Leabman within one year following his termination or resignation. However, if a Liquidation Event (as defined below) shall occur within one year of Mr. Leabman’s termination without cause or his resignation for good reason, all of Mr. Leabman’s options to purchase shares of common stock pursuant to the option awards described above will vest immediately and become exercisable.

In addition to those benefits described above, if Mr. Leabman’s employment is terminated by the Company without cause or he resigns for Good Reason within 18 months of a Liquidation Event (as defined below), all of Mr. Leabman’s options to purchase shares of common stock pursuant to the option awards described above will vest immediately and become exercisable. For purposes of Mr. Leabman’s employment agreement, a Liquidation Event has the same meaning as in Mr. Rizzone’s employment agreement.

If Mr. Leabman resigns without good reason, he will be entitled to his base salary at the rate then in effect up to and through the effective date of his resignation, along with any unreimbursed reasonable, out-of-pocket business expenses incurred by Mr. Leabman in the performance of his duties.

F-21

ENERGOUS CORPORATION

(F/K/A DvineWave, Inc.)

(A Development Stage Company)

Notes to Financial Statements

Note 7 – Commitments and Contingencies, continued

Michael Leabman, continued

Mr. Leabman is also eligible to receive benefits that are substantially similar to those of the Company’s other senior executive officers. Mr. Leabman is subject to certain restrictive covenants, including non-solicitation of employees, consultants and customers and non-competition each for a period one year following termination of his employment with the Company.

Note 8 – Stockholders’ Deficiency

Authorized Capital

The holders of the Company’s common stock are entitled to one vote per share. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. Upon the liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in all assets of the Company that are legally available for distribution.

Series AA Preferred Stock

During the period from October 30, 2012 (inception) through May 9, 2013, the Company was authorized to issue shares of its Series AA Preferred Stock. The Series AA Preferred Stock ranked senior to the Company’s common stock. The Series AA Preferred Stock was subordinate and ranked junior to all indebtedness of the Company. No shares of the Series AA Preferred Stock were ever issued.

Common Stock Issued

On November 8, 2012, the Company sold 7,680,000 shares of its common stock at a price of approximately $.0013 per share and representing aggregate proceeds of $10,000 to DvineWave Holdings LLC, an entity formed by the parents of Michael Leabman, the Company’s founder and prior to September 30, 2013, also its President and its Chief Technology Officer, to make an investment in the Company.

On January 28, 2013, Company sold 320,000 shares of its common stock to Michael Leabman at a price of approximately $.0013 per share for aggregate proceeds of $417.

On March 4, 2013, the Company sold 2,666,666 shares of its common stock at a price of $0.06 per share to Absolute Ventures LLC, an affiliate of Mr. Greg Brewer, one of the Company’s directors for aggregate proceeds of $160,000.

On May 7, 2013, the Company sold 80,000 shares of its common stock at a price of $0.06 per share to MS Investments, an affiliate of one of the company’s legal firms, Much Shelist, P.C. for aggregate proceeds of $4,800.

Reverse Stock Split

In December 2013 the Company’s board of directors and stockholders holding a majority of outstanding voting power, approved resolutions authorizing the Company’s board of directors to effect a reverse split of the Company’s common stock at an exchange ratio of between one-for-two and one-for-ten, with the board of directors retaining the discretion as to whether to implement the reverse split and which exchange ratio to implement.  Share numbers in these financial statements do not reflect the effect of the anticipated reverse stock split.

F-22

ENERGOUS CORPORATION

(F/K/A DvineWave, Inc.)

(A Development Stage Company)

Notes to Financial Statements

Note 9 – Stock Based Compensation

Adoption of 2013 Stock Plan

Effective as of May 9, 2013, the Board adopted the 2013 Stock Plan of DvineWave Inc. (the “2013 Stock Plan”). The 2013 Stock Plan was administered by the Board, and provided for the issuance of incentive and non-incentive stock options, stock purchase rights and restricted stock units, for the purchase of up to a total of 4,217,352 shares of the Company’s common stock to the Company’s employees and consultants (as determined by the Board). The Board, or a committee of the Board, had the authority to determine the amount, type and terms of each award. Pursuant to the 2013 Stock Plan, each option grant must have had an exercise price at or above the fair market value of the Company’s common stock on the date of grant in the case of a non-statutory stock option, or until the Company’s securities are listed on a recognized exchange, at 85% of fair value (as determined) under the 2013 Stock Plan of DvineWave Inc. (See Note 8 – Commitments and Contingencies).

Adoption of Equity Incentive Plan

In December 2013 the Company’s board and stockholders approved the “2013 Equity Incentive Plan”, providing for the issuance of equity based instruments aggregating an initial total of 4,158,245 shares which completely replaces the 2013 Stock Plan.

Grant of Stock Option

On December 12, 2013, Mr. Rizzone, the Company’s Chief Executive Officer, was granted an option under the 2013 Equity Incentive Plan to purchase 1,100,000 shares of the Company’s common stock, at a price of $0.42 per share, with a term of ten years and which vests 1/48 for each completed month of service and for purposes of vesting only, the first completed month of service was determined to be October 2013.

The option has a grant date fair value of $258,373 utilizing the Black-Scholes option pricing model. The fair value of the employee stock option granted was estimated using the following assumptions:

December 12, 2013
Price of Company’s stock	$0.42
Dividend yield	0.00%
Expected volatility	60.0%
Risk-free interest rate	1.79%
Expected life	5.93 years

As of December 31, 2013 unamortized compensation expense related to unvested stock options was $240,225 which is expected to be recognized over a weighted average period of 3.7 years.

F-23

ENERGOUS CORPORATION

(F/K/A DvineWave, Inc.)

(A Development Stage Company)

Notes to Financial Statements

Note 9 – Stock Based Compensation

Stock Option Award Activity

A summary of the status of the Company’s stock option plans and the changes during the years ended December 31, 2013 and 2012, is presented in the table below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Life In Years	Intrinsic Value
Outstanding October 30, 2012 (inception)	-
Issued	-
Exercised	-
Forfeited	-
Outstanding December 31, 2012	-
Issued	1,100,000	$0.42	$0.23
Exercised	-
Forfeited	-
Outstanding December 31, 2013	1,100,000	$0.42	$0.23	9.9 years	$-

Exercisable at December 31, 2013	68,750	$0.42	$0.23	9.9 years	$-

F-24

ENERGOUS CORPORATION

(F/K/A DvineWave, Inc.)

(A Development Stage Company)

Notes to Financial Statements

10. Income Taxes

For the year ended December 31, 2013 and for the period October 30, 2012 (inception) through December 31, 2012, we incurred losses of $5,521,081 and $21,287, respectively.

Significant components of the Company’s net deferred tax assets at December 31, 2013 and 2012 are as follows:

	December 31,
Deferred tax assets:	2013	2012
Net operating loss carryforwards	$900,830	$-
Research and development costs	845,900	6,807
Start-up and organizational costs	1,554	1,665
Stock-based compensation	647	-
Other accruals	90,680	-
Total gross deferred tax assets	1,839,611	8,472
Less: valuation allowance	(1,839,611)	(8,472)
Deferred tax assets, net	$-	$-

As of December 31, 2013, the Company had approximately $2,263,391 of federal and state net operating losses (“NOL”), available for income tax purposes that may be carried forward to offset future taxable income, if any. The federal carryforwards expire in the year 2033.

If not used, these NOL’s may be subject to limitation under Section 382 of the Internal Revenue Code (“IRC”) should there be a greater than 50% ownership change as determined under the regulations. The Company’s net deferred tax assets are subject to a 100% valuation allowance because it is currently more likely than not that the benefit of the net deferred tax asset will not be realized in future periods. The valuation allowances related to the Company’s net deferred tax assets increased by approximately $1,831,139 and $8,472 for the periods ended December 31, 2013 and 2012, respectively.

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

	For the Year Ended December 31, 2013	For the period October 30, 2012 (Inception) through December 31, 2012
Tax benefit at federal statutory rate	(34.0)%	(34.0)%
State income taxes	(5.8)	(5.8)
Permanent difference:
Stock based compensation	0.1	-
Derivative instrument issuance - financing warrant	1.3	-
General and administrative expense - consulting warrant	3.9	-
Change in fair value of derivative liability	1.3	-
Increase in valuation allowance	33.2	39.8
Effective income tax rate	0.0%	0.0%

F-25

ENERGOUS CORPORATION

(F/K/A DvineWave, Inc.)

(A Development Stage Company)

Notes to Financial Statements

Note 11 – Subsequent Events

Employee Option Grants

On January 7, 2014, the Company’s board of directors granted, net of forfeitures through March 20, 2014, to various employees and consultants, stock options to purchase an aggregate of 1,826,000 shares of our common stock at an exercise price of $0.625 per share. Included in the grant was an option to purchase 230,000 shares of common stock to Michael Leabman, Chief Technical Officer pursuant to his employment contract and an option to purchase 320,000 shares of common stock to Thomas Iwanski, Interim Chief Financial Officer, 320,000 shares of common stock to George Holmes, Vice President of Sales and Marketing and 1,276,000 to other employees of the Company. These stock option grants were issued from the 2013 Stock Plan. The option awards granted to Mr. Leabman vested 3/48ths on the date of grant, and will vest 1/48th monthly over the following 45 months. The option award granted to Mr. Iwanski and Mr. Holmes will cliff vest 25% of the award on October 1, 2014 and then will vest 1/48 th of the initial award monthly for the following 36 months. Option awards granted to all other employees and consultants cliff vest 25% of the award on the later of the first anniversary of the date they started working for the Company or October 1, 2014 and then will vest 1/48th of the initial award monthly for the following 36 months.

On March 15, 2014, the Company’s board of directors granted to a single employee a stock option to purchase 320,000 shares of the Company’s common stock at an exercise price of $1.25.  The option award granted to the employee cliff vests 25% of the award on the anniversary of the employee’s start date and then will vest 1/48th of the initial award monthly during the following 36 months.

Investor Relations Agreement

Effective January 13, 2014, the Company entered into an agreement with a vendor (“IR Firm”) to provide investor relations services to the Company. Pursuant to the agreement, in addition to monthly cash compensation of $8,000 per month, upon the consummation of the IPO the Company will issue a consulting warrant (“IR Consulting Warrant”) for the purchase of 143,640 shares of common stock. The IR Consulting Warrant will have a strike price equivalent to 130% of the IPO price. The IR Consulting Warrant will have an initial catch up vesting equivalent to 11,970 shares per month of service, partial months to be prorated on a thirty (30) day basis, from the effective date of this agreement until the date the IPO is effective. Thereafter, the IR Consulting Warrant will vest at a rate of 11,970 shares per month of service. In addition, the Company will issue to the IR Firm incentive warrants (“IR Incentive Warrants”) to purchase 19,950 shares of common stock with a strike price equal to the IPO price plus 30% for each qualified investor, institutional or brokerage firm that purchases at least $250,000 in value of the Company’s common shares at the IPO price or greater in the open market on or after the 46th day following completion of the IPO. All IR Incentive Warrants granted during a six month period will collectively vest at each six-month anniversary. Shares underlining both the IR Consulting Warrant and the IR Incentive Warrants will be subject to any Company lock-up period consistent with other stockholders. Both the IR Consulting Warrant and IR Incentive Warrants will have an expiration date four (4) years from the grant date. The shares underlying both the IR Consulting Warrant and the IR Incentive Warrants will either be registered at the next available opportunity or the warrants will include a cashless exercise provision.

2014 Non-Employee Equity Compensation Plan

On March 6, 2014, after the Company received waivers and consents from MDB and greater than 50% of the holders of the Convertible Notes, the Company’s board of directors and stockholders approved the 2014 Non-Employee Equity Compensation Plan for the issuance of 997,000 shares of common stock to directors and other non-employees.

F-26

ENERGOUS CORPORATION

(F/K/A DvineWave, Inc.)

(A Development Stage Company)

Notes to Financial Statements

Note 11 – Subsequent Events, continued

Amendment to 2013 Equity Incentive Plan

On March 6, 2014, after the Company received waivers and consents from MDB and greater than 50% of the holders of the Convertible Notes, the Company’s board of directors and stockholders approved the First Amendment to the 2013 Equity Incentive Plan which provided for an increase in the aggregate number of shares of common stock that may be issued pursuant to the Plan to equal 18% of the total number of shares of common stock outstanding immediately following the completion of the IPO (assuming for this purpose) the issuance of all shares issuable under the Company’s equity plans, the conversion into common stock of all outstanding securities that are convertible by their terms into common stock and the exercise of all options and warrants exercisable for shares of common stock and including shares and warrants issued to the underwriters for such IPO upon exercise of its over-allotment options.

Director Option Grants

On February 27, 2014, the Company granted non-qualified stock options for the purchase of 103,656 shares of the Company’s common stock each to two new independent directors of the Company as part of their compensation for serving on the Company’s board of directors. The options have an exercise price of $0.91 per share and have a term of ten years. The Options vest 25% on March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014. Unless otherwise modified, the grantees have one-year after separation of service to exercise any vested options. The shares underlining these options are subject to a one year lock-up beginning with the effective date of the IPO.

On March 15, 2014 and March 20, 2014, the Company granted non-qualified stock options from the 2014 Non-Employee Equity Compensation Plan for the purchase of an aggregate of 138,776 shares of the Company’s common stock to two new independent directors of the Company as part of their compensation for serving on the Company’s board of directors. The options have a weighted average exercise price of $1.37 per share and have a term of ten years. The Options vest 25% on March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014. Unless otherwise modified, the grantees have one year after separation of service to exercise any vested options. The shares underlying these options are subject to a one year lock up beginning with the effective date of the IPO.

Company Name Change

On January 2, 2014, the board of directors and stockholders approved the name change for the Company to Energous Corporation from DvineWave Inc.

Sale of Common Stock

The Company entered into a stock purchase agreement dated March 7, 2014, under which a strategic investor has agreed to purchase 840,000 shares of our common stock $0.0001 par value for gross proceeds of $1,000,000. In connection with this sale, the Company will pay a commission of $100,000 to MDB. The shares to be issued are subject to the one year lock-up and a one year voting control agreement.

F-27

ENERGOUS CORPORATION

(F/K/A DvineWave, Inc.)

(A Development Stage Company)

Notes to Financial Statements

Note 11 – Subsequent Events, continued

Amendment to Certificate of Incorporation

On February 25, 2014, the Company’s board of directors and stockholders approved the Second Amended and Restated Certificate of Incorporation which increased the authorized shares to 60,000,000 of which 10,000,000 shares are designated as preferred stock. In addition, a special meeting of stockholders can only be called by the Chairman, Chief Executive Officer, President or the majority of the board of directors and shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Any actions required, as a result of a special stockholder meeting, can only be taken upon the vote of the stockholders and not by written consent. The stockholders empowered the board of directors at any time prior to the effectiveness of the filing of this Second Amendment and Restated Certificate to abandon the proposed amendment.

Note 12 – Unaudited Pro Forma Earnings per Share

The Company has filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission in connection with a proposed offering of its securities. The board of directors has been authorized by the Company’s stockholders to effect a reverse stock split of its common stock following the effectiveness of the registration statement and prior to the closing of the offering at at exchange ratio of between one-for-two and one-for-ten. The reverse stock split is subject to adjustment at the discretion of the Board of Directors. The unaudited proforma basic and diluted earnings per share for the year ended December 31, 2013 and for the period October 30, 2012 (inception) through December 31, 2012 gives to effect to the assumed 1-for-3.99 reverse stock split.

Since the 1-for-3.99 reverse stock split is to be effected after the effectiveness of the registration statement, the historical share information included in the accompanying consolidated financial statements and notes hereto do not assume the 1 for 3.99 reverse stock split, and accordingly have not been adjusted.

F-28

4,000,000 Shares of Common Stock

Energous Corporation

PROSPECTUS

MDB Capital Group, LLC

Until            , 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of our common stock being registered hereby, all of which will be borne by us (except any underwriting discounts and commissions and expenses incurred for brokerage, accounting, tax or legal services or any other expenses incurred in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC Filing Fee	$4,000
FINRA Fee	$5,200
Underwriter’s Legal Fees and Expenses.	$175,000
Nasdaq Fee	$50,000
Printing Expenses	$10,000
Accounting Fees and Expenses	$100,000
Legal Fees and Expenses	$250,000
Transfer Agent and Registrar Expenses	$10,000
Miscellaneous	$145,800

Total	$750,000

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the certificate of incorporation of Energous Corporation, a Delaware corporation.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

In the case of an action by or in the right of the corporation, Section 145 of the DGCL permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

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Section 145 of the DGCL also permits a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Article IX of our Amended and Restated Certificate of Incorporation states that our directors shall not be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or to our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.  If the Delaware General Corporation Law is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Article X of our Amended and Restated Certificate of Incorporation authorizes us, to the fullest extent permitted by applicable law, to provide indemnification of (and advancement of expenses to) our directors, officers, employees and agents (and any other persons to which the Delaware General Corporation Law permits us to provide indemnification) through bylaw provisions, agreements with such directors, officers, employees, agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by the Delaware General Corporation Law, with respect to actions for breach of duty to this corporation, its stockholders, and others.

Article VI of our Bylaws provides that we shall, to the maximum extent and in the manner permitted by the Delaware General Corporation Law, indemnify each of our directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company. The right to indemnification conferred by Article VI is a contract right and includes the right to be paid by us the expenses incurred in defending any action or proceeding for which indemnification is required or permitted following authorization thereof by the Board of Directors shall be paid in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnified party is not entitled to be indemnified as authorized in Article VI.  We may maintain insurance, at our expense, to protect the Company and any of our directors, officers, employees or agents against any such expense, liability or loss, whether or not we have the power to indemnify such person.

As permitted by the DGCL, we have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify such persons against various actions including, but not limited to, third-party actions where such director or executive officer, by reason of his or her corporate status, is a party or is threatened to be made a party to an action, or by reason of anything done or not done by such director in any such capacity. We intend to indemnify directors and executive officers against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf such directors or executive officers and for any expenses actually and reasonably incurred by such directors or executive officers in connection with such action, if such directors or executive officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. We also intend to advance to our directors and executive officers expenses (including attorney’s fees) incurred by such directors and executive officers in advance of the final disposition of any action after the receipt by the Company of a statement or statements from directors or executive officers requesting such payment or payments from time to time, provided that such statement or statements are accompanied by an undertaking, by or on behalf of such directors or executive officers, to repay such amount if it shall ultimately be determined that they are not entitled to be indemnified against such expenses by the Company.

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The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification or advancement of expenses, including, among others, provisions about providing notice to the Company of any action in connection with which a director or executive officer seeks indemnification or advancement of expenses from the Company and provisions concerning the determination of entitlement to indemnification or advancement of expenses.

Prior to the closing of this offering we plan to enter into an underwriting agreement, which will provide that the underwriters are obligated, under some circumstances, to indemnify our directors, officers and controlling persons against specified liabilities.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we issued the following securities without registration under the Securities Act of 1933, as amended (the “Securities Act”).

Stock, Warrants and Convertible Subordinated Notes

On May 14, 2013, we sold 354,640 shares of common stock to a former consultant of the Company for proceeds of $35,464. We relied on the exemption provided by Section 4(a)(2) of the Securities Act of 1933 to make the offering inasmuch as the investor was accredited and there was no form of general solicitation or general advertising relating to the offer. On December 12, 2013, pursuant the restricted stock purchase agreement between the Company and the consultant, the Company repurchased 295,533 shares of common stock from the consultant at the original purchase price per share paid by the consultant.

On May 7, 2013, we sold 80,000 shares of common stock to MS Investments, LLC for proceeds of $4,800. We relied on the exemption provided by Section 4(a)(2) of the Securities Act of 1933 to make the offering inasmuch as the investor was accredited and there was no form of general solicitation or general advertising relating to the offer.

On March 1, 2013, we sold 2,666,666 shares of common stock to Absolute Ventures LLC for proceeds of $160,000. We relied on the exemption provided by Section 4(a)(2) of the Securities Act of 1933 to make the offering inasmuch as the investor was accredited and there was no form of general solicitation or general advertising relating to the offer.

On November 8, 2012, we sold 7,680,000 shares of common stock to DvineWave Holdings LLC, an entity formed by the parents of Michael Leabman, our Chief Technology Officer, to make an investment in the Company, for proceeds of $10,000. We relied on the exemption provided by Section 4(a)(2) of the Securities Act of 1933 to make the offering inasmuch as the investor was accredited and there was no form of general solicitation or general advertising relating to the offer.

On January 28, 2013, we sold 320,000 shares of common stock to Michael Leabman, our Chief Technology Officer, for proceeds of $417. We relied on the exemption provided by Section 4(a)(2) of the Securities Act of 1933 to make the offering inasmuch as the investor was accredited and there was no form of general solicitation or general advertising relating to the offer.

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On May 16, 2013, we completed an offering of $5.5 million in principal amount of our senior secured convertible promissory notes.  The notes bear simple interest at 6%, and upon and during the occurrence of any specified event of default, the notes bear interest at 12%. The notes may be prepaid or converted into common stock with consent of the holder or the holders of a majority of the principal then outstanding under all the notes and upon certain events constituting a change in control of the Company. If we proceed with an initial public offering of our securities, as defined in the Securities Purchase Agreement, then there will be a mandatory conversion of the notes at a conversion price equal to a 50% discount to the per share initial public offering price (but not less than $0.52 or more than $1.04 per share). A note may also be converted in certain circumstances at the election of the holder of the note connection with a financing that is not an initial public offering, in which case the conversion price is to be equal to 50% of the price paid by the investors in such financing (but not less than $0.52 or more than $1.04 per share). In the event of an optional conversion by the holder of a Note during a continuing event of default, the conversion price would be $0.52; otherwise the optional conversion price would be $1.04.   We relied on the exemption provided by Rule 506 of Regulation D of the Securities Act of 1933 to make the offerings inasmuch as all of the investors were accredited and there was no form of general solicitation or general advertising relating to the offers.

On May 16, 2013, we issued to MDB Capital Group, LLC a warrant, subsequently amended, to purchase shares of our common stock as consideration for its service as placement agent in connection with our May 16, 2013 offering of senior secured convertible promissory notes. This warrant has a term of five years, an aggregate exercise price fixed at $550,000 and an initial per share exercise price of $0.52; provided that the per share exercise price for which the warrant is exercisable will be adjusted upon consummation of a qualifying firm commitment underwritten initial public offering, if any, based on the actual conversion price of the notes in such initial public offering or shall be adjusted to 120% of the then in effect conversion price of the notes upon the occurrence of a merger, acquisition, sale or other disposition of substantially all assets, certain transactions involving the acquisition of voting control of the Company or certain stock splits or similar transactions not effected in connection with any initial public offering of the Company. We relied on the exemption provided by Section 4(a)(2) of the Securities Act of 1933 to make the offering inasmuch as the investors were accredited and there was no form of general solicitation or general advertising relating to the offer. This warrant was subsequently amended and restated on December 13, 2013, solely to provide that it may not be exercised, except in certain circumstances, until six months following the Company’s initial public offering, to which this registration statement relates.

On May 16, 2013, we issued to MDB Capital Group, LLC, as consideration for consulting services rendered prior to the issuance date, a warrant to purchase 1,110,131 shares of our common stock. This warrant has a term of five years and a per share exercise price of $0.01. We relied on the exemption provided by Section 4(a)(2) of the Securities Act of 1933 to make the offering inasmuch as the investors were accredited and there was no form of general solicitation or general advertising relating to the offer. This warrant was subsequently amended and restated on December 13, 2013, solely to provide that it may not be exercised, except in certain circumstances, until six months following the Company’s initial public offering, to which this registration statement relates.

On January 21, 2014, we entered into a consulting agreement pursuant to which we agreed to grant a consultant a warrant to purchase 36,000 shares of our common stock and a warrant to purchase such number of shares of our common stock equal to 5,000 multiplied by that number of qualified investors or institutional or brokerage firms that purchase at least $250,000 worth of our common stock in the open market at the IPO price or greater on or after the 46th day following the completion of the IPO. Both warrants will have an exercise price equal to 130% of the IPO price of our common stock and a four year term. We relied on the exemption provided by Section 4(a)(2) of the Securities Act of 1933 to make the offering inasmuch as the investor was accredited and there was no form of general solicitation or general advertising relating to the offer.

On March 7, 2014, we entered into a stock purchase agreement with Hanbit Electronics Co. Ltd. pursuant to which such Hanbit agreed to purchase 210,526 shares of our common stock for gross proceeds of $1,000,000. We relied on the exemption provided by Section 4(a)(2) of the Securities Act of 1933 to make the offering inasmuch as the investor was accredited and there was no form of general solicitation or general advertising relating to the offer.

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Stock Options

On December 12, 2013, we granted to Stephen Rizzone, our President and Chief Executive Officer, an option to purchase an aggregate of 1,100,000 shares of our common stock at an exercise price of $0.42 per share. We received no consideration from these individuals in connection with the issuance of such options.

On January 7, 2014, we granted, net of forfeitures through March 20, 2014, to 12 of our employees and consultants options to purchase an aggregate of 2,146,000 shares of our common stock at an exercise price of $0.625 per share. We received no consideration from these individuals in connection with the issuance of such options.

On February 27, 2014 we granted two of our independent directors, Dr. Alexopoulos and Mr. Griffin, each an option award to purchase 103,656 shares of common stock.

On March 15, 2014 we granted an independent director, John Gaulding, an option award to purchase 75,862 shares of common stock.

On March 15, 2014 we granted one of our employees an option to purchase 320,000 shares of our common stock.

On March 20, 2014 we granted an independent director, Rex Jackson, an option award to purchase 62,914 shares of common stock.

All of the stock options described above were granted in reliance upon an available exemption from the registration requirements of the Securities Act, including those contained in Rule 701 promulgated under Section 3(b) of the Securities Act. Among other things, we relied on the fact that, under Rule 701, companies that are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act are exempt from registration under the Securities Act with respect to certain offers and sales of securities pursuant to “compensatory benefit plans” as defined under that rule. We believe that all of the options described above were issued pursuant qualifying “compensatory benefit plans”.

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ITEM 16.                      EXHIBITS

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation of Energous Corporation †
3.2	Bylaws of Energous Corporation †
4.1	Specimen Certificate representing shares of common stock of Energous Corporation *
4.2	Form of Underwriter’s Warrant *
4.3	Voting Agreement between the Company and Hanbit Electronics Co. Ltd. †
5.1	Opinion of K&L Gates LLP regarding the validity of the common stock being registered *
10.1	Engagement Agreement dated January 23, 2013 between the registrant and MDB Capital Group, LLC †
10.2	Engagement Agreement dated January 23, 2013 between the registrant and MDB Capital Group, LLC †
10.3	Form of Lock-Up Agreement *
10.4	Form of Securities Purchase Agreement between the registrant and investors for an offering completed on May 16, 2013 †
10.5	Form of Registration Rights Agreement between the registrant and investors for an offering completed on May 16, 2013 †
10.6	Form of Senior Secured Convertible Promissory Note issued by the registrant to investors in the offering completed on May 16, 2013 †
10.7	Form of Security Agreement between the registrant and investors for the offering completed on May 16, 2013 †
10.8	Executive Employment Agreement between the Company and Stephen R. Rizzone dated October 1, 2013 †
10.9	Executive Employment Agreement between the Company and Michael Leabman dated October 1, 2013 †
10.10	Form of Indemnification Agreement †
10.11	Form of Confidential Information and Invention Assignment Agreement †
10.12	Amended and Restated Warrant issued to MDB Capital Group, LLC (ARW-1) dated December 13, 2013 †
10.13	Amended and Restated Warrant issued to MDB Capital Group, LLC (ARW-2) dated December 13, 2013 †
10.14	Form of Lock-Up Agreement with MDB Capital Group, LLC *
10.15	Registration Rights Agreement between the registrant and MDB Capital Group, LLC dated May 16, 2013 †
10.16	Energous Corporation 2013 Equity Incentive Plan †
10.17	Form of stock option award under 2013 Omnibus Equity Incentive Plan †
10.18	Standard Industrial/Commercial Multi-Tenant Lease between the registrant and ProSoft Engineering, Inc. dated October 4, 2013 †
10.19	Form of Non-Statutory Option Award †
10.20	First Amendment to Energous Corporation 2013 Equity Incentive Plan †
10.21	2014 Non-Employee Equity Compensation Plan †
10.22	Form of stock option award under 2014 Non-Employee Equity Compensation Plan *
14.1	Code of Ethics †
23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm *
23.2	Consent of K&L Gates LLP (included in Exhibit 5.1) *
24.1	Power of Attorney (included on page II-9) *

*Filed herewith.

†Previously filed

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ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)         To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(6)         For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus as filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

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(7)         For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 21st day of March, 2014.

Energous Corporation

/s/ Stephen R. Rizzone
Stephen R. Rizzone
Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen R. Rizzone and Thomas Iwanski and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: March 21, 2014	/s/ Stephen R. Rizzone
Stephen R. Rizzone
Chief Executive Officer and Director
(Principal Executive Officer)

Dated: March 21, 2014	***
Michael Leabman
Chief Technology Officer and Director

Dated: March 21, 2014	/s/ Thomas Iwanski
Thomas Iwanski
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: March 21, 2014	***
Nicolaos Alexopoulos, Director

Dated: March 21, 2014	/s/ John Gaulding
John Gaulding, Director

Dated: March 21, 2014	***
Robert Griffin, Director

Dated: March 21, 2014	/s/ Rex Jackson
Rex Jackson, Director

***	By:	/s/ Stephen R. Rizzone
Stephen R. Rizzone
Attorney in fact

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